Exhibit 4(b)(viii)
Dated 10th March 2006
BHR Luxembourg S.à r.I.
and
Others
and
Cooperatie Westbridge Europe I U.A.
and Others
and
Westbridge Hospitality Fund L.P.
SALE AND PURCHASE AGREEMENT
relating to a portfolio of certain companies and businesses in continental Europe
KEEP THE ORIGINAL OF THIS DOCUMENT AND ALL CERTIFIED COPIES THEREOF OUTSIDE OF THE REPUBLIC OF AUSTRIA. BRINGING THIS DOCUMENT OR ANY CERTIFIED COPY OF THIS DOCUMENT INTO THE REPUBLIC OF AUSTRIA AS WELL AS ANY WRITTEN CONFIRMATION OR WRITTEN REFERENCE TO THIS DOCUMENT MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY.
Linklaters
One Silk Street
London EC2Y 8HQ
Telephone (44-20) 7456 2000
Facsimile (44-20) 7456 2222

Table of Contents

Contents		Page
1	Interpretation	1

2	Agreement to Sell	10

3	Consideration	11

4	Conditions	13

5	Pre-Completion	15

6	Completion	18

7	Employees, Pensions and Employee Incentives	19

8	European Business Indemnities	23

9	Post-Completion Adjustments	25

10	Warranties and Indemnities	26

11	Limitation of Sellers’ Liability	29

12	Claims	32

13	Guarantee	34

14	Confidentiality	35

15	Other Provisions	37

Schedule 1 (Clauses 2.1 and 2.2) Part 1 Details of Shares to be sold		54

Part 2 Details of Spanish Business to be sold		58

Part 3 Details of Austrian Business to be sold		60

Part 4 Details of German Business to be sold		61
 i

ii

Share Purchase Agreement
This Agreement is made on 10th March 2006
between:
(1)	BHR Luxembourg S.à r.l. a company incorporated in Luxembourg whose registered office is at L-1219 Luxembourg, 13, Rue Beaumont, 2nd Floor (the “Principal Seller”);

(2)	Each of the other Share Sellers and the Business Sellers whose names are set out in Schedule 1 (together with the Principal Seller, the “Sellers”);

(3)	Cooperatie Westbridge Europe I U.A. a company incorporated in The Netherlands whose registered office is at Naritaweg 165, 1043 BW Amsterdam (the “Principal Purchaser”);

(4)	Each of the other Share Purchasers and the Business Purchasers whose names are set out in Schedule 1 (together with the Principal Purchaser, the “Purchasers”); and

(5)	Westbridge Hospitality Fund, L.P. a company incorporated in Bermuda whose registered office is at Washington Mall West, 7 Reid Street, Hamilton HM11 acting through its general partner Westbridge Hospitality Management Limited whose registered address is at Washington Mall West, 7 Reid Street, Hamilton HM 11, Bermuda (the “Purchasers’ Guarantor”).
Whereas:
(A)	The Sellers have agreed to sell the Assets (as defined below) and to assume the obligations imposed on the Sellers under this Agreement;

(B)	The Purchasers have agreed to purchase the Assets and to assume the obligations imposed on the Purchasers under this Agreement; and

(C)	The Purchasers’ Guarantor has agreed to guarantee the obligations of the Purchasers under this Agreement.
It is agreed as follows:
1	Interpretation

In this Agreement, unless the context otherwise requires, the provisions in this Clause 1 apply:

1.1	Definitions

“Accounts Date” means 31 December 2004;

“Aggregated Financial Summary” means the pro-forma aggregated financial summary of the profit and loss accounts derived from the management accounts of the Hotels for the 4 years commencing 1 January 2001 and ended 31 December 2004;

“Agreed Terms” means, in relation to a document, such document in the terms agreed between the Sellers and the Purchasers and signed for identification by the Sellers’ Lawyers and the Purchasers’ Lawyers with such alterations as may be agreed in writing between the Principal Seller or the Sellers’ Lawyers on the one hand and the Principal

Purchaser or the Purchasers’ Lawyers on the other, from time to time and, for ease of reference, a list of documents in the agreed terms is set out at Schedule 4;
“Assets” means the Shares, the European Business, rights and other assets agreed to be sold pursuant to Clause 2;
“Assumed Liabilities” means the debts, liabilities, duties, costs, expenses or other obligations of every description, whether deriving from contract, common law, statute or otherwise, whether present or future, actual or contingent, ascertained or unascertained or disputed and whether owed or incurred severally or jointly and as principal or surety in respect of the European Business which are included in the European Business Net Asset Statement or are expressly assumed by the Purchasers under this Agreement or the Local Transfer Documents or any other document entered into pursuant to this Agreement;
“Audited Accounts” means, in relation to any Group Company, the audited accounts of that Group Company for the period ended on the Accounts Date;
“Austrian Business” means the business specified in Part A of Part 3 of Schedule 1 and agreed to be sold by the relevant Business Seller pursuant to Clause 2;
“Austrian Excluded Assets” means the property, rights and assets referred to in Part B of Part 3 of Schedule 1;
“Business Day” means a day which is not a Saturday, Sunday or a public holiday in England;
“Business Employees” means those employees of the Business Sellers who are, immediately prior to Completion, employed in the European Business (other than any specifically excluded by agreement with the Purchasers) and “Business Employee” means any one of them;
“Business Purchaser” means, in relation to each of the businesses referred to in Parts 2, 3 and 4 of Schedule 1, the company whose name is set out opposite the relevant business in Column 4 of such Schedule;
“Business Seller” means, in relation to each of the businesses referred to in Parts 2, 3 and 4 of Schedule 1, the company whose name is set out opposite the relevant business in Column 1 of such Schedule;
“Companies” means the companies details of which are set out in Part 1 of Schedule 2 and “Company” means any one of them;
“Completion” means the completion of the sale of the Assets pursuant to Clauses 6.1, 6.2 and 6.3 of this Agreement;
“Completion Amount” means: (i) the Initial Share Consideration plus the Estimated Net Current Assets; plus (ii) the Initial European Business Consideration plus the Estimated European Business Net Assets;
“Completion Date” means the date on which Completion takes place;
“Confidentiality Agreement” means the confidentiality agreement dated 8 September 2005 between Westmont International Development, Inc. and Intercontinental Hotels Group PLC pursuant to which the Sellers made available to the Purchasers certain confidential information relating to the Group Companies, the European Business and the Properties;

“Consultancy Agreement” means an agreement other than a contract of employment between a Consultant and with a Group Company, pursuant to which such Consultant provides personal services for a term of more than three months;
“Consultant” means an individual who undertakes to perform personally any services to a Group Company pursuant to a Consultancy Agreement on an annual fee (on the basis of a full time consultancy) in excess of €75,000;
“Data Room” means the on-line data room at http://www.datasite.com containing documents and information relating to the Group Companies, the European Business and the Properties made available by the Sellers, the contents of which are listed in the Schedule to the Disclosure Letter;
“Debt Assignment Agreement” means the assignment agreement in the Agreed Terms to be entered into and completed on Completion in order to assign the German Debt;
“Disclosure Letter” means the letter dated on the same date as this Agreement from the Principal Seller to the Purchasers disclosing:
(i)	information constituting exceptions to the Sellers’ Warranties; and

(ii)	details of other matters referred to in this Agreement;
“Encumbrance” means any claim, charge, mortgage, lien, option, equity, power of sale, hypothecation, retention of title, right of pre-emption, right of first refusal or other third party right or security interest of any kind with the exception of liens arising by operation of law in the ordinary course of business of any Group Company or the European Business;
“EONIA” means the Euro Overnight Index Average calculated by the European Central Bank;
“Environment” and “Environmental Law” have the meanings given to them in paragraph 10.1 of Schedule 8;
“Environmental Matter” means:
(a)	any contamination or pollution at, in, on or under or which emanates or migrates from the site occupied by the Holiday Inn Vienna South hotel, the Holiday Inn Hamburg Kielerstrasse hotel, the Express by Holiday Inn Valencia — San Louis hotel and the Express by Holiday Inn Alicante hotel; or

(b)	any breach of or obligation or liability under Environmental Law or any Environmental Permit relating to the Holiday Inn Vienna South hotel, the Holiday Inn Hamburg Kielerstrasse hotel, the Express by Holiday Inn Valencia -San Louis hotel and the Express by Holiday Inn Alicante hotel or the sites such hotels occupy;
“Estimated European Business Net Assets” means the sum of €1,069,000 (€(150,000) in respect of the Austrian Business, €608,000 in respect of the German Business and €611,000 in respect of the Spanish Business) being a realistic estimate of the European Business Net Assets as at 2400 hours (GET) at the end of the Completion Date;
“Estimated Net Current Assets” means the sum of €9,094,000 being a realistic estimate (derived from a company by company estimate) of Stock, Debtors, Inter-Group Receivables and Cash minus Trade Creditors, Inter-Group Payables, Corporate Income Tax and Seller Retained Costs (each as defined in Schedule 6) of the Group Companies as at 2400 hours (GET) at the end of the Completion Date;

“European Business” means the Austrian Business, the German Business and the Spanish Business;
“European Business Contracts” means all contracts, undertakings, arrangements and agreements which are to be transferred to the Business Purchasers in accordance with Clause 2.2.2 (excluding, for the avoidance of doubt, Sellers’ Group Contracts);
“European Business Net Assets Adjustment” means the amount by which the European Business Net Assets exceed the Estimated European Business Net Assets and payable pursuant to Clause 9.2.2(i) (such amount being expressed as a positive figure) or the amount by which the European Business Net Assets are less than the Estimated European Business Net Assets and payable pursuant to Clause 9.2.2(ii) (such amount being expressed as a negative figure);
“European Business Net Assets” means the cash sum representing the value of European Business Accrued Income, European Business Prepayments, European Business Guest Accounts, European Business Employees Accruals, European Business Stock and European Business Cash minus European Business Deferred Income, European Business Accruals and European Business Guest Deposits (each as defined in Schedule 7) as at 2400 hours (CET) at the end of the Completion Date as determined in accordance with Clause 9 and Schedule 7;
“European Business Net Asset Statement” means the statement to be prepared by the Principal Seller in respect of the European Business in accordance with Clause 9 and Schedule 7;
“Event” means any act, omission, event or transaction;
“Excluded Rights” means all subsisting rights of any Group Company as at Completion arising under the Split Contracts to the Relevant Extent;
“GAAP” means, in respect of each Company, generally accepted accounting standards, legal principles, guidelines, conventions, rules and procedures of accounting practice in the jurisdiction of incorporation of the relevant company;
“German Business” means the business specified in Part A of Part 4 of Schedule 1 and agreed to be sold by the relevant Business Seller pursuant to Clause 2;
“German Debt” means the loan of €35,000,000 from Holiday Inns (Germany) LLC to Holiday Inn Hotelgesellschaft mbH pursuant to a loan agreement to be entered into before Completion as permitted by Schedule 14;
“German Excluded Assets” means the property, rights and assets referred to in Part B of Part 4 of Schedule 1;
“Group” means the Group Companies and the European Business, taken as a whole;
“Group Companies” means the Companies and the Subsidiaries and “Group Company” means any one of them;
“Hazardous Substances” has the meaning given to it in paragraph 10.1 of Schedule 8;
“HI Vienna South Lease” means the lease between Holiday Inns BV (as lessee) and Immofinanz Immobilien Anlagen AG (as lessor) which was assigned to BHR Overseas (Finance) BV;

“Hotel Franchise Agreements” means the licence agreements between (1) each Group Company and each Business Purchaser and (2) Six Continents Hotels Inc. in the Agreed Terms;
“Hotels” means the hotel businesses as operated at the Properties as at the date hereof and “Hotel” means any one of them;
“Initial Share Consideration” means €226,998,216;
“Initial European Business Consideration” means €12,799,000 (€(1,800,000) in respect of the Austrian Business, €2,729,000 in respect of the German Business and €11,870,000 in respect of the Spanish Business);
“Intellectual Property” means trade marks, service marks, trade names, domain names, logos, get-up, patents, inventions, registered and unregistered design rights, copyrights, semi-conductor topography rights, database rights and all other similar rights in any part of the world (including Know-how) including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations;
“Inter-Group Debt” means all indebtedness due at Completion from the Group Companies to the Sellers’ Group and all indebtedness due at Completion from the Sellers’ Group to the Group Companies (excluding in each case any indebtedness arising in the ordinary course of business of such Group Companies and the German Debt), being the amounts specified in Schedule 12;
“Inter-Group Debt Balance” means the aggregate amount of the Inter-Group Debt specified in Part 1 of Schedule 12 less the aggregate amount of the Inter-Group Debt specified in Part 2 of Schedule 12 which equals €46,775,000;
“Inter-Group Payables” has the meaning given to it in Part 1 of Schedule 6;
“Inter-Group Receivables” has the meaning given to it in Part 1 of Schedule 6;
“Know-how” means confidential and proprietary industrial and commercial information and techniques in any form including (without limitation) drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, market forecasts, lists and particulars of customers and suppliers;
“Lease” means in relation to each Property which is leasehold, the lease(s) or underlease(s) or licence(s) under which the relevant Group Company holds such Property and includes the other documents supplemental thereto;
“Letting Document” means any lease, underlease, tenancy, licence or other agreement or arrangement (in each case as amended) giving rise to third party rights of occupation to which an Property is subject;
“Local Transfer Documents” means, in respect of the European Business, the documents in the Agreed Terms, necessary to effect the transfer of the European Business;
“Losses” means all losses, damages, liabilities, costs (including, without limitation, legal costs and experts’ and consultants’ fees), charges, expenses, actions, proceedings, claims and demands;

“Material Issues Reports on Title” means the reports on title in relation to the Properties prepared by the Sellers’ Property Lawyers each dated 9 March 2006 and addressed to the Principal Purchaser;
“Material Letting Document” means a Letting Document under which at the date of this Agreement the basic rent or other principal fee payable is equivalent to €75,000 per annum or more;
“Management Accounts” means the unaudited balance sheet and profit and loss account of each of the Hotels respectively for the 12 months ended 31 December 2005 and the 1 month ended 31 January 2006;
“Net Current Asset Adjustment” means the amount by which the Net Current Assets exceed the Estimated Net Current Assets and payable pursuant to Clause 9.2.1(i) (such amount being expressed as a positive figure) or the amount by which the Net Current Assets are less than the Estimated Net Current Assets and payable pursuant to Clause 9.2.1(ii) (such amount being expressed as a negative figure);
“Net Current Assets” means the cash sum representing the value of Stock, Debtors, Inter-Group Receivables and Cash minus Trade Creditors, Inter-Group Payables, Corporate Income Tax, Seller Retained Costs of the Group Companies and the Agreed Reduction as at 2400 hours (CET) at the end of the Completion Date minus the Agreed Reduction of €280,000 as determined in accordance with Clause 9 and Schedule 6;
“Net Current Asset Statement” means the statements to be prepared by the Principal Seller in accordance with Clause 9.1 and Schedule 6;
“Portfolio Franchise Agreement” means the franchise agreement between Six Continents Hotels Inc. and the Principal Purchaser in the Agreed Terms;
“Pre-Sale Reorganisation” means the pre-sale reorganisation of the Sellers’ Group and parts of the Group as referred to in the pre-sale reorganisation paper in the Agreed Terms;
“Pre-Sale Reorganisation Documents” means the documents in the Data Room and Disclosure Letter pursuant to which the Pre-Sale Reorganisation was implemented;
“Profit and Loss Transfer Agreements” means the profit and loss agreement between Holiday Inns (Germany) LLC (German branch) and Holiday Inn Hotelgesellschaft mbH and the profit and loss agreement between Holiday Inns (Germany) LLC (German branch) and Holiday Inns von Deutschland GmbH;
“Profit and Loss Transfer Agreements Adjustment” means the adjustment to the consideration for the Shares provided for in Clause 9.2.3 and Part 5 of Schedule 6;
“Properties” means the properties set out in Schedule 3 and “Property” means any one of them;
“Purchasers” means the Principal Purchaser, the Share Purchasers, the Business Purchasers and any Substitute Purchasers;
“Purchasers’ Group” means the Purchasers and their subsidiaries from time to time;
“Purchasers’ Lawyers” means Paul Hastings, Janofsky & Walker (Europe) LLP of 30 avenue de Messine, 75008 Paris, France;

“Relevant Employees” means those employees of the Group Companies who are immediately prior to the date of this Agreement and/or Completion employed in the Group and the Business Employees;
“Relevant Extent” means: (i) in respect of any right or obligation of any member of the Sellers’ Group pursuant to Clause 15.3 in respect of a Split Contract, solely to the extent the rights and obligations under such contract relate to any property or other asset owned by any member of the Sellers’ Group which is not being transferred to the Purchasers pursuant to this Agreement; and (ii) in respect of any right or obligation of any member of the Purchasers’ Group pursuant to Clause 15.3 in respect of a Split Contract, solely to the extent the rights and obligations under such contract relate to any of the Properties or other assets being transferred to the Purchasers pursuant to this Agreement;
“Relief means any loss, relief, allowance, credit, deduction, exemption or set-off in each case in respect of Tax or any right to the repayment of Tax;
“Retirement Benefit Arrangements” means those retirement benefit arrangements listed in Schedule 13;
“Sellers’ Group” means Intercontinental Hotels Group plc and its subsidiaries from time to time but excluding the Group Companies;
“Sellers’ Group Contracts” means the agreements to which a member of the Sellers’ Group is a party (or which are not transferred as part of the sale of the European Business) which relate partly but not exclusively to one or more of the Hotels or the Group Companies to the extent that at Completion the same remain to be completed or performed or remain in force;
“Sellers’ Lawyers” means Linklaters of One Silk Street, London EC2Y 8HQ United Kingdom;
“Sellers’ Property Lawyers” means Linklaters, Gassauer-Fleissner Rechtsanwalte GmbH, Chiomenti Studio Legale and Nauta Dutilh NV;
“Sellers’ Warranties” means the warranties given by the Principal Seller pursuant to Clause 10 and Schedule 8 and “Sellers’ Warranty” means any one of them;
“Senior Employee” means each General Manager of a Hotel and any other employee employed or engaged by a Group Company or who will transfer with the European Business on an annual base salary (on the basis of full-time employment) in excess of €100,000;
“Shares” means all the shares or interests in the capital of the Companies specified in Part 1 of Schedule 1 to the extent such shares held in Holiday Inns von Deutschland GmbH are not repurchased by such companies prior to Completion as permitted pursuant to this Agreement;
“Share Purchasers” means each of the companies listed in Schedule 1 as a purchaser of shares in the capital of one or more of the Companies;
“Share Sellers” means each of the companies listed in Schedule 1 as a seller of shares in the capital of one or more of the Companies;
“Spanish Business” means the business specified in Part 2 of Schedule 1 and agreed to be sold by the relevant Business Seller pursuant to Clause 2;

“Spanish Excluded Assets” means the property, rights and assets referred to in Part B of Part 2 of Schedule 1;

“Split Contracts” means the agreements to which a Group Company is a party (or which are transferred as part of the sale of the European Business) which relate partly but not exclusively to one or more of the Hotels to the extent that at Completion the same remain to be completed or performed or remain in force, including but not limited to those listed in Part 1 of Schedule 11;

“Subsidiaries” means the subsidiaries listed in paragraph 2 of Schedule 2 and “Subsidiary” means any one of them;

“Taxation” or “Tax” means any form of taxation and duty, impost or tariff in each case in the nature of taxation, whether chargeable directly or primarily against or attributable directly or primarily to the Group Companies or any other person, and including all interest and penalties thereon (save to the extent such penalties or interest are attributable to unreasonable delay by the Purchasers or by any member of the Purchasers’ Group after Completion or to the failure of the Purchasers to comply with their obligations under either this Agreement or the Tax Deed of Covenant), but excluding the uniform business rates, water rates, property rates, council taxes and all other similar rates and charges and other local (including for the avoidance of doubt regional) authority rates or charges and also excluding Deferred Tax (as defined in Schedule 6);

“Tax Authority” or “Taxation Authority” means any taxing or other authority competent to impose any liability in respect of Taxation or responsible for the administration and/or collection of Taxation;

“Tax Deed of Covenant” means the deed of covenant against Taxation in the Agreed Terms;

“Tax Statute” means any primary or secondary statute, instrument, enactment, order, law, by law or regulation making any provision for or in relation to Tax;

“Tax Warranties” means those of the Sellers’ Warranties which relate to Tax being contained in paragraph 13 of Schedule 8 to this Agreement and “Tax Warranty” means any one of them;

“Third Party Consents” means all consents, licences, approvals, permits, authorisations or waivers required from third parties for the assignment or transfer to the relevant Purchaser of any of the Split Contracts or European Business Contracts and “Third Party Consent” means any one of them;

“Transfer Regulations” means the local laws implementing the Acquired Rights Directive in the respective jurisdictions which means sections 3 - 6 AVRAG in Austria, section 613a BGB in Germany and Article 44 of the Spanish Workers’ Statute in Spain;

“USALI” means the Uniform System of Accounts for the Lodging Industry (9th revised edition) published by the American Hotel and Lodging Association; and

“VAT” means value added tax which may be levied in accordance with, but subject to permitted derogations from, EU Directive 77/388/EEC.

1.2	Modification etc. of Statutes

References to a statute or statutory provision include:

1.2.1	that statute or provision as from time to time modified, re-enacted or consolidated whether before or after the date of this Agreement;

1.2.2	any past statute or statutory provision (as from time to time modified, re-enacted or consolidated) which that statute or provision has directly or indirectly replaced; and

1.2.3	any subordinate legislation made from time to time under that statute or statutory provision, except to the extent that any statute, statutory provision or subordinate legislation made or enacted after the date of this Agreement would create or increase a liability of the Sellers under this Agreement or the Tax Deed of Covenant.
1.3	Singular, plural, gender

References to one gender include all genders and references to the singular include the plural and vice versa.

1.4	References to persons and companies

References to:
1.4.1	a person include any company, partnership or unincorporated association (whether or not having separate legal personality); and

1.4.2	a company shall include any company, corporation or any body corporate, wherever incorporated or any partnership.
1.5	References to subsidiaries and holding companies

The words “holding company” and “subsidiary” shall have the same meaning in this Agreement as their respective definitions in the Companies Act 1985.

1.6	Audited Accounts

Any reference to the “Audited Accounts” shall include the directors’ and auditors’ reports, relevant balance sheets and profit and loss accounts and related notes together with all documents which are or would be required by law to be annexed to the accounts of the company concerned to be laid before that company in general meeting in respect of the accounting reference period in question.

1.7	Schedules etc.

References to this Agreement shall include any Recitals and Schedules to it and references to Clauses and Schedules are to Clauses of, and Schedules to, this Agreement. References to paragraphs and Parts are to paragraphs and Parts of the Schedules.

1.8	Headings

Headings shall be ignored in interpreting this Agreement.

1.9	Information

References to books, records or other information mean books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm,

1.10	Legal Terms

References to any English law legal term shall in respect of any jurisdiction other than England, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction.

1.11	Good Discharge
1.11.1	Any consideration or other payment hereunder received by the Principal Seller in respect of or relating to the Assets shall be received by the Principal Seller on behalf of the Share Seller or Business Seller to which it relates and shall be a good discharge of the Purchasers’ obligation to pay the consideration or other payment due in respect of the Shares and the European Business and the Purchasers shall have no obligation to enquire into the application thereof.

1.11.2	Any consideration or other payment hereunder received by the Principal Purchaser in respect of or relating to the Assets shall be received by the Principal Purchaser on behalf of the Share Purchaser or Business Purchaser to which it relates and shall be a good discharge of the Sellers’ obligation to pay the consideration or other payment due in respect of the Shares and the European Business and the Sellers shall have no obligation to enquire into the application thereof.
2	Agreement to Sell

2.1	Sale of Shares
2.1.1	On and subject to the terms of this Agreement the Share Sellers (each as to the Shares set out against its name in Schedule 1) agree to sell, and the Share Purchasers agree to purchase (each as to the Shares set out against its name in Schedule 1), the Shares provided that, for the avoidance of doubt, this shall not include any shares in Holiday Inns von Deutschland GmbH repurchased in accordance with Schedule 14 of this Agreement.

2.1.2	Subject to Clause 2.3, the Shares shall be sold by the Share Sellers free from Encumbrances and together with all rights and advantages attaching to them as at Completion (including, without limitation, the right to receive all dividends or distributions declared, made or paid on or after Completion).

2.1.3	For the avoidance of doubt, the Sellers’ Group Contracts shall not be transferred to the Purchasers.
2.2	Sale of European Business
2.2.1	On and subject to the terms of this Agreement and the Local Transfer Documents, the Business Sellers agree to sell and the Business Purchasers agree to purchase each of the Austrian Business, the German Business and the Spanish Business as a going concern.

2.2.2	There shall be included in the sale of the European Business under this Agreement or, where relevant, the Local Transfer Documents, those businesses set out in: (i) Part A of Part 2 of Schedule 1 (Spanish Business); (ii) Part A of Part 3 of Schedule 1 (Austrian Business); and (iii) Part A of Part 4 of Schedule 1 (German Business) each of which shall be sold free from Encumbrances.

2.2.3	There shall be excluded from the sale of the European Business under this Agreement or, where relevant, the Local Transfer Documents, the Spanish Excluded Assets, the Austrian Excluded Assets and the German Excluded Assets.

2.2.4	The Business Purchasers shall assume, duly and punctually pay, satisfy, discharge and perform or fulfil all the Assumed Liabilities except to the extent provided in this Agreement or the Local Transfer Documents. The Assumed Liabilities are assumed by the Business Purchasers subject to and so that the Business Purchasers shall have and be entitled to the benefit of the same rights, powers, remedies, claims, defences, obligations, conditions and incidents (including without limitation, rights of set-off and counterclaim) as the Business Sellers enjoyed.

2.2.5	The Business Sellers acknowledge and agree that the Business Purchasers shall not assume or have any liability in respect of the European Business which is not: (i) specifically assumed by the Business Purchasers under this Agreement or the Local Transfer Documents; or (ii) required or deemed to be assumed by the Business Purchasers by any applicable law.
2.3	Excluded Rights

There shall be excluded from the sale of the Assets under this Agreement the Excluded Rights, which shall be retained by the Share Sellers.

3	Consideration

3.1	Amount
3.1.1	The consideration for the purchase of the Shares under this Agreement shall be an amount in cash equal to the sum of:
(i)	the Initial Share Consideration;

(ii)	the Estimated Net Current Assets;

(iii)	the Net Current Asset Adjustment; and

(iv)	any adjustment pursuant to Clause 9.2.3 in connection with the Profit and Loss Transfer Agreements.
3.1.2	The consideration for the purchase of the European Business under this Agreement shall be an amount in cash equal to the sum of:
(i)	the Initial European Business Consideration; and

(ii)	the Estimated European Business Net Assets; and

(iii)	the European Business Net Assets Adjustment,
for the avoidance of doubt, plus any applicable VAT.

3.1.3	The consideration for the purchase of the Shares and European Business shall be allocated amongst the Sellers as set out in Schedule 1 (subject to the Net Current Asset Adjustment attributable to the particular Shares and the European Business Net Assets Adjustment attributable to the European Business and any adjustment pursuant to Clause 9.2.3) and paid by (or procured to be paid by) the Principal Purchaser to the Principal Seller in accordance with Clauses 6.3 and 9.2.

3.1.4	The relevant Business Sellers and the relevant Business Purchasers agree to take all necessary actions (including, without limitation, waiver of any applicable VAT exemptions) to ensure that the transfer of the Properties located in Spain will be subject to (and not exempt from) VAT in accordance with the Law 37/1992, of 28 December 1992, on VAT (“Ley 37/1992, de 28 de diciembre, del Impuesto sobre el Valor Añadido”),

3.1.5	The consideration for the German Debt shall be the consideration due under the Debt Assignment Agreement.

3.1.6	If following Completion any Group Company or any Purchaser receives the €500,000 receivable from a building contractor as compensation for the business interruption and loss of 18 parking spaces at the Hotel at HI Amsterdam pursuant to the letter dated 22 December 2003 referred to in the Disclosure Letter, the Principal Purchaser shall pay a further €500,000 to the Principal Seller within 5 Business Days of such receipt by way of adjustment to the consideration in accordance with Clause 3.2 below.
3.2	Adjustment of Consideration
3.2.1	If any payment is made by or to the Sellers to or from the Purchasers or from the Purchasers’ Guarantor in respect of any claim for any breach of or in respect of any claim under this Agreement or the Local Transfer Documents (or any agreement entered into pursuant to this Agreement), the payment shall be made by way of adjustment of the consideration paid by the relevant Purchasers for the particular Shares or particular European Business to which the payment and/or claim relates under this Agreement and the consideration shall be deemed to have been reduced or increased by the amount of such payment.

3.2.2	If:
(i)	the payment and/or claim relates to more than one part of the Shares and/or more than one part of the European Business, it shall be allocated in a manner which reflects the impact of the matter to which the payment and/or claim relates, failing which it shall be allocated rateably to the shares in the Group Companies or the European Business concerned by reference to the proportions in which the consideration is allocated in accordance with Clause 3.1.3; or

(ii)	the payment and/or claim relates to no particular part of the Shares or no particular European Business, it shall be allocated rateably to all the shares in the Group Companies and the Spanish Business, the Austrian Business and the German Business by reference to the proportions in which the consideration is allocated in accordance with Clause 3.1.3, and in each case the consideration shall be deemed to have been reduced or increased by the amount of such payment.

3.2.3	Any VAT initially charged by the relevant Business Sellers to the relevant Business Purchasers shall be adjusted to reflect any adjustments to the consideration for such Assets pursuant to this Agreement and shall be adequately documented for VAT purposes.

3.2.4	For the purposes of this Clause 3.2, “this Agreement” includes the Tax Deed of Covenant and the Local Transfer Documents.
4	Conditions

4.1	Conditions Precedent

The agreement to sell and purchase the Shares and the European Business contained in Clause 2 is conditional upon satisfaction of the following condition, or its satisfaction subject only to Completion:
4.1.1	Anti-trust:
(a)	the German Federal Cartel Office (the “Bundeskartellamt”) notifying the parties within one month of receipt of the complete notification that the conditions for a prohibition under Section 36 paragraph 1 of the German Act Against Restrictions of Competition (“GWB”) are not satisfied; or

(b)	the Bundeskartellamt not informing the parties within one month from the receipt of the complete notification that it has opened an in-depth investigation.
4.2	Responsibility for Satisfaction
4.2.1	The Purchasers and the Sellers shall use all reasonable endeavours to ensure the satisfaction of the condition set out in Clause 4.1 as soon as possible after the date of this Agreement.

4.2.2	The Purchasers shall make the anti-trust filing required pursuant to Clause 4.1 as soon as reasonably practicable but in any event shall submit a filing to the Bundeskartellamt no later than the fifth Business Day following the date of this Agreement.

4.2.3	The Sellers shall co-operate with the Purchasers in respect of such filing and shall make available, subject to confidentiality, all information that the Purchasers deem reasonably necessary for that purpose or all information which is requested by the Bundeskartellamt.

4.2.4	The Purchasers shall consult with the Principal Seller and the Sellers’ Lawyers in respect of such filing and shall agree its content with the Principal Seller and the Sellers’ Lawyers prior to its submission to the Bundeskartellamt.

4.3	Non-Satisfaction/Waiver
4.3.1	The condition set out at Clause 4.1 may be waived by agreement of the Principal Purchaser and the Principal Seller.

4.3.2	The Purchaser shall give notice to the Principal Seller of the satisfaction of the condition set out in Clause 4.1 within two Business Days of becoming aware of the same.

4.3.3	If the condition set out in Clause 4.1 is not satisfied or waived on or before 30 June 2006, save as expressly provided, this Agreement (other than Clauses 1, 13, 14 and 15.5 to 15.22) shall lapse and neither the Sellers nor the Purchasers shall have any claim against the other(s) under it, save for any claim arising from breach of any obligation contained in Clause 4.2.
4.4	Austrian Business Sale
4.4.1	The Sellers shall use all reasonable endeavours to procure that before Completion they shall obtain the consent of the landlord of the HI Vienna South Lease to the proposed transfer of the lease to the relevant Business Purchaser in accordance with this Agreement (to the extent reasonably practicable, such consent to be obtained outside of Austria, or in any other stamp duty neutral form) and, unless otherwise agreed with the Principal Purchaser, at no increased cost to the Purchasers or the Group Companies (save for the bank guarantee referred to below) and the Purchasers shall co-operate with the Sellers in seeking such consent and shall provide all reasonable financial information requested by the landlord and enter into any appropriate documents required to effect such consent. For the avoidance of doubt, the Purchasers acknowledge that the Purchasers will be required to provide a bank guarantee to replace the Fortis Bank S.A./N.V. UK Branch bank guarantee previously provided to the landlord by Holiday Inns BV.

4.4.2	If such consent is not received (on terms satisfactory to the Sellers in their absolute discretion) 2 Business Days prior to Completion, the Austrian Business shall not be sold pursuant to this Agreement and all terms of this Agreement relating to the Austrian Business (including the Local Transfer Document for the Austrian Business transfer) shall cease to apply (other than Clauses 1, 13, 14 and 15.5 to 15.22) and neither the Sellers nor the Purchasers shall have any claim against the others hereunder.

4.4.3	For the avoidance of doubt, if the Austrian Business is not sold pursuant to this Agreement, the references to the Initial Business Consideration, the Estimated Business Net Assets and the European Business Net Assets Adjustment shall exclude any amounts attributable to the Austrian Business and all references to the European Business shall exclude the Austrian Business.
4.5	Material Adverse Change
4.5.1	Save as specified in Clauses 4.3, 4.4 and 6.5 and this Clause 4.5, the parties shall have no right to terminate this Agreement in whole or in part.

4.5.2	If prior to Completion:

(i)	any of the Hotels are destroyed (excluding, to the extent that consent has not been obtained pursuant to Clause 4.4 above, the hotel HI Vienna South);

(ii)	any of the Hotels are damaged such that any Hotel cannot be operated at any capacity within one week of such damage; or

(iii)	any fact, matter or event which is outside the control of the Sellers occurs which results in or is likely to result in, an adverse effect in the business, financial condition, operating results or assets of the Group of at least €35 million (after taking into account insurance proceeds), the Purchasers shall be entitled, by notice in writing from the Principal Purchaser to the Principal Seller, to terminate this Agreement (other than Clauses 1, 13, 14 and 15.5 to 15.22) and no party shall have any claim against the others under it and the occurrence of such events shall not give rise to any right to damages or compensation.
5	Pre-Completion

5.1	The Sellers’ Obligations in Relation to the Conduct of Business

Except:
(i)	as may be required to give effect to and comply with this Agreement or any law or regulation; or

(ii)	for any permitted action set out in Schedule 14; or

(iii)	in so far as the Principal Purchaser has given its written consent (such consent not to be unreasonably withheld or delayed), each of the Sellers undertakes to procure that between the date of this Agreement and Completion, each of the Business Sellers (in respect of the European Business) and each Group Company:
5.1.1	shall carry on its business in all material respects as a going concern in the ordinary course as carried on prior to the date of this Agreement;

5.1.2	shall maintain in force all existing insurance policies in all material respects on the same terms and similar level of cover prevailing at the date of this Agreement for the benefit of the Group Companies and the European Business respectively; and

5.1.3	without prejudice to the generality of Clause 5.1.1, shall not:
(i)	enter into any agreement or incur any commitment involving any capital expenditure in excess of €100,000 per Hotel and €500,000 in aggregate, in each case exclusive of VAT, except to the extent that such expenditure would be consistent with the relevant Group Company, European Business or Hotel’s capital budget as contained in the Data Room;

(ii)	enter into or amend any agreement or incur any commitment not in the ordinary course of business which is either not capable of being terminated without compensation at any time or with 6 months’ notice or less or which involves or may involve total annual expenditure in excess of €50,000 for any Hotel and €200,000 for all Hotels in each case, exclusive of VAT;

(iii)	acquire or dispose of, or agree to acquire or dispose of, any material asset, or enter into or amend any agreement or incur any commitment to do so, in each case involving consideration, expenditure or liabilities in excess of €50,000 for any Hotel and €200,000 for all Hotels in each case, exclusive of VAT, other than in the ordinary course of business;

(iv)	acquire or agree to acquire any share, shares or other interest in or dissolve or reorganise any company, partnership or other venture;

(v)	other than in the ordinary course of business on normal market terms, incur any additional borrowings or incur any other indebtedness which are not Inter-Group Receivables or Inter-Group Payables;

(vi)	repay or otherwise reduce any existing borrowings or other indebtedness which are not Inter-Group Receivables or Inter-Group Payables;

(vii)	create, allot or issue, or grant any option to subscribe for, any share capital;

(viii)	amend, to any material extent, any of the terms (and in particular the price, condition of payment and duration of contract) on which goods, facilities or services are supplied, such supplies being material in the context of the Group (including the European Business), except where required to do so in order to comply with any applicable legal or regulatory requirement;

(ix)	in relation to any Property:
(a)	carry out any structural alteration or addition to, or effect any change of use of, such Property other than as fairly disclosed in the Data Room;

(b)	terminate or serve any notice to terminate, surrender or accept any surrender of or waive the terms of any lease, tenancy or licence which is material in the context of the Property;

(c)	agree any new rent or fee payable under any lease, tenancy or licence which is material in the context of the Property, provided that no such consent shall be required in respect of any increase in rent payable in respect of any Property pursuant to a rent review in accordance with the terms of the existing lease;

(d)	enter into or vary any agreement, lease, tenancy, licence or other commitment which is material in the context of the Property;

(e)	sell, convey, transfer, assign or charge any Property or grant any rights or easements over any Property or enter into any covenants affecting any Property or agree to do any of the foregoing; or

(f)	carry out any new activity on any Property which activity has not been carried out prior to the date of this Agreement as part of the relevant Group Company’s business in the ordinary course;
(x)	save as required by law or as disclosed in the Data Room:

(a)	make any material amendment to the terms and conditions of employment (including, without limitation, remuneration, pension entitlements and other benefits) of any Senior Employee (other than minor increases in the ordinary course of business which the Principal Seller shall notify to the Principal Purchaser as soon as reasonably possible);

(b)	provide or agree to provide any gratuitous payment or benefit to any such person or any of his dependants;

(c)	dismiss any Senior Employee (other than in accordance with normal disciplinary procedures); or

(d)	engage or appoint any additional Senior Employee;
(xi)	settle an insurance claim in excess of €250,000 materially below the amount claimed or commence or settle any litigation for an amount in excess of €100,000;

(xii)	enter into any guarantee, indemnity or other agreement to secure any obligation of a third party or create any Encumbrance over any of its assets or undertaking in any such case other than in the ordinary course of business and at arm’s length;

(xiii)	make any change to its accounting practices or policies (except to the extent required to comply with any changes in GAAP) or amend its constitutional documents; or

(xiv)	declare, make or pay any dividend or other distribution to shareholders.
5.2	Further Sellers’ Obligations in Relation to Financing

Each of the Sellers undertakes that, between the date of this Agreement and Completion, it will:
5.2.1	not lend any money or offer any form of financing to any Group Company which is not an Inter-Group Receivable nor alter the amount of the Inter-Group Debt;

5.2.2	procure that no Group Company borrows any money from nor incurs any other financing liabilities or obligations to the Sellers’ Group (other than Inter-Group Payables or Inter-Group Receivables);

5.2.3	procure that no member of the Sellers’ Group borrows any money from nor incurs any other financing liabilities or obligations to any Group Company (other than Inter-Group Payables or Inter-Group Receivables); and

5.2.4	procure that no Group Company repays or reduces any existing borrowings from or indebtedness to any member of the Sellers’ Group (other than Inter-Group Payables or Inter-Group Receivables), unless the Purchaser has agreed to this in writing (such consent not to be unreasonably withheld or delayed) or such action is a permitted action set out in Schedule 14.

5.3	Refurbishment of Munich City Centre

The Principal Seller shall be responsible for co-ordinating and bearing the costs of: (i) completing the refurbishment of the Hotel at Munich City Centre in accordance with the list of works set out at document HI Mun Cty 4.1_4 of the Data Room; and (ii) obtaining a fire certificate and the technical inspection reports required under Section 69 Subsection 4 of the Bavarian Building Code (“Bayerische Bauordnung”) in respect of such works, in each case as soon as reasonably practicable.

To the extent not done prior to Completion, this obligation shall continue following Completion and the Purchasers shall ensure that the Principal Seller is granted all necessary powers by the Group Companies to enable the Principal Seller to comply with its obligations under this Clause 5.3. For the avoidance of doubt, the Net Current Asset Statement will not include any amount in respect of this work.

For the avoidance of doubt, the refurbishment referred to above does not include the re-commissioning of the health club and fitness centre (including the swimming pool) at the Hotel at Munich City Centre.

6	Completion

6.1	Date and Place
6.1.1	Subject to Clause 4, Completion shall take place at the offices of the Sellers’ Solicitors (and such other places as are necessary in order to satisfy the obligations set out in Schedule 5) on 28 April 2006 or on the fifth Business Day following fulfilment of the conditions set out in Clause 4.1, whichever is the later, or at such other location, time or date as may be agreed between the Principal Seller and the Principal Purchaser.

6.1.2	Completion shall become effective at 2400 hours (GET) on the Completion Date.
6.2	Completion Obligations

On Completion, the Sellers and the Purchasers shall comply with their respective obligations specified in Schedule 5.

6.3	Payment on Completion

On Completion, the Principal Purchaser shall pay the Completion Amount to the Principal Seller and the Contracts Consideration to the Principal Seller, together with any applicable VAT.

6.4	Repayment of Inter-Group Debt Balance and German Debt

On Completion, the Purchasers shall procure repayment by the relevant Group Companies of the Inter-Group Debt Balance in full settlement of the Inter-Group Debt and shall pay for the assignment of the German Debt in accordance with the terms of the Debt Assignment Agreement.

6.5	Breach of Completion Obligations

If any of the Sellers fails to comply with any material obligation in paragraphs 1.1 or 2 of Schedule 5, or any of the Purchasers fails to comply with the obligations in Clauses 6.3, 6.4 or paragraphs 1.2 or 2 of Schedule 5, then Completion shall not occur and the Principal Purchaser, in the case of non-compliance by the Sellers, or the Principal Seller, in the case of non-compliance by the Purchasers, shall be entitled (in addition to and without prejudice to all other rights or remedies available, including the right to claim damages) by written notice to the Principal Seller or the Principal Purchaser, as the case may be, served on the Completion Date:
6.5.1	to terminate this Agreement (other than Clauses 1, 13, 14 and 15.5 to 15.22) without liability on its part; or

6.5.2	to effect Completion so far as practicable having regard to the defaults which have occurred (provided that (unless otherwise agreed by the Principal Seller and the Principal Purchaser) Completion must take place in respect of all the Assets at the same time); or

6.5.3	to fix a new date for Completion (not being more than 20 Business Days after the agreed date for Completion) in which case the provisions of this Clause 6 and Schedule 5 shall apply to Completion as so deferred but provided such deferral may only occur once.
7	Employees, Pensions and Employee Incentives

For the purposes of this Clause 7 the terms “contract of employment”, “collective agreement” and “trade union” shall have the same meanings respectively as in the Transfer Regulations.

7.1	Transfer of Employees

The Business Sellers and the Business Purchasers accept that the Transfer Regulations apply to the sale of the European Business and the contract of employment and employment relationship of each of the Business Employees (including occupational pension scheme rights) shall transfer with effect from the Completion Date to the relevant Business Purchaser.

7.2	Compliance with Transfer Regulations

The relevant Business Sellers and the relevant Business Purchasers shall do such things before, on and following Completion in relation to the Business Employees as they may be required to do under the Transfer Regulations, including the provision of the information letter in the Agreed Terms to the employees of Holiday Inn Hamburg Kieler Strasse as soon as reasonably practicable after the date of this Agreement.

7.3	Business Sellers’ Obligations prior to Transfer
7.3.1	The relevant Business Sellers shall be responsible for and discharge all obligations and all amounts due and accrued in respect of the Business Employees (including wages, salaries, emoluments, bonuses and commission, together with Taxation (including, for the avoidance of doubt, social security contributions) save to the extent that any such amounts are included in the European Business Employees Accruals in the European Business Net Asset Statement) prior to the Completion

Date whether or not the obligations fall due for payment prior to the Completion Date.

7.3.2	The relevant Business Sellers shall indemnify the relevant Business Purchaser and keep the relevant Business Purchaser indemnified against all Losses which relate to or arise out of any act of omission by the relevant Business Sellers or any other event or occurrence and which the Purchasers incur pursuant to the Transfer Regulations, other than any Losses arising out of any act or omission of the Purchasers.
7.4	Purchaser Obligations

The relevant Business Purchasers shall employ the Business Employees on no less favourable terms and conditions to those enjoyed immediately before Completion and if the Business Purchasers dismiss any of the Business Employees on grounds of redundancy or any other ground other than misconduct, the Business Purchasers shall comply with all relevant statutory procedures and shall make a payment to such Business Employee which is not less than the statutory entitlement of such Business Employee at the date of the dismissal.

7.5	Access to Information

In accordance with their obligations under the Transfer Regulations, the Business Purchasers shall provide the Business Sellers in writing with such information and at such time as will enable the Business Sellers to carry out their duties under the Transfer Regulations (including individual or collective employee information obligations).

7.6	Purchasers’ Indemnity

The Business Purchasers shall indemnify the Business Sellers and keep the Business Sellers indemnified against any Losses which relate to, arise out of or are connected with:
7.6.1	the employment of the Business Employees after the Completion Date;

7.6.2	a claim by any employee working in the European Business who gives notice of resignation on or before the Completion Date or objects to transfer as a result of a proposal by the Business Purchasers (or any member of the Purchasers’ Group) to change such employee’s terms and conditions of employment or work conditions or to offer any benefit after the Completion Date which is less favourable than that applicable to such employee before the Completion Date or to take any measures affecting the relevant Business Employees in connection with their transfer;

7.6.3	the change of employer occurring by virtue of the Transfer Regulations and/or this Agreement;

7.6.4	the employment by the Business Purchasers (or the Purchasers’ Group) after the Completion Date of any of the Business Employees other than on the same terms and conditions as those enjoyed on or immediately before the Completion Date;

7.6.5	the termination of employment of any Business Employee after the Completion Date;

7.6.6	any other act or omission by the Business Purchasers or any event, matter or any other occurrence having its origin after the Completion Date in relation to any contract of employment or collective agreement of one or more of the Business Employees pursuant to the Transfer Regulations; and

7.6.7	any breach by the Business Purchasers of their obligations under Clause 7.5.
7.7	Pensions
7.7.1	General

The Sellers and the Purchasers shall cooperate together and each use their respective best endeavours to ensure that, following Completion, they each comply with all notification and other legal requirements triggered on Completion in respect of the pension rights of Relevant Employees.
7.7.2	Germany
(i)	In relation to each of the German Group Companies, if, at Completion, the amount of the German Group Companies liabilities in respect of the Winterthur Defined Benefit Pension Plan is greater than the value of the insurance contracts held by the Sellers in respect of these liabilities (in both cases calculated using the accounting principles to be adopted in the Net Current Asset Statement as set out in Part 3 of Schedule 6 to this Agreement), the Sellers shall within six months of Completion pay to the Purchasers an amount equal to the difference.

(ii)	In relation to the German Business, the Business Seller shall as soon as practicable use its best endeavours to procure the transfer to the relevant Business Purchaser of any insurance contracts in respect of the pensions obligations attributable to the Business Employees whose employment is transferred to the relevant Business Purchaser. If, at Completion, the amount of the pensions obligations attributable to the Business Employees whose employment is transferred to the relevant Business Purchaser is greater than the value of the insurance contracts transferred by the Business Seller to the Business Purchaser in respect of these liabilities (in both cases calculated using the accounting principles to be adopted in the Net Current Asset Statement as set out in Part 3 of Schedule 6 to this Agreement), the Business Seller shall within six months of Completion pay to the Business Purchaser an amount equal to the difference.
7.7.3	The Netherlands
(i)	The Sellers and the Purchasers acknowledge that the Winterthur Collectief Contract N-179-0, Delta Lloyd Persoonlijk Pensioen Plan I525 and the Delta Lloyd Defined Benefit Pension Plan (together, the “Dutch Pension Plans”) shall be split between the Sellers and the Purchasers, so that the Purchasers shall assume all rights and obligations of the Netherlands Group Companies under the Dutch Pension Plans in respect of the employees whose employment is transferred to the Purchasers (the “Dutch Transferred Employees”). The Sellers and the Purchasers shall use their respective best endeavours to procure that the split of the Dutch Pension Plans shall be accomplished as soon as practicable and shall take effect on Completion.

(ii)	If the split cannot be effected within six months after Completion, the Sellers shall continue the Dutch Pension Plans in respect of the employees who remain employed within the Sellers’ Group and whose pensions and entitlements are derived from the Dutch Pension Plans and those former employees who immediately before Completion are no longer employed by the Sellers and whose pensions entitlements are derived from the Dutch Pension Plans (the “Dutch Retained Employees”), and the Purchasers shall terminate the Dutch Pension Plans in respect of the Dutch Transferred Employees. In this case, the Purchasers shall establish a new pension plan for the Dutch Transferred Employees which provides benefits which are no less favourable than those provided under the Dutch Pension Plans immediately before Completion, and the Sellers shall use their best endeavours to procure the transfer of the accrued rights of the Dutch Transferred Employees to the Purchasers, as soon as reasonably practicable. The Sellers shall provide to the Purchasers all information necessary to establish the entitlements of the Dutch Transferred Employees.

(iii)	Each party shall bear its own costs in respect of the split of the Dutch Pension Plans, including but not limited to any increases in the pension premiums which have to be paid to the relevant pension insurer. The Purchasers shall bear all costs regarding the pensions of the Dutch Transferred Employees in respect of the period after Completion.
7.7.4	Belgium
(i)	The Sellers and the Purchasers acknowledge that the Winterthur Defined Benefit Pension Plan (policy numbers 33520 (Holiday Inns NV) comprising individual policies BC 10570 (Holiday Inn Brussels Airport) and BC 14120 (Holiday Inns Crowne Plaza Antwerpen); and policy number 437910 (Airport Garden NV) comprising individual policy number BC 31760 (Crowne Plaza Brussels Airport)) (together, the “Belgian Pension Plans”) shall be split between the Sellers and the Purchasers, so that the Purchasers shall assume all rights and obligations of the Belgian Group Companies under the Belgian Pension Plans in respect of the employees whose employment is transferred to the Purchasers (the “Belgian Transferred Employees”). The Sellers and the Purchasers shall use their respective best endeavours to procure that the split of the Belgian Pension Plans shall be accomplished as soon as practicable and shall take effect on Completion.

(ii)	If the split cannot be effected within six months after Completion, the Sellers shall continue the Belgian Pension Plans in respect of the employees who remain employed within the Sellers’ Group and whose pensions and entitlements are derived from the Belgian Pension Plans and those former employees who immediately before Completion are no longer employed by the Sellers and whose pensions entitlements are derived from the Belgian Pension Plans (the “Belgian Retained Employees”), and the Purchasers shall terminate the Belgian Pension Plans in respect of the Belgian Transferred Employees. In this case, the Purchasers shall establish a new pension plan for the Belgian Transferred Employees which provides benefits which are no less favourable than those provided under the Belgian Pension Plans immediately before Completion, and the Sellers shall use their best endeavours to procure the transfer of the accrued rights of the Belgian Transferred Employees to the Purchasers, as soon as reasonably practicable. The Sellers shall provide to the Purchasers all information necessary to establish the entitlements of the Belgian Transferred Employees.
(iii)	Each party shall bear its own costs in respect of the split of the Belgian Pension Plans, including but not limited to any increases in the pension premiums which have to be paid to the relevant pension insurer. The Purchasers shall bear all costs regarding the pensions of the Transferred Employees in respect of the period after Completion.
7.8	Non-solicitation
7.8.1	Save as permitted by Schedule 14, the Sellers undertake not to (and to procure that no member of the Sellers’ Group shall), for a period of 1 year from the date of Completion, induce or seek to induce any present Senior Employee to become employed by any member of the Sellers’ Group whether as employee, consultant or otherwise, whether or not such Senior Employee would thereby commit a breach of his contract of service. The placing of an advertisement of a post available to a member of the public generally and the recruitment of a person through an employment agency shall not constitute a breach of this Clause 7.8.1 provided that no member of the Sellers’ Group encourages or advises such agency to approach any Senior Employee.

7.8.2	The Purchasers undertake not to (and to procure that no member of the Purchasers’ Group shall), for a period of 1 year from the date of Completion, induce or seek to induce any present employee employed or engaged by the Sellers’ Group as a general manager of a hotel or on an annual base salary (on the basis of a full-time employment) in excess of €100,000 (a “Seller Senior Employee”) to become employed by any member of the Purchasers’ Group whether as employee, consultant or otherwise, whether or not such Seller Senior Employee would thereby commit a breach of his contract of service. The placing of an advertisement of a post available to a member of the public generally and the recruitment of a person through an employment agency shall not constitute a breach of this Clause 7.8.2 provided that no member of the Purchasers’ Group encourages or advises such agency to approach any Seller Senior Employee.
8	European Business Indemnities

8.1	Indemnities

Subject to Completion:
8.1.1	the Business Purchasers shall indemnify and keep indemnified the Business Sellers against:
(i)	the Assumed Liabilities and any liability incurred by the Business Sellers arising from the carrying on of the European Business by or on behalf of the Business Purchasers or any successors to the European Business after Completion, including, for the avoidance of doubt, any such liability which is or is deemed to be or becomes a liability of the Business Sellers by virtue of any applicable law; and
(ii)	any Losses which the Business Sellers may suffer by reason of the Business Sellers taking any reasonable action to avoid, resist or defend against any liability referred to in Clause 8.1.1(i);
8.1.2	the Business Sellers shall indemnify and keep indemnified the Business Purchasers against:
(i)	any liability of the Business Sellers in respect of the European Business relating to any matter, event, act or omission occurring or any Taxes accrued prior to Completion which is not specifically assumed by the Business Purchasers under this Agreement or the Local Transfer Documents or required or deemed to be assumed by the Purchasers by any applicable law; and

(ii)	any Losses which the Business Purchasers may suffer by reason of the Business Purchasers taking any reasonable action to avoid or resist or defend against any liability referred to in (i) above.
The Purchasers shall procure that Holiday Inns BV does not make any claim against any member of the Sellers’ Group pursuant to the indemnity given by BHR Overseas (Finance) BV to Holiday Inns BV in the Pre-Sale Reorganisation Documents relating to the Austrian Business in respect of any liability referred to in Clause 8.1.1 above.
8.2	Environmental Matters
8.2.1	Subject to Clause 8.2.2 below, the Business Sellers agree to transfer (to the extent that they are able so to do) and the Business Purchasers agree to accept the transfer of, and to assume, duly and punctually pay, satisfy, discharge, perform or fulfil, all liabilities of the Business Sellers as at Completion to the extent that they relate to Environmental Matters. For the purpose of this Clause 8.2.1, “liabilities” means all liabilities, duties and obligations of every description, whether deriving from contract, public law agreement, any code of law, statute or otherwise, whether present or future, actual or contingent, ascertained or unascertained or disputed and whether owed or incurred severally or jointly or as principal or surety.

8.2.2	Clause 8.2.1 shall not apply to, and no Business Purchaser shall be obliged to accept the transfer of or assume, duly and punctually pay, satisfy, discharge, perform or fulfil, any liability of the Business Sellers for an Environmental Matter to the extent that such Environmental Matter was caused or knowingly permitted by the Business Sellers or any Group Company prior to Completion.
8.3	Conduct of Claims in respect of European Business Indemnities
8.3.1	If any of the Business Sellers becomes aware after Completion of any claim which constitutes or may constitute an Assumed Liability, the relevant Business Seller shall as soon as reasonably practicable (but in any event within such period as will afford the Purchasers reasonable opportunity of requiring the relevant Business Seller to lodge a timely appeal) give written notice thereof to the Purchasers and shall not admit, compromise, settle, discharge or otherwise deal with such claim without the prior agreement of the Principal Purchaser.

8.3.2	The Business Sellers shall take such action as the Principal Purchaser may reasonably request to avoid, dispute, resist, appeal, compromise, defend or mitigate any claim which constitutes or may constitute an Assumed Liability subject to the relevant Business Seller being indemnified and secured to its reasonable satisfaction by the Purchasers against all Losses which may thereby be incurred. In connection with such claim, the relevant Business Seller shall make or procure to be made available to the Purchasers or its duly authorised agents on reasonable notice during normal business hours all relevant books of account, records and correspondence relating to the European Business which are in the possession of the relevant Business Seller (and shall permit the Purchasers to take copies thereof) for the purposes of enabling the Purchasers to ascertain or extract any information relevant to the claim.
9	Post-Completion Adjustments

9.1	Net Current Asset Statement and European Business Net Asset Statement

The Principal Seller shall procure that as soon as practicable, but in any event within 90 days following Completion, it shall:
9.1.1	draw up the Net Current Asset Statement (the “Net Current Asset Statement”) in accordance with Schedule 6 setting out the Net Current Assets; and

9.1.2	the European Business Net Asset Statement (the “European Business Net Asset Statement”) in accordance with Schedule 7 setting out the European Business Net Assets.
The Net Current Asset Statement and the European Business Net Asset Statement shall be delivered to the Principal Purchaser at the same time, but thereafter the provisions of Schedules 6 and 7 shall apply separately to each such statement.
9.2	Adjustment to Consideration
9.2.1	Net Current Assets — Shares
(i)	If the Net Current Assets exceed the Estimated Net Current Assets, the Principal Purchaser shall pay to the Principal Seller an additional amount equal to the excess of the Net Current Assets over the Estimated Net Current Assets as an increase in the consideration for the Shares.

(ii)	If the Net Current Assets are less than the Estimated Net Current Assets, the Principal Seller shall repay to the Principal Purchaser an amount equal to such deficit as a reduction in the consideration for the Shares.

(iii)	Any payments pursuant to this Clause 9.2.1 shall be made on or before five Business Days after the date on which the process described in Part 2 of Schedule 6 for the preparation of the Net Current Asset Statement is complete.
9.2.2	European Business Net Assets
(i)	If the European Business Net Assets exceed the Estimated European Business Net Assets, the Principal Purchaser shall pay to the Principal

Seller an additional amount equal to the excess of the European Business Net Assets over the Estimated European Business Net Assets as an increase in the consideration for the European Business.

(ii)	If the European Business Net Assets are less than the Estimated European Business Net Assets, the Principal Seller shall repay to the Principal Purchaser an amount equal to such deficit as a reduction in the consideration for the European Business.

(iii)	Any payments pursuant to this Clause 9.2.2 shall be made on or before five Business Days after the date on which the process described in Part 2 of Schedule 7 for the preparation of the European Business Net Asset Statement is complete.
9.2.3	Profit and Loss Transfer Agreements Adjustment

The consideration payable for the Shares shall be further adjusted, as necessary, in accordance with the provisions of Part 5 of Schedule 6 and any payments pursuant to this Clause 9.2.3 and Part 5 of Schedule 6 shall be made on or before 5 Business Days after the date on which the process described in Part 5 of Schedule 6 for the determination and agreement of any Profit and Loss Transfer Agreements Adjustment is complete.

9.2.4	Payment and Allocation

Where any payment is required to be made pursuant to this Clause 9.2:
(i)	the Completion Amount shall be deemed to have been reduced or increased accordingly; and

(ii)	the allocation of the consideration for the Shares and the European Business sold by each Seller shall be adjusted to reflect the actual value at Completion of the Net Current Assets or European Business Net Assets (as applicable) and any adjustment pursuant to Clause 9.2.3.
10	Warranties and Indemnities

10.1	Sellers’ Warranties
10.1.1	Subject to Clause 10.2, the Principal Seller warrants to the Purchasers that the statements set out in Schedule 8 are true and accurate as of the date of this Agreement.

10.1.2	The only Sellers’ Warranties given:
(i)	in respect of the Properties are those contained in paragraphs 4 and 9.1 of Schedule 8 and each of the other Sellers’ Warranties shall be deemed not to be given in respect of the Properties;

(ii)	in respect of Environment, Environmental Law and Environmental Permit are those contained in paragraph 10 of Schedule 8 and each of the other Sellers’ Warranties shall be deemed not to be given in respect of the Environment, Environmental Law and Environmental Permit; and

(iii)	in respect of Tax are those contained in paragraph 13 of Schedule 8 and each of the other Sellers’ Warranties shall be deemed not to be given in respect of Tax.
10.1.3	The Sellers acknowledge that the Purchasers have entered into this Agreement in reliance upon the Sellers’ Warranties.

10.1.4	Any Sellers’ Warranty qualified by the expression “to the best of the Sellers’ knowledge, information and belief” or any similar expression shall, unless otherwise stated, be deemed to refer to the actual knowledge of those persons set out in column (1) of Schedule 10, in each case in relation to those Sellers’ Warranties set out against each such person’s name in column (3) of Schedule 10.
10.2	Sellers’ Disclosures

The Sellers’ Warranties are subject to:
(i)	the matters which are fairly disclosed in or pursuant to this Agreement or the Disclosure Letter or expressly provided for under the terms of this Agreement;

(ii)	any information which is fairly disclosed in any document in the Data Room and listed in the Data Room Index scheduled to the Disclosure Letter; and

(iii)	the limitations of liability set out in Clause 11.
10.3	Updating of Sellers’ Warranties at Completion
10.3.1	Subject to Clause 10.2, the Principal Seller warrants to the Purchasers that the Sellers’ Warranties set out in paragraphs 1 (Corporate Information), 2.3 (Off- Balance Sheet Commitments), 3 (Guarantees), 4.1.1, 4.1.2 and 4.3.4 (Property), 5.1 (Ownership of Assets), 7.2.1 (Compliance with Contracts), 7.3 (Joint Ventures), 9.1.1 (Licences and Consents) 12.2.1 (Details on Insurance Policies), 12.2.3 (Details on Insurance Policies), and 14 (Authority and Capacity) of Schedule 8 will be true and accurate at Completion in all material respects as if they had been repeated at Completion.

10.3.2	No right to damages or compensation shall arise in favour of any Purchaser under Clause 10.3.1 in consequence of an event occurring or matter arising after the signing of this Agreement and before Completion which results or may result in any of the Sellers’ Warranties listed in Clause 10.3.1 not being true and inaccurate at Completion in all material respects had such Sellers’ Warranties been repeated at Completion if the event or matter could not reasonably have been avoided or prevented by any of the Sellers, any Group Company or by their respective directors, officers, employees or agents.
10.4	Principal Seller’s Indemnities

The Principal Seller shall indemnify and hold harmless the Principal Purchaser (for itself and as agent for any other member of the Purchasers’ Group) from and against all Losses to the extent such losses arise or result from:
10.4.1	a failure to implement the Pre-Sale Reorganisation in accordance with the provisions of the Pre-Sale Reorganisation Documents or as a result of or in connection with any failure to execute or deliver the Pre-Sale Reorganisation Documents or to the extent such Losses:
(i)	constitute a direct cost or expense of implementing the Pre-Sale Reorganisation; or

(ii)	relate to any third party claim arising or resulting from the implementation of the Pre-Sale Reorganisation which would not have arisen but for such implementation;
10.4.2	any warranty, indemnity or covenant which was given by any Group Company in connection with the disposal, pursuant to an agreement (excluding the Pre-Sale Reorganisation Documents) entered into prior to the date of this Agreement, of any company or business;

10.4.3	any claim against a Group Company in connection with the transfers of the employees listed in Schedule 15 from the Group Companies to the Sellers’ Group prior to Completion; or

10.4.4	the litigation against the Group Companies listed in Schedule 17,

provided that the Purchasers shall not be entitled to make any claim pursuant to this Clause 10.4 in respect of Taxation.
10.5	Purchasers’ Warranties
10.5.1	The Purchasers and the Purchasers’ Guarantor each warrants to the Sellers that the statements set out in Schedule 9 are true and accurate.

10.5.2	The Purchasers acknowledge that the Sellers have entered into this Agreement in reliance upon the statements set out in Schedule 9.
10.6	Airport Garden NV
The Purchasers shall:
10.6.1	ensure that Airport Garden Hotel NV pays 50% of the yearly rent and of the maintenance costs under the park long term lease entered into on 19 October 2001 between Airport Garden NV and the Municipality of Zaventem, as provided for in Clause 10 of the share purchase agreement of 27 April 2001 regarding the sale of the shares of Airport Garden Hotel NV, concluded between Airport Garden NV and Bass International Holdings NV (currently Six Continents International Holdings BV); and

10.6.2	indemnify and hold harmless the Sellers’ Group from and against all Losses to the extent such Losses arise or result from a failure of Airport Garden Hotel NV to pay the amount referred to in Clause 10.6.1 above.

11	Limitation of Sellers’ Liability

11.1	Time Limitation for Claims
The Sellers shall not be liable for breach of any Sellers’ Warranty or under the Tax Deed of Covenant in respect of any claim unless a notice of the claim is given by the Principal Purchaser to the Principal Seller:
11.1.1	in the case of any claim under paragraph 13 of Schedule 8 (tax warranties) or under the Tax Deed of Covenant, within 7 years of the date of Completion; and

11.1.2	in the case of any other claim, within 15 months following Completion, except that there shall be no time limitation for giving notice of any claim under paragraphs 1.1, 4.1.2 and 14 of Schedule 8.

Any claim notified by the Principal Purchaser to the Principal Seller pursuant to this Clause shall specify the matters set out in Clause 12.2.
11.2	Minimum Claims
11.2.1	The Sellers shall not be liable for breach of any Sellers’ Warranty or claim under the Tax Deed of Covenant in respect of any individual claim (or a series of claims arising from substantially identical facts or circumstances) where the liability agreed or determined (disregarding the provisions of this Clause 11.2) in respect of any such claim or series of claims does not exceed €150,000.

11.2.2	Where the liability agreed or determined in respect of any such claim or series of claims exceeds €150,000, the Sellers shall be liable for the amount of the claim or series of claims as agreed or determined and not merely for the excess.
11.3	Aggregate Minimum Claims
11.3.1	The Sellers shall not be liable for breach of any Sellers’ Warranty or claim under the Tax Deed of Covenant in respect of any claim unless the aggregate amount of all claims for which the Sellers would otherwise be liable for breach of any Sellers’ Warranty and under the Tax Deed of Covenant (disregarding the provisions of this Clause 11.3) exceeds €2,500,000.

11.3.2	Where the liability agreed or determined in respect of all claims referred to in Clause 11.3.1 exceeds €2,500,000, the Sellers shall be liable for the aggregate amount of all claims as agreed or determined and not merely for the amount of the excess.
11.4	Maximum Liability
The aggregate liability of the Sellers in respect of: (i) breaches of Sellers’ Warranties 1.1, 4.1.2 and 14 and under the Tax Deed of Covenant shall not exceed an amount equal to €340,000,000; and (ii) in the case of any other claims under this Agreement €70,000,000 in aggregate, provided that the aggregate liability of the Sellers in respect of all claims under this Agreement and under the Tax Deed of Covenant shall not exceed the amount referred to in (i).

11.5	Provisions
The Sellers shall not be liable under this Agreement in respect of any claim if proper allowance, provision or reserve is made in the Net Current Asset Statement or the European Business Net Asset Statement or noted in the Audited Accounts for the matter giving rise to the claim.
11.6	Matters Arising Subsequent to this Agreement
The Sellers shall not be liable under this Agreement in respect of any matter, act, omission or circumstance (or any combination thereof), including the aggravation of a matter or circumstance and any losses arising therefrom, to the extent that the same would not have occurred but for:
11.6.1	Agreed matters
any matter or thing done or omitted to be done pursuant to and in compliance with this Agreement or the Tax Deed of Covenant or otherwise at the request in writing or with the approval in writing of the Principal Purchaser;
11.6.2	Acts of the Purchasers
any act or omission of the Purchasers or any member of the Purchasers’ Group or any of the Group Companies, or their respective directors, officers, employees or agents or successors in title, after Completion:
(i)	outside the ordinary course of business as now carried on or any negligent act or omission; or any default (in respect of a known obligation, which for these purposes includes any obligation disclosed in the Data Room) of any such person or persons after Completion; or

(ii)	otherwise than pursuant to a legally binding commitment to which any member of the Group is subject on or before Completion;
11.6.3	Changes in legislation
(i)	the passing of, or any change in, after the date of this Agreement, any law, rule, regulation or administrative practice of any government, governmental department, agency or regulatory body (including, without prejudice to the generality of the foregoing, any increase in the rates of Taxation or any imposition of Taxation or any withdrawal of relief from Taxation not actually (or prospectively) in effect at the date of this Agreement); or

(ii)	any change after the date of this Agreement of any generally accepted interpretation or application of any legislation; or
11.6.4	Accounting and Taxation Policies
any change in accounting or Taxation policy, bases or practice of the Purchasers or any of the Group Companies introduced or having effect after Completion.
11.7	Insurance
The Sellers shall not be liable under this Agreement in respect of any claim to the extent that the Losses in respect of which such claim is made are covered by a policy of insurance or would have been covered if such policy of insurance had been maintained beyond Completion.
11.8	Net Financial Benefit

The Sellers shall not be liable under this Agreement in respect of any Losses suffered by the Purchasers or any Group Company to the extent of any corresponding savings by or net quantifiable financial benefit to the Purchasers or any Group Company arising from such Losses or the facts giving rise to such Losses (for example, without limitation, where the amount (if any) by which any Taxation for which the Purchasers or any Group Company would otherwise have been accountable or liable to be assessed is actually reduced or extinguished as a result of the matter giving rise to such liability). For the avoidance of doubt, this Clause shall operate on a claims by claims basis.

11.9	Mitigation of Losses

The Purchasers shall procure that all reasonable steps are taken and all reasonable assistance is given to avoid or mitigate any Losses which in the absence of mitigation might give rise to a liability in respect of any claim under this Agreement and without prejudice to the foregoing, to the extent any such claim relates to a matter which is capable of remedy, the Purchasers shall allow the Sellers a reasonable opportunity to remedy such matter at their cost.

11.10	Purchasers’ Right to Recover
11.10.1	Recovery for actual liabilities
The Sellers shall not be liable under this Agreement unless and until the liability in respect of which the claim is made has become due and payable.
11.10.2	Prior to recovery from the Sellers etc.
If, before any Seller pays an amount in discharge of any claim under this Agreement any Purchaser or any Group Company recovers or is entitled to recover (whether by payment, discount, credit, relief, insurance or otherwise) from a third party a sum which indemnifies or compensates the Purchasers or Group Company (in whole or in part) in respect of the loss or liability which is the subject matter of the claim, the Purchasers shall procure that, before steps are taken to enforce a claim against the relevant Seller following notification under Clause 12 of this Agreement, all reasonable steps are taken to enforce such recovery and any actual recovery (less any reasonable costs incurred in obtaining such recovery) shall reduce or satisfy, as the case may be, such claim to the extent of such recovery.
11.10.3	Following recovery from the Sellers.
If any Seller has paid an amount in discharge of any claim under this Agreement and any Purchaser or any Group Company is entitled to recover (whether by payment, discount, credit, relief, insurance or otherwise) from a third party a sum which indemnifies or compensates the Purchasers or Group Company (in whole or in part) in respect of the loss or liability which is the subject matter of the claim, the Purchasers shall procure that all steps are taken as the relevant Seller may reasonably require to enforce such recovery and shall, or shall procure that the relevant Group Company shall, pay to the relevant Seller as soon as practicable after receipt an amount equal to: (i) any sum recovered from the third party less any costs and expenses incurred in obtaining such recovery less any Taxation attributable to the recovery after taking account of any tax relief available in respect of any matter giving rise to the claim; or if less: (ii) the amount previously paid by the relevant Seller to the Purchasers less any Taxation attributable to it.
11.11	Double Claims
The Purchasers shall not be entitled to recover from the Sellers under this Agreement more than once in respect of the same Losses suffered.
11.12	Fraud
None of the limitations contained in this Clause 11 shall apply to any claim which arises or is increased, or to the extent to which it arises or is increased, as the consequence of, or which is delayed as a result of, fraud or wilful concealment by any Seller, any member of the Sellers’ Group or any of their respective directors, officers or employees.
11.13	Interpretation
11.13.1	In this Clause 11, “this Agreement” includes the Local Transfer Documents.

11.13.2	In Clauses 11.8, 11.9 and 11.11, “this Agreement” includes the Tax Deed of Covenant.
12	Claims

12.1	Notification of Potential Claims
If any of the Purchasers or any Group Company becomes aware of any fact, matter or circumstance that may give rise to a claim against the Sellers under this Agreement the Principal Purchaser shall as soon as reasonably practicable and in any event within 30 Business Days give a notice in writing to the Principal Seller setting out such information and supplying copies of any relevant correspondence as is available to the Purchasers or Group Company as is reasonably necessary to enable the Sellers to assess the merits of the claim. Failure to give notice within such period shall not affect the rights of the Purchasers except to the extent that any Seller is prejudiced by the failure.
12.2	Notification of Claims under this Agreement
Notices of claims against the Sellers under this Agreement shall be given by the Principal Purchaser to the Principal Seller within the time limits specified in Clause 11.1, specifying in reasonable detail the legal and factual basis of the claim and the evidence on which the Purchasers rely and, if practicable, an estimate of the amount of Losses which are, or are to be, the subject of the claim (including any Losses which are contingent on the occurrence of any future event).
12.3	Commencement of Proceedings
Any claim notified pursuant to Clause 12.2 shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be irrevocably withdrawn six months after the notice is given pursuant to Clause 12.2 or in the case of any contingent liability, six months after such contingent liability becomes an actual liability and is due and payable unless legal proceedings in respect of it: (i) have been commenced by being both issued and served; and (ii) are being and continue to be pursued with reasonable diligence (having regard to the obligations of the Purchasers in Clause 11.10.2).
12.4	Investigation by the Sellers
In connection with any matter or circumstance that may give rise to a claim against the Sellers under this Agreement:
12.4.1	the Purchasers shall allow, and shall procure that the relevant Group Company allows, the Sellers and their financial, accounting or legal advisers to investigate the matter or circumstance alleged to give rise to a claim and whether and to what extent any amount is payable in respect of such claim; and

12.4.2	the Purchasers shall disclose to the Sellers all material of which the Purchasers are aware which relates to the claim and shall, and shall procure that any other relevant members of the Purchasers’ Group shall, give, subject to their being paid all reasonable costs and expenses, all such information and assistance, including access to premises and personnel during normal business hours, and the right to examine and copy or photograph any assets, accounts, documents and records, as the Sellers or their financial, accounting or legal advisers may reasonably request provided such assistance shall not unduly disrupt the business of any Group Company and/or Hotel. The Sellers agree to keep all such information confidential and to use it only for the purpose of investigating and defending the claim in question.
12.5	Conduct of Third Party Claims
If the matter or circumstance that may give rise to a claim against the Sellers under this Agreement is a result of or in connection with a claim by or liability to a third party then, without prejudice to the rights of the insurers of the Purchasers’ Group:
12.5.1	subject to the Sellers indemnifying the Purchasers or other member of the Purchasers’ Group concerned against all Losses, the Purchasers shall, or the Purchasers shall procure that any other members of the Purchasers’ Group shall, take such action as the Principal Seller may reasonably (in the context of an ongoing business) request to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim;

12.5.2	the Sellers shall be entitled at their own expense and in their absolute discretion, by notice in writing to the Principal Purchaser, to take such action as may be reasonable (in the context of an on-going business) to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim or liability (including, without limitation, making counterclaims or other claims against third parties) in the name of and on behalf of the Purchasers or other member of the Purchasers’ Group concerned and to have the conduct of any related proceedings, negotiations or appeals provided that the Sellers shall keep the Purchasers fully informed at all material stages of such proceedings, negotiations or appeals;

12.5.3	the Purchasers or other member of the Purchasers’ Group concerned may not admit, compromise, dispose of or settle such claim without the written consent of the Principal Seller on behalf of the Sellers; and

12.5.4	if the Sellers make any request pursuant to Clause 12.5.1, the Purchasers shall, and the Purchasers shall procure that any other members of the Purchasers’ Group shall, take all reasonable steps to procure that the Sellers are provided on reasonable notice with all material correspondence and documentation relating to the claim as the Sellers may reasonably request. The Sellers agree to keep all such correspondence and information confidential and to use it only for the purpose of dealing with the relevant claim.
12.6	Application to Tax Deed
Clauses 11.5, 11.6, 11.7, 11.10 and 12 of this Agreement shall not apply to Tax Warranties.
13	Guarantee

13.1	Purchasers’ Guarantee
13.1.1	The Purchasers’ Guarantor unconditionally and irrevocably guarantees to the Sellers the due and punctual performance and observance by the Purchasers of all its obligations, commitments, undertakings, warranties and indemnities under or pursuant to this Agreement or the Tax Deed of Covenant as appropriate (the “Purchasers’ Guaranteed Obligations”) to the extent of any limit on the liability of the Purchasers in this Agreement or the Tax Deed of Covenant as appropriate.

13.1.2	If and whenever the Purchasers defaults for any reason whatsoever in the performance of any of the Purchasers’ Guaranteed Obligations, the Purchasers’ Guarantor shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the Purchasers’ Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred on the Sellers as they would have received if the Purchasers’ Guaranteed Obligations had been duly performed and satisfied by the Purchasers.

13.1.3	This guarantee is to be a continuing guarantee and accordingly is to remain in force until all the Purchasers’ Guaranteed Obligations shall have been performed or satisfied. This guarantee is in addition to and without prejudice to and not in substitution for any rights or security which any Seller may now or hereafter have or hold for the performance and observance of the Purchasers’ Guaranteed Obligations.

13.1.4	As a separate and independent obligation the Purchasers’ Guarantor agrees that any of the Purchasers’ Guaranteed Obligations (including, without limitation, any moneys payable) which may not be enforceable against or recoverable from the Purchasers by reason of any legal limitation, disability or incapacity on or of the Purchasers or any other fact or circumstances (other than any limitation imposed by this Agreement) shall nevertheless be enforceable against and recoverable from the Purchasers’ Guarantor as though the same had been incurred by the Purchasers’ Guarantor and the Purchasers’ Guarantor were the sole or principal obligor in respect thereof and shall be performed or paid by the Purchasers’ Guarantor on demand.
13.1.5	The Liability of the Purchasers’ Guarantor under this Clause 13:
(i)	shall not be released or diminished by any variation of the Purchasers’ Guaranteed Obligations or any forbearance, neglect or delay in seeking performance of the Purchasers’ Guaranteed Obligations or any granting of time for such performance; and

(ii)	shall not be affected or impaired by reason of any other fact or event which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release or a defence to a guarantor.
14	Confidentiality

14.1	Announcements
Pending Completion, no announcement or circular in connection with the existence or the subject matter of this Agreement shall be made or issued by or on behalf of any of the Sellers, the Purchasers or the Purchasers’ Guarantor without the prior written approval of the Principal Seller (on behalf of each of the Sellers) and the Principal Purchaser (on behalf of each of the Purchasers and the Purchasers’ Guarantor). This shall not affect any announcement or circular required by law or any regulatory body or the rules of any recognised stock exchange on which the shares of any party or any member of the Sellers’ Group or the Purchasers’ Group respectively are listed but the party with an obligation to make an announcement or issue a circular shall consult with the other party insofar as is reasonably practicable before complying with such an obligation.
14.2	Confidentiality
14.2.1	This Clause 14 shall be without prejudice to the Confidentiality Agreement, which Agreement shall continue notwithstanding Completion.

14.2.2	Subject to Clause 14.1 and Clause 14.2.3:
(i)	each of the Sellers, the Purchasers and the Purchasers’ Guarantor shall treat as strictly confidential and not disclose or use any information received or obtained as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement) which relates to:
(a)	the provisions of this Agreement and any agreement entered into pursuant to this Agreement; or

(b)	the negotiations relating to this Agreement (and any such other agreements);
(ii)	the Sellers shall treat as strictly confidential and not disclose or use any information relating to the Group Companies or the European Business following Completion and any other information relating to the business, financial or other affairs (including future plans and targets) of the Purchasers’ Group; and

(iii)	the Purchasers shall treat as strictly confidential and not disclose or use any information relating to the business, financial or other affairs (including future plans and targets) of the Sellers’ Group or, prior to Completion, the Group Companies or the European Business.
14.2.3	Clause 14.2 shall not prohibit disclosure or use of any information if and to the extent:
(i)	the disclosure or use is required by law, any regulatory body or any recognised stock exchange on which the shares of any Seller or the Purchasers are listed or any member of the Sellers’ Group or the Purchasers’ Group respectively;

(ii)	the disclosure or use is required to vest the full benefit of this Agreement in any of the Sellers or the Purchasers;

(iii)	the disclosure or use is required for the purpose of any judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement or the disclosure is made to a Tax Authority in connection with the Tax affairs of the disclosing party;

(iv)	the disclosure is made to professional advisers of the Sellers, the Purchasers or the Purchasers’ Guarantor on terms that such professional advisers undertake to comply with the provisions of Clause 14.2 in respect of such information as if they were a party to this Agreement;

(v)	the disclosure is made on a confidential basis to members of the Sellers’ Group or the Purchasers’ Group and such members agree to treat the information as confidential and adhere to the terms of this Clause 14 as if they were party to this Agreement;

(vi)	the information is or becomes publicly available (other than by breach of the Confidentiality Agreement or of this Agreement);

(vii)	the other parties have given prior written approval for the disclosure or use; or

(viii)	the information is independently developed after Completion, provided that prior to disclosure or use of any information pursuant to Clause 14.2.3(i), (ii) or (iii) except in the case of disclosure to a Tax Authority, the party concerned shall promptly notify the other parties of such requirement with a view to providing such other parties with the opportunity to contest such disclosure or use or otherwise to agree the timing and content of such disclosure or use.
14.3	Tax Deed of Covenant
For the avoidance of doubt, in this Clause 14, “Agreement” includes the Local Transfer Documents and the Tax Deed of Covenant.

15	Other Provisions

15.1	Further Assurances
15.1.1	Each of the Sellers and the Purchasers shall, and shall use reasonable endeavours to procure that any necessary third party shall, from time to time execute such documents and perform such acts and things as any Seller or the Purchasers may reasonably require to transfer the Shares, and the European Business to the Purchasers and to give each of them the full benefit of this Agreement and, at the Sellers’ cost, such acts and things as may reasonably be required to complete the Pre-Sale Reorganisation.

15.1.2	Pending registration of the relevant Purchasers as owner of the Shares, the Sellers shall exercise all voting and other rights in relation to such Shares in accordance with the Purchasers’ instructions.

15.1.3	The Purchasers shall, and shall procure that the relevant Group Companies shall, retain for a reasonable period from Completion, such reasonable period to include (for the avoidance of doubt and without limitation) such period as is required under any applicable Tax Statute, the books, records and documents of the Group Companies to the extent they relate to the period prior to Completion and shall, and shall procure that the relevant Group Companies shall, allow the Sellers reasonable access to such books, records and documents, including the right to take copies, at the Sellers’ expense.

15.1.4	The Purchasers shall assist and co-operate with the Sellers in procuring prior to Completion that each of the Group Companies whose name contains or includes the names Holiday Inn, Intercontinental, IHG, Posthouse, Six Continents, Staybridge Suites, Candlewood Suites, Indigo, Crowne Plaza, Express by Holiday Inn or Spirit shall change its name so that it does not contain any such name or any name which is likely to be confused with the same.

15.1.5	The Purchasers shall not, and shall procure that no member of the Purchasers’ Group shall, after Completion, use in any way whatsoever any trading names or registered or unregistered trade marks owned by or licensed to the Sellers’ Group (including, without limitation, the names Holiday Inn, InterContinental, IHG, Posthouse, Six Continents, Staybridge Suites, Candlewood Suites, Indigo, Crowne Plaza, Express by Holiday Inn and Spirit) other than as permitted under the Portfolio Franchise Agreement and Hotel Franchise Agreements.
15.2	Release of Guarantees
15.2.1	The Purchasers shall use reasonable endeavours to procure by Completion or, to the extent not done by Completion, within 60 days thereafter or, to the extent not done within such period, as soon as reasonably practicable thereafter, the release of any member of the Sellers’ Group from any securities, guarantees or indemnities given by or binding upon any member of the Sellers’ Group in respect of any liability of the Group Companies (including for the avoidance of doubt the release of Six Continents International Holdings B.V. from any statement of joint liability issued in respect of Holiday Inns B.V. filed with the Dutch trade register). Pending such release the Purchasers shall indemnify the members of the Sellers’ Group against all amounts paid by any of them pursuant to any such securities, guarantees and indemnities in respect of such liability of the Group Companies.
15.2.2	The Sellers shall use reasonable endeavours to procure by Completion or, to the extent not done by Completion, within 30 days thereafter, or, to the extent not done within such period, as soon as reasonably practicable thereafter, the release of each Group Company from any securities, guaranties or indemnities given by or binding upon the Group Company in respect of any liability of any member of the Sellers’ Group. Pending such release, the Sellers shall indemnify the Group Companies against all amounts paid by any of them pursuant to any such securities, guarantees and indemnities in respect of such liability of the Sellers.

15.2.3	Clauses 15.2.1 and 15.2.2 shall not apply to any indemnities given by or to any Group Company to or by any member of the Sellers’ Group pursuant to the Pre-sale Reorganisation Documents.
15.3	Contracts and European Business Contracts
15.3.1	In relation to any Split Contract or European Business Contract which is not assignable without a Third Party Consent, this Agreement shall not be construed as an assignment or an attempted assignment and the Sellers and the Purchasers shall each use reasonable endeavours both before and after Completion to obtain all necessary Third Party Consents as soon as possible and shall keep each other informed of progress in obtaining such Third Party Consents. The Sellers or the Purchasers, as the case may be, shall deliver to the other, on Completion or, if later, as soon as possible after receipt, any Third Party Consent and an assignment or novation duly executed by the appropriate parties.

15.3.2	In connection with the obtaining of any Third Party Consent referred to in Clause 15.3.1, the Purchasers or the relevant Seller, as the case may be, shall supply to the other such information and references regarding the financial position of the Purchasers or relevant Seller, as the case may be, as may be reasonably requested by the other party or any relevant third party and shall enter into such undertakings or procure such guarantees in favour of any relevant third party as may be reasonably requested in respect of any liabilities or obligations to which the Purchasers or the relevant Seller, as the case may be, will become subject or which the Purchasers or the relevant Seller, as the case may be, will incur on assignment.

15.3.3	In relation to the Split Contracts, the parties agree that:
(i)	the Purchasers shall, or shall procure that the relevant member of the Purchasers’ Group shall, to the extent it is lawfully able to do so: (i) hold any payments, goods or other benefits received under the Split Contracts to the Relevant Extent on trust for the Sellers or any other member of the Sellers’ Group and as soon as reasonably practicable following receipt of the same shall forward and transfer to the Sellers such payments, goods and other benefits or, where it is not lawfully able to do so, make such other arrangements with the Sellers to provide to the relevant member of the Sellers’ Group, the benefits of the Split Contracts to the Relevant Extent, including the enforcement at the cost and for the account of the Sellers of all rights of the relevant Group Company against any other party thereto;

and (ii) carry out or perform its obligations under the Split Contracts and (so far as it lawfully may) do all such things as the Sellers may reasonably require to enable due performance by the Sellers’ Group of the Split Contracts to the Relevant Extent and shall indemnify and keep indemnified the Sellers against any Losses incurred by any member of the Sellers’ Group arising from the failure by any member of the Purchasers’ Group to carry out, perform or discharge such obligations or do such things as the Sellers may reasonably require to enable due performance of the Split Contracts to the Relevant Extent and against any Losses which any member of the Sellers’ Group may suffer by reason of their taking any reasonable action to avoid, resist or defend any liability referred to in this paragraph;
(ii)	the Sellers undertake to perform, or to procure the performance (unless prohibited by law from doing so), to the Relevant Extent, of all Split Contracts in accordance with their terms and conditions as sub-contractor of the relevant member of the Purchasers’ Group provided that such subcontracting is permitted under the terms of the relevant Split Contract, and where sub contracting is not permissible, the Sellers undertake to perform, or procure the performance (unless prohibited by law from doing so), to the Relevant Extent, of the relevant Split Contract as agent of the Purchasers or the other member of the Purchasers’ Group as appropriate in accordance with its terms and conditions and in each case to indemnify the Purchasers against any Losses incurred by any member of the Purchasers’ Group in respect of any failure on the part of a member of the Sellers’ Group to perform the obligations contained in this Clause 15.3.3(ii); and

(iii)	if the Sellers so request, the Purchasers shall take such action, or procure that such action is taken as is reasonably necessary to agree an arrangement with the counterparty or counterparties to the relevant Split Contract whereby the Split Contract is terminated and replaced by two or more contracts (including one with the Purchasers and one with any member of the Sellers’ Group) and provided that, so far as the terms of any contract to be entered into by the Purchasers or other member of the Purchasers’ Group or the Sellers or any other member of the Sellers’ Group is concerned, such terms shall be no worse than the equivalent terms contained in the relevant Split Contract, reflecting the relevant requirements of the Sellers and the Purchasers.
15.3.4	In relation to the Sellers’ Group Contracts, the parties agree that following Completion, the Sellers’ Group shall not be required to maintain any Sellers’ Group Contracts in relation to any one or more of the Hotels or any Group Company and neither the Purchasers nor any Group Company shall have any rights arising under the Sellers’ Group Contracts.

15.3.5	In relation to the European Business Contracts, the parties agree that:
(i)	from Completion until the relevant Third Party Consent has been obtained (as contemplated by Clause 15.3.1), or where the Third Party Consent has been refused, the Business Sellers shall, to the extent they are lawfully able to do so, hold the benefits of the European Business Contracts on trust for the relevant Purchaser and receive any payment made, goods delivered or other benefit received by the relevant Business Seller pursuant to such contracts as trustee and as soon as reasonably practicable following receipt of the same shall forward and transfer to the relevant Purchaser such payment, goods or other benefit or, where it is not lawfully able to do so, make such other arrangements with the relevant Purchaser to provide to the relevant Purchaser the benefits of the European Business Contracts, including the enforcement (at the cost and for the account of the relevant Purchaser) of all rights of the relevant Business Seller against any other party thereto;
(ii)	until the relevant Third Party Consent is obtained, the Purchasers shall carry out, perform and discharge the Business Sellers obligations under each European Business Contracts other than any obligations of the Business Sellers pursuant to Clause 15.3.5(iii) and (so far as it lawfully may) do all such things as the Business Sellers may reasonably require to enable due performance of the European Business Contracts and shall indemnify and keep indemnified the relevant Business Sellers against any Losses incurred arising from the failure by any Purchaser to carry out, perform or discharge such obligations or do such things as the Business Sellers may reasonably require to enable due performance of the European Business Contracts and against any Losses which the Business Sellers may suffer by reason of its taking any reasonable action to avoid, resist or defend any Loss referred to in this Clause 15.3.5;

(iii)	the Business Sellers undertake to perform, or to procure the performance (unless prohibited by law from doing so), of all European Business Contracts in accordance with their terms and conditions as sub-contractor of the relevant Purchaser provided that such sub-contracting is permitted under the terms of the relevant European Business Contract, and where sub-contracting is not permissible, the Business Sellers undertake to perform, or procure the performance (unless prohibited by law from doing so), of the relevant European Business Contract as agent of the relevant Purchaser or in accordance with its terms and conditions and in each case to indemnify the relevant Purchaser against any Losses incurred in respect of any failure on the part of the Business Sellers to perform the obligations contained in this Clause 15.3.5(iii); and

(iv)	if the Purchasers are not lawfully able to perform or procure the performance of any European Business Contract in accordance with Clause 15.3.5(i) and (ii), or to receive the benefits of any European Business Contact in accordance with Clause 15.3.5(iii), or if a Third Party Consent is refused within 12 months of Completion the relevant Purchaser shall be entitled to require the Business Seller to terminate the relevant European Business Contract and the obligations of the parties under this Agreement in relation to such European Business Contract shall cease forthwith.
15.3.6	Insurance

The Purchasers agree that, following Completion, the Sellers’ Group shall not be required to maintain any of the insurance policies maintained prior to Completion by or on behalf of the Sellers’ Group in relation to any Group Company or the European Business. The Purchasers will put in place such insurances as they shall require in relation thereto. The Sellers’ agree to provide extended reporting under claims made insurance policies maintained prior to Completion by or on behalf of the Sellers’ Group in relation to any Group Company until the date which is 3 months after the Completion Date in respect of insured events which take place prior to Completion.
15.4	Sellers’ and Purchasers’ Liability
15.4.1	The rights and obligations of each of the Sellers and each of the Purchasers (other than the Principal Seller and the Principal Purchaser) under this Agreement shall only relate to the Assets which they are selling or buying under this Agreement.

15.4.2	Each Seller acknowledges that the Principal Seller shall receive or pay any sums receivable or payable by it under this Agreement and the Tax Deed of Covenant on behalf of each relevant Seller to the extent that such sum relates to the Shares or European Business being sold by any such Seller.

15.4.3	The Principal Seller and Holiday Inns (Germany) LLC acknowledge that although Holiday Inns (Germany) LLC are directly or indirectly interested in 90% of the shares of Holiday Inns von Deutschland GmbH and Hochstrasse 3 Hotelgesellschaft mbH, any warranty claims made against the Principal Seller and/or Holiday Inns (Germany) LLC under this Agreement in respect of such Group Companies shall be treated as if Holiday Inns (Germany) LLC was directly or indirectly interested in 100% of such Group Companies.

15.4.4	The Principal Seller shall be jointly and severally liable with each other Seller for any breach of this Agreement by any other such Seller and the Principal Purchaser shall be jointly and severally liable with each other Purchaser for any breach of this Agreement by any other such Purchaser.

15.4.5	The Principal Seller and each of the other Sellers agrees that where any right is given to the Principal Seller under this Agreement, such right shall be exercisable exclusively by the Principal Seller and any such exercise shall be binding on each of the Sellers.

15.4.6	Any liability to the Purchasers under this Agreement may in whole or in part be released, compounded or compromised or time or indulgence may be given by the Purchasers in their absolute discretion as regards any of the Sellers under such liability without in any way prejudicing or affecting its rights against any other or others of the Sellers under the same or a like liability whether joint and several or otherwise.

15.4.7	The Principal Purchaser and each of the other Purchasers agrees that where any right is given to the Principal Purchaser under this Agreement, such right shall be exercisable exclusively by the Principal Purchaser and any such exercise shall be binding on each of the Purchasers.

15.4.8	Any liability to the Sellers under this Agreement may in whole or in part be released, compounded or compromised or time or indulgence may be given by the

Sellers in their absolute discretion as regards any of the Purchasers under such liability without in any way prejudicing or affecting its rights against any other or others of the Purchasers under the same or a like liability whether joint and several or otherwise.
15.4.9	If at any time within 7 years of the date of Completion the Principal Seller becomes aware that its net assets have fallen below €500 million, the Principal Seller shall procure that another entity within the Sellers’ Group with net assets in excess of €500 million provides to the Sellers a guarantee of the obligations of the Principal Seller under this Agreement, on terms substantially similar to the guarantee given by the Purchasers’ Guarantor hereunder.
15.5	Whole Agreement
15.5.1	This Agreement contains the whole agreement between the Sellers, the Purchasers and the Purchasers’ Guarantor relating to the subject matter of this Agreement at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Sellers, the Purchasers and the Purchasers’ Guarantor in relation to the matters dealt with in this Agreement.

15.5.2	Each of the Purchasers acknowledges that it has not been induced to enter this Agreement by any representation, warranty or undertaking not expressly incorporated into it and (without prejudice to the generality of the foregoing) that neither the Sellers nor any other member of the Sellers’ Group makes any representation or warranty as to the accuracy of the forecasts, estimates, projections, statements of intent or statements of opinion provided to the Purchasers or their representatives or advisers on or prior to the date of this Agreement (whether in presentations or otherwise) or in or pursuant to the Disclosure Letter.

15.5.3	So far as is permitted by law and except in the case of fraud, each of the Sellers and each of the Purchasers agrees and acknowledges that its only right and remedy in relation to any warranty or undertaking made or given in connection with this Agreement shall be for breach of the terms of this Agreement to the exclusion of all other rights and remedies (including those in tort or arising under statute).

15.5.4	In Clauses 15.5.1 to 15.5.3, “this Agreement” includes the Disclosure Letter, the Confidentiality Agreement, the Local Transfer Documents, the Debt Assignment Agreement and all documents entered into pursuant to this Agreement.
15.6	Reasonableness
Each of the Sellers, the Purchasers and the Purchasers’ Guarantor confirms it has received independent legal advice relating to all the matters provided for in this Agreement, including the terms of Clause 15.5 (Whole Agreement) and agrees that the provisions of this Agreement (including the Disclosure Letter, the Confidentiality Agreement and all documents entered into pursuant to this Agreement) are fair and reasonable.

15.7	Assignment
15.7.1	Except as otherwise expressly provided in this Agreement, none of the Sellers, nor the Purchasers may without the prior written consent of the others, assign, grant any security interest over, hold on trust or otherwise transfer the benefit of the whole or any part of this Agreement, the Local Transfer Documents or any other documents entered into pursuant to this Agreement.

15.7.2	Except as otherwise expressly provided in this Agreement, the Sellers, or the Purchasers may, without the consent of the other, assign to a connected company the benefit of the whole or any part of this Agreement provided that:
(i)	such assignment shall not be absolute but shall be expressed to have effect only for so long as the assignee remains a connected company of the party concerned;

(ii)	the assignee shall not be entitled to receive under this Clause any greater amount than that to which the Purchasers or the Sellers, as appropriate would have been entitled; and

(iii)	an additional payment will not be required to be made to the assignee as a result of such an assignment.
For the purposes of this Clause, a “connected company” is a company which is a subsidiary of the party concerned or which is a holding company of such party or a subsidiary of such holding company.
15.7.3	The Purchasers may charge and/or assign the benefit of this Agreement to any bank or financial institution or other person by way of security or otherwise for the purposes of or in connection with the financing or refinancing (whether in whole or in part) by the Purchasers of the acquisition of the Assets provided that the Sellers shall incur no greater liability than if any such assignment had not taken place. Without limitation to the foregoing, any such bank, financial institution or person (or any administrative receiver appointed by any of the foregoing or any other person appointed to enforce any such security) may charge or assign such rights on, for the purpose of or in connection with, any enforcement of the security under such finance arrangements.
15.8	Substitution
15.8.1	Ability to substitute
Each of the parties hereby agrees that at any time after the date hereof but in any event no later than five Business Days prior to Completion (the “Substitution Date”) the Principal Purchaser may substitute up to 5 direct or indirect subsidiaries of the Purchasers (each a “Substitute Purchaser”) as the Purchasers of some or all of the Assets (the “Substituted Assets”) in place of the Principal Purchaser as if the Substitute Purchaser(s) had been a party to this Agreement ab initio, provided that:
(i)	such substitution shall not cause or allow any burden, delay or cost to be incurred by the Sellers as a result of such substitution; and

(ii)	each Substitute Purchaser is incorporated in the jurisdiction of the Assets to be acquired by such Substitute Purchaser or in another jurisdiction reasonably acceptable to the Sellers.
15.8.2	Notification
The Principal Purchaser shall give the Principal Seller at least five Business Days notice of the proposed Substitution Date and shall notify the Principal Seller in writing and in a timely manner prior to the Substitution Date of the designated Substitute Purchaser(s) together with such reasonable details of the Substitute Purchaser(s), including, evidence that the Substitute Purchaser is authorised to execute the Deed of Substitution and the relevant documents listed in paragraph 1.2 of Schedule 5, details of its place of incorporation, registered office/number, direct and indirect shareholders, share capital and directors and, in a timely manner, all such other information as may reasonably be requested by the Principal Seller (including notification details for the purposes of Clause 15.17 hereof).
15.8.3	Deed of Substitution and assumption of Purchasers’ Obligations
(i)	The Principal Purchaser shall procure that on the Substitution Date, the Substitute Purchaser(s) shall execute and deliver the Deed of Substitution in the Agreed Terms to the Sellers (which Deed of Substitution shall be executed by the Sellers on such date, dated and delivered to the Principal Purchaser) pursuant to which the Substitute Purchaser(s) shall undertake to the Sellers to accept, observe and perform and discharge all the liabilities and obligations of the Purchasers under this Agreement (howsoever arising and whether arising on, before or after the relevant Substitution Date) in substitution of the Principal Purchaser in respect of the relevant Substituted Assets as if the Substitute Purchaser(s) had been party to this Agreement ab initio provided that:
(a)	the Principal Purchaser shall remain jointly and severally liable with each Substitute Purchaser in respect of the obligations of such Substitute Purchaser; and

(b)	the guarantee given by the Purchasers’ Guarantor pursuant to Clause 13 of this Agreement shall also be given in respect of the Substitute Purchasers.
(ii)	For the avoidance of doubt any substitution pursuant to this Clause 15.8 shall only occur on the basis that:
(c)	each Substitute Purchaser is deemed to have all knowledge attributable to the Principal Purchaser including in relation to all disclosures made pursuant to the Disclosure Letter and otherwise as contemplated by this Agreement; and

(d)	the Sellers shall not be liable in respect of any claim arising against them under this Agreement (including all documents entered into pursuant to this Agreement) in excess of any amount in respect of which the Sellers’ would have been liable had the claim been made by the Principal Purchaser in circumstances where no substitution had taken place.
15.8.4	Assumption of Purchasers’ rights

On and with effect from the Substitution Date, and subject to the execution of the Deed of Substitution by the parties thereto and to Clause 15.8.3(ii) above, the parties agree that the Substitute Purchaser(s) may exercise all the rights of the Purchasers arising under this Agreement (howsoever arising and whether arising on, before or after the relevant Substitution Date) in substitution of the Principal Purchaser as if the Substitute Purchaser(s) had at all times been a party to this Agreement ab initio in respect of the relevant Substituted Assets provided that where any right is specified to be for the benefit of the Principal Purchaser, Clause 15.4.7 shall prevail.

15.8.5	One substitution

The Substitute Purchasers shall not be entitled to further substitute under the terms of this Clause 15.8.
15.9	Third Party Rights
15.9.1	A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of, or enjoy any benefit under, this Agreement, except to the extent set out in this Clause 15.9.

15.9.2	Any member of the Sellers’ Group may enforce Clauses 15.1.4, 15.1.5, 15.2, 15.3 and 15.14 to the same extent as if they were a party to this Agreement.

15.9.3	This Agreement may be terminated and any term may be amended or waived without the consent of any of the persons mentioned in this Clause 15.9.
15.10	Variation

No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Sellers, the Purchasers and the Purchasers’ Guarantor.

15.11	Time of the Essence

Time shall be of the essence of this Agreement both as regards any dates and periods mentioned and as regards any dates and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the Sellers, and the Purchasers.

15.12	Method of Payment

Wherever in this Agreement provision is made for the payment by one party to the other, such payment shall be effected by crediting for same day value the account specified by the payee to the payer reasonably in advance and in sufficient detail to enable payment by telegraphic or other electronic means to be effected on or before the due date for payment.

15.13	Costs
15.13.1	The Sellers shall bear all costs incurred by them in connection with the preparation, negotiation and entry into of this Agreement and the sale of the Assets.

15.13.2	The Purchasers and the Purchasers’ Guarantor shall bear all such costs incurred by them in connection with the preparation, negotiation and entry into of this Agreement and the purchase of the Assets.
15.14	Stamp Duty, Fees and Taxes
15.14.1	The Purchasers shall bear the cost of all notarial fees and all registration, stamp and transfer taxes and duties or their equivalents in all jurisdictions where such fees, taxes and duties are payable as a result of the transactions contemplated by this Agreement. The Purchasers shall be responsible for arranging the payment of all such fees, taxes and duties, including fulfilling any administrative or reporting obligation imposed by the jurisdiction in question in connection with the payment of such taxes and duties. The Purchasers shall indemnify the Sellers or any member of the Sellers’ Group against any Losses suffered by the Sellers or any member of the Sellers’ Group as a result of the Purchasers failing to comply with its obligations under this Clause 15.14.1.

15.14.2	Austrian Stamp Duty
(i)	None of the parties shall: (a) bring an original or certified copy of this Agreement or any other document that contains any written confirmation or written reference to this Agreement (“Ersatzbeurkundung” or “rechtsbezeugende Urkunde”) into the Republic of Austria; or (b) produce a document that contains any written confirmation or written reference to this Agreement within the Republic of Austria.

(ii)	The parties acknowledge that the bringing of this Agreement or any other document containing any written confirmation or any written reference to this Agreement (“Ersatzbeurkundung” or “rechtsbezeugende Urkunde”) into the Republic of Austria or the production of any other document containing written confirmation or any written reference to this Agreement within the Republic of Austria may cause the imposition of Austrian stamp duty (“Rechtsgeschäftsgebühren”).

(iii)	Any Party intentionally or negligently bringing or causing any other person (other than a Party) to bring this Agreement, either as an original or a certified copy, or any other written confirmation or written reference to this Agreement in another document, into the Republic of Austria or producing any other document containing any written confirmation or written reference to this Agreement within the Republic of Austria shall be solely liable for any stamp duty resulting therefrom. In any case, the parties agree not to contest the validity of an uncertified copy of this Agreement in any court in Austria.

(iv)	Without prejudice to the provisions of clause 15.14.2 (i) to (iii) of the Agreement and clause 8.3 of the Local Transfer Document for the Austrian Business Transfer, any Austrian stamp duty that arises as a direct result of actions by the Seller or member of the Sellers’ Group during the process of obtaining the consent of the landlord under Clause 4.4 shall be the sole responsibility of the Sellers. For the avoidance of doubt the Sellers shall not be liable for such stamp duty where the liability arises as a result of any action or inaction by (i) any Group Company post Completion (ii) any Purchaser or (iii) any member of a Purchaser’s group, including in particular the bringing into Austria / printing out in Austria of any relevant documents, faxes or emails. The Purchasers shall be satisfied with simple copies of any consents given in writing (if any).

(v)	The parties agree that, without prejudice to the above and to the equivalent provisions on the Local Transfer Document for the Austrian Business Transfer, should the situation arise where either party is required by law or in order to prove title to any relevant asset to take action which triggers Austrian stamp duty and has used all possible endeavours to exhaust all possible alternatives, then the first €75,000 of any Austrian stamp duty liability shall be split equally between the parties. Any further liability shall be payable solely by the Purchasers.
15.15	Interest
Save as expressly provided herein, if the Sellers or the Purchasers default in the payment when due of any sum payable under this Agreement, its liability shall be increased to include interest on such sum from the date when such payment is due until the date of actual payment (after as well as before judgment) at a rate per annum of EONIA plus 2 per cent (calculated on basis of the rate published on the date such payment was due (or if not published on such date, the next date on which it is published)). Such interest shall accrue from day to day.
15.16	Grossing-up of Indemnity Payments, VAT
15.16.1	Where any payment is made under this Agreement pursuant to an indemnity, compensation or reimbursement provision and that sum is subject to a charge to Taxation in the hands of the recipient (other than Taxation attributable to a payment being properly treated as an adjustment to the consideration paid by the Purchasers for the Group) the sum payable shall be increased to such sum as will ensure that after payment of such Taxation (and after giving credit for any tax relief available to the recipient in respect of the matter giving rise to the payment) the recipient shall be left with a sum equal to the sum that it would have received in the absence of such a charge to Taxation.

15.16.2	Where any sum constituting an indemnity, compensation or reimbursement to any party to this Agreement (the “Party”) is paid to a person other than the Party but is treated as taxable in the hands of the Party, the payer shall promptly pay to the Party such sum as shall reimburse the Party for all Taxation suffered by it in respect of the payment (after giving credit for any tax relief available to the Party in respect of the matter giving rise to the payment).

15.16.3	Where under the terms of this Agreement one party is liable to indemnify or reimburse another party in respect of any costs, charges or expenses, the payment shall include an amount equal to any VAT thereon not otherwise recoverable by the other party, subject to that party using all reasonable endeavours to recover such amount of VAT as may be practicable.

15.16.4	If any payment under this Agreement constitutes the consideration for a taxable supply for VAT purposes, then in addition to that payment the payer shall pay any VAT due.

15.16.5	For the purposes of this Clause 15.16, references to “the recipient” in Clause 15.16.1; “the Party” in Clause 15.16.2, and “another party” or “the other party” in Clause 15.16.3, shall include the relevant Seller or Sellers where a payment is being made to the Principal Seller on behalf of any such Seller or Sellers.
15.17	Notices
15.17.1	Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be:
(i)	in writing; and

(ii)	delivered by hand, fax, pre-paid first class post or courier.
15.17.2	A Notice to any Seller shall be sent to the following address, or such other person or address as Intercontinental Hotels Group PLC (or the Principal Seller) on behalf of the Sellers may notify to the Principal Purchaser from time to time:
BHR Luxembourg S.à r.l.

L-1219 Luxembourg,

13, Rue Beaumont — 2nd Floor

Fax: +352 262608-41

Attention: Jörg Schmittem
with a copy to:
Intercontinental Hotels Group PLC

67 Alma Road, Windsor, Berkshire, SL4 3HD

Fax: 08701 971 463

Attention: SVP Legal and General Counsel
15.17.3	A Notice to the Purchasers shall be sent to the following address, or such other person or address as the Purchasers may notify to the Seller from time to time:
Cooperatie Westbridge Europe 1 U.A.

Naritaweg 165

1043 BW Amsterdam

The Netherlands

Fax: +31 20 572 2653

Attention: Maurice Selhorst
with a copy to:

Westmont Management Limited

Trac House

34 Francis Grove

SW194DT

Fax: 0208 971 6600

Attention: The Directors
15.17.4	A Notice to the Purchasers’ Guarantor shall be sent to the following address, or such other person or address as the Purchasers’ Guarantor may notify to the Seller from time to time:
Westbridge Hospitality Fund, L.P.

Washington Mall West

7 Reid Street

Hamilton HM11

Bermuda

Fax: +1 (441) 295-0992

Attention: General Partner, Westbridge Hospitality Management Limited
15.17.5	A Notice shall be effective upon receipt and shall be deemed to have been received:
(i)	60 hours after posting, if delivered by pre-paid first class post;

(ii)	at the time of delivery, if delivered by hand or courier; or

(iii)	at the time of transmission in legible form, if delivered by fax.
15.18	Invalidity
15.18.1	If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the parties.

15.18.2	To the extent it is not possible to delete or modify the provision, in whole or in part, under Clause 15.18.1, then such provision or part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this Agreement and the legality, validity and enforceability of the remainder of this Agreement shall, subject to any deletion or modification made under Clause 15.18.1, not be affected.
15.19	Counterparts

This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. The Sellers, the Purchasers and the Purchasers’ Guarantor may enter into this Agreement by signing any such counterpart.

15.20	Tax Deed of Covenant

For the purposes of Clauses 15.9 (unless expressly provided for in the Tax Deed of Covenant), 15.4, 15.11, 15.12, 15.13, 15.16, 15.17, 15.19, 15.22 and, for the avoidance of doubt 15.5, “Agreement” shall include the Tax Deed of Covenant.
15.21	Governing Law and Submission to Jurisdiction
15.21.1	This Agreement shall be governed by and construed in accordance with English law.

15.21.2	Each of the Sellers, the Purchasers and the Purchasers’ Guarantor irrevocably agrees that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and that accordingly any proceedings arising out of or in connection with this Agreement shall be brought in such courts. Each of the Sellers, the Purchasers and the Purchasers’ Guarantor irrevocably submits to the jurisdiction of such courts and waives any objection to proceedings in any such court on the ground of venue or on the ground that proceedings have been brought in an inconvenient forum.
15.22	Appointment of Process Agent
15.22.1	The Sellers each hereby irrevocably appoint InterContinental Hotels Group PLC of 67 Alma Road, Windsor, Berkshire, SL4 3HD as their agent to accept service of process in England in any legal action or proceedings arising out of this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the Sellers.

15.22.2	The Sellers agree to inform the Purchasers in writing of any change of address of such process agent within 28 days of such change.

15.22.3	If such process agent ceases to be able to act as such or to have an address in England, the Sellers irrevocably agree to appoint a new process agent in England acceptable to the Principal Purchaser and to deliver to the Purchasers within 14 days a copy of a written acceptance of appointment by the process agent.

15.22.4	The Purchasers hereby irrevocably appoint Westmont Management Limited of Trac House, 34 Francis Grove, Wimbledon, London SW19 4DT as its agent to accept service of process in England in any legal action or proceedings arising out of this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the Purchasers.

15.22.5	The Purchasers agree to inform the Seller in writing of any change of address of such process agent within 28 days of such change.

15.22.6	If such process agent ceases to be able to act as such or to have an address in England, the Purchasers irrevocably agree to appoint a new process agent in England acceptable to the Principal Seller and to deliver to the Principal Seller within 14 days a copy of a written acceptance of appointment by the process agent.

15.22.7	The Purchasers’ Guarantor hereby irrevocably appoints Westmont Management Limited of Trac House, 34 Francis Grove, Wimbledon, London SW19 4DT as its agent to accept service of process in England in any legal action or proceedings arising out of this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the Purchasers’ Guarantor.

15.22.8	The Purchasers’ Guarantor agrees to inform the Principal Seller in writing of any change of address of such process agent within 28 days of such change.

15.22.9	If such process agent ceases to be able to act as such or to have an address in England, the Purchasers’ Guarantor irrevocably agrees to appoint a new process agent in England acceptable to the Principal Seller and to deliver to the Principal Seller within 14 days a copy of a written acceptance of appointment by the process agent.

15.22.10	Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law or the right to bring proceedings in any other jurisdiction for the purposes of the enforcement or execution of any judgment or other settlement in any other courts.

In witness whereof this Agreement has been duly executed.

SIGNED by	/s/ Jörg Schmittem
on behalf of BHR Holdings BV:

SIGNED by	/s/ Jörg Schmittem
on behalf of Six Continents International Holdings BV:

SIGNED by	/s/ Jörg Schmittem
on behalf of BHR Luxembourg S.à r.l.:

SIGNED by	/s/ Jörg Schmittem
on behalf of HH Hotels (EMEA) BV:

SIGNED by	/s/ Nigel Stocks
on behalf of Intercontinental Hotels Group (España) SA:

SIGNED by	/s/ Arnd Stahl
on behalf of Holiday Inns (Germany) LLC:

SIGNED by	/s/ Jörg Schmittem
on behalf of BHR Overseas (Finance) BV:

SIGNED by	/s/
on behalf of Cooperatie Westbridge Europe I U.A.:

SIGNED by	/s/ Kingsley Seevaratnam
on behalf of Westbridge Hospitality Fund L.P.:

SIGNED by	/s/
on behalf of W.E. I Germany Holding GmbH:

SIGNED by	/s/
on behalf of W.E. I BVH GmbH:

SIGNED by	/s/
on behalf of W.E. I HOB GmbH:

SIGNED by	/s/
on behalf of W.E. I LIMNA GmbH:

SIGNED by	/s/
on behalf of W.E. I Object Hamburg Kieler Straße GmbH:

Schedule 1
(Clauses 2.1 and 2.2)
Part 1
Details of Shares to be sold

(3)
Consideration
(Initial Share
Consideration
(“ISC”) and
Estimated Net
		(2)	Current Assets
	(1)	Number of Shares/Name of	(“ENCA”))	(4)
Name of Seller		Company	€ 000s	Name of Purchaser
1	Six Continents International Holdings BV whose registered office is at Strawinskylaan 3105 7e etage, 1077ZX Amsterdam	4,999 shares of € 248 each in the capital of Holiday Inns NV	27,099 (ISC) plus (2, 192) (ENCA)	To be notified to the Principal Seller pursuant to Clause 15.8.2 and details of the registered office and place of incorporation to be set out in Schedule 2 of the Deed of Substitution

		299 shares of € 48,316.67 each in the capital of Airport Garden Hotel NV	(1,101) (ISC) plus 1,815 (ENCA)	To be notified to the Principal Seller pursuant to Clause 15.8.2 and details of the registered office and place of incorporation to be set out in Schedule 2 of the Deed of Substitution

		10 shares of € 16 each in the capital of Holiday Inns France et CIE SAS	10 (ISC) plus 0 (ENCA)	To be notified to the Principal Seller pursuant to Clause 15.8.2 and details of the registered office and place of incorporation to be set out in Schedule 2 of the Deed of Substitution

		15,000 ordinary shares of €52 each in the capital of Holiday Inns SpA	14,025 (ISC) plus 0 (ENCA)	To be notified to the Principal Seller pursuant to Clause 15.8.2 and details of the registered office and place of incorporation to be set out in Schedule 2 of the Deed of Substitution

(3)
Consideration
(Initial Share
Consideration
(“ISC”) and
Estimated Net
	(2)	Current Assets
(1)	Number of Shares/Name of	(“ENCA”))	(4)
Name of Seller	Company	€ 000s	Name of Purchaser
	Liable capital of DEM 13,000.00	2,162 (ISC)	W.E. I BVH GmbH

	in BVH Hotelbesitzgesellschaft mbH & Co. Verwaltungs-KG	plus (191) (ENCA)	whose registered office is at c/o Nörr Stiefenhofer Lutz Partnerschaft, Brienner Strabe 28, 80333 München, Germany

	Liable capital of DEM 2,001,200.00 in HOB Hotelbesitz und Verwaltungs GmbH & Co. Objekt Graumannsweg KG	5,063 (ISC) plus 10 (ENCA)	W.E. I HOB GmbH whose registered office is at c/o Nörr Stiefenhofer Lutz Partnerschaft, Brienner Strabe 28, 80333 Müunchen, Germany

	1 share of DEM 16,300.00 in the capital of BVH Hotelbesitzgesellschaft mbH	0 (ISC) plus 0 (ENCA)	W.E. I Germany Holding GmbH whose registered office is at c/o Nörr Stiefenhofer Lutz Partnerschaft, Brienner Strabe 28, 80333 Müunchen, Germany

	1 share of DEM25,500.00 in the capital of HOB Hotelbesitz und Verwaltungs GmbH	0 (ISC) plus 0 (ENCA)	W.E. I Germany Holding GmbH whose registered office is at c/o Nörr Stiefenhofer Lutz Partnerschaft, Brienner Strabe 28, 80333 Müunchen, Germany

	1 share of DEM 16,300.00 in the capital of LIMNÄ Hotelbetriebs GmbH	0 (ISC) plus 0 (ENCA)	W.E. I Germany Holding GmbH whose registered office is at c/o Nörr Stiefenhofer Lutz Partnerschaft, Brienner Strabe 28, 80333 Müunchen, Germany

(3)
Consideration
(Initial Share
Consideration
(“ISC”) and
Estimated Net
	(2)	Current Assets
(1)	Number of Shares/Name of	(“ENCA”))	(4)
Name of Seller	Company	€ 000s	Name of Purchaser
	Liable capital of DEM 3,250.00	4,615 (ISC)	W.E. I LIMNA GmbH

	in LIMNÄ Hotelbetriebsgesellschaft mbH & Co. Verwaltungs-KG	plus (13) (ENCA)	whose registered office is at c/o Nörr Stiefenhofer Lutz Partnerschaft, Brienner Straße 28, 80333 München, Germany

2 BHR Luxembourg S.àr.l. whose registered office is at L-1219 Luxembourg, 13, Rue Beaumont 2nd Floor	79,990 shares of €16 each in the capital of Holiday Inns France et CIE SAS	15,790 (ISC) plus 391 (ENCA)	To be notified to the Principal Seller pursuant to Clause 15.8. 2 and details of the registered office and place of incorporation to be set out in Schedule 2 of the Deed of Substitution

3 BHR Holdings BV whose registered office is at Strawinskylaan 3105 7e etage, 1077ZX Amsterdam	119,843 shares of €100 nominal value each in the capital of Holiday Inns BV	38,800 (ISC) plus 7,619 (ENCA)	To be notified to the Principal Seller pursuant to Clause 15.8.2 and details of the registered office and place of incorporation to be set out in Schedule 2 of the Deed of Substitution

	1 share in the capital of Airport Garden Hotel NV	1 (ISC) plus 0 (ENCA)	To be notified to the Principal Seller pursuant to Clause 15.8.2 and details of the registered office and place of incorporation to be set out in Schedule 2 of the Deed of Substitution

4 HH Hotels (EMEA) BV whose registered office is at Strawinskylaan 3105 7e etage, 1077ZX Amsterdam	1 share of €248 each in the capital of Holiday Inns NV	1 (ISC) plus 0 (ENCA)	To be notified to the Principal Seller pursuant to Clause 15.8.2 and details of the registered office and place of incorporation to be set out in Schedule 2 of the Deed of Substitution

(3)
Consideration
(Initial Share
Consideration
(“ISC”) and
Estimated Net
	(2)	Current Assets
(1)	Number of Shares/Name of	(“ENCA”))	(4)
Name of Seller	Company	€ 000s	Name of Purchaser
5 Holiday Inns (Germany) LLC whose registered office is at 3 Ravina Drive, Atlanta, Georgia, U.S.	1 share of DEM 6,100,000.00 in the capital of Holiday Inns von Deutschland GmbH[1]	73,713 (ISC) plus 1,228 (ENCA)	W.E I Germany Holding GmbH whose registered office is at c/o Nörr Stiefenhofer Lutz Partnerschaft, Brienner Strabe 28, 80333 München, Germany

	1 share of DEM 45,000.00 in the capital of Holiday Inn Hotelgesellschaft mbH	46,821 (ISC) plus 427 (ENCA)	W.E I Germany Holding GmbH whose registered office is at c/o Nörr
Stiefenhofer Lutz Partnerschaft, Brienner Strabe 28, 80333 München, Germany

[1]	Denomination of share may vary pursuant to share buy-backs pursuant to Schedule 14 but the consideration will remain the same

Part 2
Details of Spanish Business to be sold
Part A
Spanish Business

		(3)
		Consideration
		(Initial European
		Business Consideration
		(“IEBC”) and Estimated	(4)
(1)		European Business Net	Name of
Name of Business	(2)	Assets (“EEBNA”))	Business
Seller	Business	(€ 000s)	Purchaser
Intercontinental Hotels Group (Espâna) SA whose registered office is at Plaza Carlos Trîas Bertrán 4 28020 Madrid, Spain	(i) The business of operating a hotel under the name of Express by Holiday Inn Valencia — San Louis carried on at the date hereof and
(ii) the hotel building the details of which are set out at number 24 of Schedule 3 of this Agreement and
	(iii) the liabilities contained in the European Business Net Asset Statement in respect of the Spanish Business	5,928 (IEBC) (including 4,676 in respect of the property to be transferred pursuant to the Valencia Real Estate Transfer) plus 304(EEBNA)	To be notified to the Principal Seller pursuant to Clause 15.8.2 and details of the registered office and place of incorporation to be set out in Schedule 2 of the Deed of Substitution

Intercontinental Hotels Group (Espâna) SA whose registered office is at Plaza Carlos Trîas Bertrán 4 28020 Madrid, Spain	(i) The business of operating a hotel under the name of Express by Holiday Inn Alicante carried on at the date hereof and
(ii) the hotel building the details of which are set out at number 23 of Schedule 3 of this Agreement and
	(iii) the liabilities contained in the European Business Net Asset Statement in respect of the Spanish Business	5,942 (IEBC) (including 4,724 in respect of the property to be transferred pursuant to the Alicante Real Estate Transfer) plus 307 (EEBNA)	To be notified to the Principal Seller pursuant to Clause 15.8.2 and details of the registered office and place of incorporation to be set out in Schedule 2 of the Deed of Substitution
The tangible and intangible assets (including contracts) pertaining to the businesses of operating the Express by Holiday Inn Valencia — San Luis hotel and the Express by Holiday Inn Alicante hotel, excluding any owned real estate, are described in more detail in the transfer agreement for the Spanish Business in the Agreed Terms.

Part B
Spanish Excluded Assets
The bank accounts of the Spanish Business (including all cash in such bank accounts other than the cash held at the relevant Hotels) and any receivables in relation to the Spanish Business not included in the European Business Net Asset Statement.
The tangible and intangible assets and liabilities of Intercontinental Hotels Group (Espâna) SA that are excluded from the sale include all assets and liabilities pertaining to the business of operating and managing the hotels; Holiday Inn Express Barcelona-Molins de Rei, Intercontinental El Vale Golf Resort, Crowne Plaza Estepona, Holiday Inn Express Gerona, Crowne Plaza La Torre Golf Resort, Holiday Inn Express Madrid-Airport, Holiday Inn Express Madrid-Alcorcon, Holiday Inn Express Madrid-Alcobendas, Holiday Inn Express Madrid-Leganes, Holiday Inn Express Madrid-Rivas, Holiday Inn Express Madrid-San Sebastian de los Reyes, Holiday Inn Express Malaga-Airport, Intercontinental Mar Menor Golf Resort, Holiday Inn Express Montmelo, Holiday Inn Fasano, Holiday Inn Express Valencia-Bonaire and Holiday Inn Express Zaragossa.

Part 3
Details of Austrian Business to be sold
Part A
Austrian Business

		(3)
		Consideration
		(Initial European
		Business
		Consideration
		(“IEBC”) and
(1)		Estimated European	(4)
Name of Business	(2)	Net Business Assets	Name of Business
Seller	Business	(“EEBNA”)) (€ 000s)	Purchaser
BHR Overseas (Finance) BV whose registered office is at Strawinskylaan 3105 7e etage, 1077ZX Amsterdam	The business of operating a hotel under the name of Holiday Inn Vienna South carried on at the date hereof and the liabilities contained in the European Business Net Asset Statement in respect of the Austrian Business	(1,800) (IEBC) plus (150) (EEBNA)	To be notified to the Principal Seller pursuant to Clause 15. 8.2 and details of the registered office and place of incorporation to be set out in Schedule 2 of the Deed of Substitution
The tangible and intangible assets (including contracts) pertaining to the business of operating the Holiday Inn Vienna South hotel excluding any owned real estate, are described in more detail in the transfer agreement for the Austrian Business in the Agreed Terms.
Part B
Austrian Excluded Assets
The bank accounts of the Austrian Business (including all cash in such bank accounts other than the cash held at the Hotel) and any receivables in relation to the Austrian Business not included in the European Business Net Asset Statement.
The tangible and intangible assets and liabilities of BHR Overseas (Finance) BV that are excluded from the sale are all assets and liabilities pertaining to the business of operating and managing the hotels CP Salzburg and CP Vienna.

Part 4
Details of German Business to be sold
Part A
German Business

		(3)
		Consideration
		(Initial European
		Business
		Consideration
		(“IEBC”) and	(4)
(1)		Estimated European	Name of
Name of Business	(2)	Net Business Assets	Business
Seller	Business	(“EEBNA”)) (€ 000s)	Purchaser
Holiday Inns (Germany) LLC whose registered office is at 3 Ravina Drive, Atlanta, Georgia, U.S.	The business of operating a hotel under the name of Holiday Inn Hamburg Kieler Strasse carried on at the date hereof, including for the avoidance of doubt, the title to the Hamburg Real Estate and the liabilities contained in the European Business Net Asset Statement in respect of the German Business	2,729 (IEBC) (comprising land 800, building 1,275, plants & machinery 259, fixtures & fittings 396)plus 608 (EEBNA)	W.E. I Object Hamburg Kieler Strabe GmbH whose registered office is at c/o Nörr Stiefenhofer Lutz Partnerschaft, Brienner Strabe 28, 80333 München,Germany
The tangible and intangible assets (including contracts) pertaining to the business of operating the Holiday Inn Kielerstrasse hotel with the exception of the Hamburg Real Estate, are described in more detail in the transfer agreement for the German Business in the Agreed Terms.
“Hamburg Real Estate” means the real estate registered in the land register of Stellingen at the local court (Amtsgericht) Hamburg under volume (Band) 68, page (Blatt) 2725, parish (Germarkung) Stellingen:

Parcel (Flurstück)	Use and Location (Wirtschaftsartund Large)	Size (Grösse)
2166	building and vacant space for trade and commerce (Gebäude- und Freifläche Handel und Wirlschaft)	4263 m2

4024	recreation space, park (Erholungsfläche Grünfläöche) Kieler Strasse, Southern House Number (südl. Hausnr.) 333
including all buildings, constructions and facilities (Auf- und Einbauten) existing thereon and all components and fittings (Zubehör) as well as all associated rights.

Part B
German Excluded Assets
The bank accounts of the German Business (including all cash in such bank accounts other than the cash held at the Hotel) and any receivables in relation to the German Business not included in the European Business Net Asset Statement.
The tangible and intangible assets and liabilities of Holiday Inns (Germany) LLC that are excluded from the sale include all assets and liabilities pertaining to the business of operating and managing the hotels Holiday Inn Passau, Holiday Inn Wilhelmshaven, Holiday Inn Express Dusseldorf and the Development Agreement with European Property Invest GmbH and any other assets and liabilities transferred to Holiday Inns (Germany) LLC as part of the Pre-Sale Reorganisation.

Schedule 2
The Companies and the Subsidiaries
Part 1
Particulars of the Companies

Name of Company:	Holiday Inns France et CIE SAS

Registered number:	702010703

Registered office:	10 Place de la République, Paris, 75011, France

Date of incorporation:	4 March 1970

Issued share capital:	Nominal capital of €1,280,000 comprising
80,000 ordinary shares of €16 each

Registered shareholders and shares held:	1. Six Continents International Holdings BV
- 10 shares

2. BHR Luxembourg S.à r.l. - 79,990 shares

Directors:	Hans Hohener (President)

Denis Jean Charles

Gisele Ford

Accounting reference date:	31 December

Auditors:	Ernst & Young

Name of Company:	Airport Garden Hotel NV

Registered number:	0474.417.201

Registered office:	Leonardo da Vincilaan 4, Diegem
(Machelen) 1831, Brussels

Date and place of incorporation:	23 March 2001 Brussels

Issued share capital:	€ 14,495,000,00 (300 shares)

Registered shareholders and shares held:	1.Six Continents International Holdings BV - 299 shares

2. BHR Holdings BV - 1 share

Directors:	Anthony Nibbelink

Michel Checoury

Secretary:	Michel Checoury

Accounting reference date:	31 December

Auditors:	Ernst & Young Bedrijfsrevisoren B.C.V,
represented by Mr. Patrick Rottiers

Name of Company:	Holiday Inns NV

Registered number:	0421.732.937

Registered office:	Gerard Le Grellelaan 10, Antwerpen 2020,
Belgium

Date and place of incorporation:	31 July 1981, Antwerp

Issued share capital:	€ 1,240,000,00 (5,000 shares)

Registered shareholders and shares held:	1. HH Hotels (Emea) BV -1 share

2. Six Continents International Holdings BV -

4,999 shares

Directors:	Andrew Gill

Anne-Caroline Liebaert

Anthony Nibbelink

Patricia van Eeckhout

Accounting reference date:	31 December

Auditors:	Ernst & Young Bedrijfsrevisoren B.C.V.
represented by Mr. Patrick Rottiers

Name of Company:	Holiday Inns SpA

Registered number:	00431300581 (REA 1399990) (as at 19 February
1996)

Registered office:	Via Lorenteggio 278, 1-20100 Milan, Italy

Date and place of incorporation:	25 November 1968, Milan

Issued share capital:	€ 780,000,00

Authorised share capital:	€ 780,000,00

Registered shareholders and shares held:	Six Continents International Holdings BV -1
5,000 shares

Directors:	Luciano Lusardi

Antonio Cacioppo

Luigi de Rosa

Accounting reference date:	31 December

Auditors:	Sandro Malevolti

Gabriele Giovannardi

Andrea Ferlito

Name of Company:	Holiday Inns BV

Registered number:	33122533

Registered office:	De Boelelaan 2, 1083HJ Amsterdam

Date and place of incorporation:	13 March 1968

Issued share capital:	€ 20,486,000,00

Authorised share capital:	€ 90,756,100,00

Registered shareholders and shares held:	BHR Holdings B.V. - 119,843 shares

Directors:	Jean Christian Beek

Paul-Didier Bergé

Jozias Cornelis Jumelet[2]

Accounting reference date:	31 December

Name of Company	Holiday Inn Hotelgesellschaft mbH

Court of registration:	AG Wiesbaden

Registration number:	HRB 7162

Date of establishment:	24 September 1985

Date of incorporation:	30 September 1985

Share capital:	DEM 50,000.00

Shareholders and shares held:	1. Holiday Inns (Germany) LLC - 1 share
(DEM 45,000.00)

2. SC Hotels UK Pensions S.a.r.l. - 1 share
(DEM 5,000.00)

Managing Directors:	Arnd Stahl

Joseph Charles Gerardus Peeters

Arno Peter Oppolzer

Accounting reference date:	31 December

[2]	Pursuant to Schedule 14 of this Agreement, Jozias Jumelet may be removed from the board of Holiday Inns BV before Completion.

Name of Company	LIMNÄ Hotelbetriebs GmbH

Court of registration:	AG Wiesbaden

Registration number:	HRB 7537

Date of establishment:	22 July 1986

Date of incorporation:	1 December 1986

Share capital:	DEM 50,000.00

Shareholders and shares held:	1. Holiday Inn Hotelgesellschaft mbH — 1 share (DEM 17,400.00)

2. Six Continents International Holdings B.V. — 1 share (DEM 16,300.00)

3. Frank Patriarca — 1 share (DEM 16,300.00)

Managing Directors:	Arnd Stahl

Joseph Charles Gerardus Peeters

Arno Peter Oppolzer

Accounting reference date:	31 December

LIMNÄ Hotelbetriebsgesellschaflt mbH &
Name of Company (Partnership)	Co. Verwaltungs KG

Court of registration:	AG Wiesbaden

Registration number:	HRA 3714

Date of establishment:	19 December 1986

Liable capital (“Haftsumme”):	DEM 10,000.00

Registered shareholders and shares held:

- General Partner:	Limnä Hotelbetriebs GmbH, capital interest DEM 0.00

- Limited Partners:	1. Six Continents International Holdings B.V. — liable capital DEM 3,250.00

2. Holiday Inn Hotelgesellschaft mbH — liable capital DEM 3,500.00

3. Frank J. Patriarca — liable capital DEM 3,250.00

Managing Shareholder:	Limnä Hotelbetriebsgesellschaft mbH

Accounting reference date:	31 December

BVH Hotelbesitzgesellschaft mbH & Co.
Name of Company (Partnership)	Verwaltungs KG

Court of registration:	AG Wiesbaden

Registration number:	HRA 3176

Date of establishment:	8 October 1986

Liable capital (“Haftsumme”):	DEM 40,000.00

Registered shareholders and shares held:

- General Partner:	BVH Hotelbetriebsgesellschaft mbH, capital interest DEM 0.00

- Limited Partners:	1. Six Continents International Holdings B.V. — liable capital DEM 13,000.00

2. Holiday Inns von Deutschland GmbH — liable capital DEM 14,000.00

3. Frank J. Patriarca — liable capital DEM 1,200.00

4. Maria Patriarca — liable capital DEM 11,800.0

Managing Shareholder:	BVH Hotelbesitzgesellschaft mbH

Accounting reference date:	31 December

Name of Company	BVH Hotelbesitzgesellschaft mbH

Court of registration:	AG Wiesbaden

Registration number:	HRB 7549

Date of establishment:	6 December 1985

Date of incorporation:	13 June 1986

Share capital:	DEM 50,000.00

Shareholders and shares held:	1. Holiday Inns von Deutschland GmbH — 1 share (DEM 17,400.00)

2. Six Continents International Holdings B.V. — 1 share (DEM 16,300.00)

3. Maria Patriarca — 1 share (DEM 16,300.00)

Managing Directors:	Arnd Stahl

Joseph Charles Gerardus Peeters

Arno Peter Oppolzer

Accounting reference date:	31 December

HOB Hotelbesitz-und Verwaltungs GmbH
Name of Company (Partnership)	& Co. Objekt Graumannsweg KG

Court of registration:	AG Wiesbaden

Registration number:	HRA 3726

Date of establishment:	6 September 1985

Liable capital (“Haftsumme”)	DEM 3,961,200 (following removal of Gelin KG from the register)

Registered shareholders and shares held:

- General Partner:	HOB Hotelbesitz und Verwaltungs GmbH — capital interest DEM 0.00

- Limited Partners:	1. Six Continents International Holdings B.V.— liable capital DEM 2,001,200.00

2. Holiday Inns von Deutschland GmbH — liable capital DEM 1,960,000.00

Managing Shareholder:	HOB Hotelbesitz und Verwaltungs GmbH

Accounting reference date:	31 December

Name of Company	HOB Hotelbesitz-und Verwaltungs GmbH

Court of registration:	AG Wiesbaden

Registration number:	HRB 7146

Date of establishment:	3 September 1985

Date of incorporation:	6 September 1985

Share capital:	DEM 50,000.00

Shareholders and shares held:	1. Holiday Inns von Deutschland GmbH — 1 share (DEM 24,500.00)

2. Six Continents International Holdings B.V. — 1 share (DEM 25,500.00)

Managing Directors:	Arnd Stahl

Joseph Charles Gerardus Peeters

Arno Peter Oppolzer

Accounting reference date:	31 December

Name of Company:	Holiday Inns von Deutschland GmbH

Court of registration:	AG Wiesbaden

Registration number:	HRB 7099

Date of establishment:	14 July 1969

Date of incorporation:	29 August 1969

Share capital:	DEM 6,100,000.00

Shareholders and shares held:	Holiday Inns (Germany) LLC — 1 share (DEM 6,100,000.00)

Managing Directors:	Arnd Stahl

Joseph Charles Gerardus Peeters

Arno Peter Oppolzer

Accounting reference date:	31 December

Court of registration:	AG Wiesbaden
Part 2
Particulars of Subsidiaries

Name of Company	Hochstrasse 3 Hotelgesellschaft mbH

Court of registration:	AG Munich (München)

Registration number:	HRB 139051

Date of establishment:	9 August 2001

Date of incorporation:	12 September 2001

Share capital:	EUR 5,000,000.00

Shareholders and shares held:	1. Holiday Inns von Deutschland GmbH — 2 shares (EUR 3,099,750.00 and EUR 1,400,000.00)

2. SC Hotels UK Pensions S.à.r.l. — 1 share (EUR 500,000.00)

3. HOB Hotelbesitz und Verwaltungs GmbH — 1 share (EUR 250.00)
Managing Directors:	Arnd Stahl
Joseph Charles Gerardus Peeters
Arno Peter Oppolzer

Accounting reference date:	31 December

Name of Company	CP Hilton Head Corp
Registered Office	1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801, USA

Date of incorporation:	25 July 2001

Authorised Share capital:	100 shares of common stock of $0.01 par value each

Issued Share capital	100 shares of common stock of $0.01 par value each

Shareholders and shares held:	Holiday Inns BV — 1 share

Directors:	Robert J. Chitty
Alexi S. Hakim
David A. Hom

Accounting reference date:	31 December
CP Hilton Head Corp will cease to be a Subsidiary if sold prior to Completion as permitted by Schedule 14.

Schedule 3
The Properties
(Clause 1.1)

(3) Tenure
			Freehold/		(5) Lessee	(6) Expiry of the term of the lease
	(1) Hotel Name	(2) Address and land references	Leasehold	(4) Freehold Owner	(if applicable)	(if applicable)
Austria

1.	HI Vienna South	Hertha-Finberg StraBe 5, 1100 Vienna, Cadastral No EZ 3534, land register 01102 Inzersdorf-Stadt, District Court Favoriten, surface approx. 4,300 sqm	L	Bauteile A + B Errichtungsges.m.b.H.[3]	BHR Overseas (Finance) B.V.	Indefinite term + Landlord’s waiver to terminate until 31 March 2025
Belgium

2.	CP Antwerp	Gerard Le Grellelaan 10, 2020 Antwerpen, according to title registered under:	L (Long Term Lease)	- City of Antwerp (Land A)	Holiday Inns NV	28 May 2042
		- numbers 2170-H-5 (parts) and 2246-G (parts) section I, surface 14,881.16 sqm (Land A)		- Belgian State (Land B)
- numbers 2170-H-5 (parts), section I, surface 6,117.48 sqm (Land B)

3.	CP Brussels Airport	Da Vincilaan 4, 1831 Diegem, according to title registered under:	F (Owned Parking Land)	- Owned Parking Land: Airport Garden Hotel NV	- Leased Hotel Land: Airport Garden Hotel NV	- Leased Hotel Land: 31 December 2098
		- second division, section B, without number, as Machelen (Diegem), Vuurberg, respective		- Leased Hotel Land: Foxaco SA
		surfaces 25a 11ca and 1a 69ca (Owned Parking Land)	L (Leased
		- (i) part of the parcel number 86/L, section D,	Hotel Land):
		located in front of the Grensstraat, Zaventem	Long Term

[3]	Subject to lease and lease-back entered into with Wilmington Trust Company

(3) Tenure
			Freehold/		(5) Lessee	(6) Expiry of the term of the lease
	(1) Hotel Name	(2) Address and land references	Leasehold	(4) Freehold Owner	(if applicable)	(if applicable)
		(surface 1ha 6a 47ca) and (ii) part of the parcel number 291/T/5 section B, located at “Vlieger”, Machelen (Diegem) (surface 45a 32ca), total surface 1ha 10a 91ca and 92dma (Leased Hotel Land)	Lease

4.	HI Brussels Airport	Holidaystraat 7, 1831 Diegem, according to title number 113H, Section B, Machelen (Diegem), surface of 2ha 95a 66ca	F	Holiday Inns NV

France

5.	HI Paris- République	10 Place de la République, Rue de Malte et Rue du Faubourg du Temple, Paris, erected on a plot of land registered with the Paris Land Registry under reference Section AA no. 61 with a land surface area of 5,587 sqm	L	Westinvest Gesellschaft fur Investment Fond MBH	Holiday Inns France et CIE S.N.C.	30 June 2010

Germany

6.	CP Hamburg	Graumannsweg 10, 22087 Hamburg	F and L	HOB Hotelbesitz-und Verwaltungs GmbH &	Holiday Inn Hotelgesellschaft mbH	20 years as from the hand-over
		Real estate registered with the local court of Hamburg in the Land Register of Hohenfelde, under volume 93, folio 3178, parish Hohenfelde, plot no. 1358 with a size of 5,244 sqm		Co. Objekt Graumannsweg KG

7.	CP Heidelberg	Kurfürstenanlage 1, 69115 Heidelberg	F and L	BVH Hotelbesitzgesellschaft	Limnä Hotelbetriebsgesellscha	20 years, start date unknown
		Real estate registered with the local court of Heidelberg in theLand Register for part-ownerships of Heidelberg on folio 17868 as follows: 8,541/10,000 share of the co-ownership of lot no. 4, plot no. 1890, with a		mbH & Co. Verwaltungs-KG	ft mbH Verwaltungs-KG

(3) Tenure
			Freehold/		(5) Lessee	(6) Expiry of the term of the lease
	(1) Hotel Name	(2) Address and land references	Leasehold	(4) Freehold Owner	(if applicable)	(if applicable)
size of 4,276 sqm, aligned with separate ownership of the hotel unit marked with no. 18 in the partition plan and separate usufructuary rights concerning parking lots nos. 1 —85, 90— 131 and 180 —183.

8.	HI Kieler Straße, Hamburg	Kieler Straße 333, 22525 Hamburg,	F	Holiday Inns (Germany) LLC,
		Real estate registered with the local court of Hamburg in the Land Register of Stellingen under volume 68, folio 2725, parish Stellingen, plot no. 2166 and no.4024 with an aggregate size of 4,263 sqm		Zweigniederlassung Wiesbaden (as legal successor of the registered owner Holiday Inns (Germany), Inc.)

9.	HI Munich City Centre	HochStraße 3, 81669 Munich,	L (Building Right)	Grundstücksverwaltung sgesellschaft HochStraße mbH	HochStraße 3 Hotelgesellschaft mbH	31 December 2069
		Heritable building right registered with the local court of Munich in the Land Register for heritable building rights of Au undervolume 112, folio 2275, 47, 566/100,000 share of the heritable building right on the real estate registered with the local court of Munich in the Land Register of Au under volume 107, folio 2110, plot no. 15460 with a size of 17,190 sqm			(owner of the heritable building right)

10.	EX Cologne Troisdorf	Echternacher Straße 4, 53842 Troisdorf	F	Holiday Inn Hotelgesellschaft mbH
Real estate registered with the local court of Siegburg in the Land Register for part- ownerships of Spich on folio 3671, 888/1,000 share of co-ownership of lot no. 015, plot nos. 611 and 592 with a size of 5,356 sqm, aligned

(3) Tenure
			Freehold/		(5) Lessee	(6) Expiry of the term of the lease
	(1) Hotel Name	(2) Address and land references	Leasehold	(4) Freehold Owner	(if applicable)	(if applicable)
with separate ownership of the part of the building marked with Nr. 1 in the partition plan and several usufructuary rights.

11.	EX Frankfurt Messe	GutleutStraße 296, 60327 Frankfurt	F	Holiday Inn Hotelgesellschaft mbH
Real estate registered with the local court of Frankfurt am Main in the Land Register of Frankfurt Bezirk 15 on folio 2595, parish Frankfurt Bezirk 15, lot no. 189, plot no. 4/5. with a size of 3,793 sqm

12.	EX Dortmund	Moskauer Straße 1, 44269 Dortmund	F	Holiday Inn Hotelgesellschaft mbH
Real estate registered with the Local court of Dortmund in the Land Register of Dortmund B onfolio 30952, parish Schüren, lot no. 1, plot no. 761, with a size of 4,242 sqm

13.	EX Berlin City Center	StresemanStraße 49, 10963 Berlin	F	Holiday Inn Hotelgesellschaft mbH
Real estate registered with the local court of Tempelhof-Kreuzberg in theLand Register of Potsdamer Torbezirk on folio 5239, parish Kreuzberg, lot no. 5, plot no. 2317with a size of 1,645 sqm

14.	EX Frankfurt Airport	Langener Straße 200, 64546 Morfelden,	F	Holiday Inn Hotelgesellschaft mbH
Real estate registered with the local court of Gross-Gerau in the Land Register of Mörfelden on folio 11092, parish Mörfelden, lot no. 17, plot nos. 74/2 with a surface of 2,507 sqm and 74/3 with a size of 18 sqm.

(3) Tenure
			Freehold/		(5) Lessee	(6) Expiry of the term of the lease
	(1) Hotel Name	(2) Address and land references	Leasehold	(4) Freehold Owner	(if applicable)	(if applicable)
15.	EX Cologne Mülheim	TiefentalStraße 72, 51063 Muelheim	F	Holiday Inn Hotelgesellschaft mbH
Real estate registered with the local court of Köln in the Land Register of Mülheim on folio 15818, parish Mülheim, lot no. 4, plot no. 1186 with a size of 1 sqm, no. 1188 with a size of 1,999 sqm and No 1190 with a size of 32,418 sqm.

16.	EX Munich Messe	Otto-Lilienthal-Ring 6, 85622 Feldkirchen	L (Building Right)	Renate Urlinger, Winfried Urlinger and	Holiday Inn Hotelgesellschaft mbH	16 December 2101
		Heritable building right registered with the local court of Munich in the Land Register for heritable building rights of Feldkirchen on folio 4185, relating to the real estate registered with the local court of Munich in the Land Register of Feldkirchen on folio 4157, plot no. 669/15, with a size of 3,154 sqm.		Julia Urlinger (co- owners)

17.	EX Düsseldorf- North	MercedesStraße 14, 40470 Düsseldorf	F	Holiday Inn Hotelgesellschaft mbH
Real estate registered with the local court of Dusseldorf in the Land Register of Derendorf on folio 21543, parish Derendorf, lot no. 9, plot no. 356 with a size of 2,964 sqm

Italy

18.	HI Florence	Viale Europa 205, Florence, Land Register of Florence, folio 140, plot no 1769 and 2350, surface 6,630 sqm.	F	Holiday Inns S. p. A.

19.	HI Bologna City	Piazza della Contituzione n. 1, Bologna, Land Register of Bologna, folio 121, plot no 16-29,	F	Holiday Inns S. p. A.

(3) Tenure
			Freehold/		(5) Lessee	(6) Expiry of the term of the lease
	(1) Hotel Name	(2) Address and land references	Leasehold	(4) Freehold Owner	(if applicable)	(if applicable)

surface 6,402 sqm.

20.	HI Milan	Via Lorenteggio 278 Milan, Land Register of Milan, folio 505, plot no. 33 and 159	L	Ente Holding S.r.l.	Holiday Inns S.p.A.	14 January 2010

Netherlands
21.	CP Amsterdam- Schipol	Planeetbaan 2, 2132 HZ Hoofddorp, Land Register of the Municipality of Haarlemmermeer, Section AL, Number 1055, surface 1 ha 48 a 38 ca		Onroerend Goed
			L	Maatschappij Beukvoorde I BV	Holiday Inns BV	24 January 2013

22.	HI Amsterdam	De Boelelaan 2, 1083 HJ Amsterdam, Land registry of the Municipality of Amsterdam, Section AK, Number 2498, surface of 37a and 11ca	L (Long Term Lease)	City of Amsterdam	Holiday Inns BV	1st January 2016

Spain

23.	EX Alicante	Elche 112, Alicante, Land Registry of Alicante number 7, under number 48,140, Page 89, Volume 1,849, Book 819, cadastral reference 703971 1YH1473G0001BS, surface 6,519 sqm	F	InterContinental Hotels Group España SA

24.	Ex Valencia	Ausías March 99, Valencia, Land Registry of Valencia number 4, under number 63, 116, Page 161, Volume 1,754, Book 795, cadastral reference 6698032YJ2669, surface 2,411.35 sqm	F	InterContinental Hotels Group España SA

Schedule 4
Documents in the Agreed Terms
(Clause 1.1)
Pro Forma Hotel Franchise Agreements
Pro Forma Hotel Master Technology Agreements
Portfolio Franchise Agreement
Purchasers’ Group Master Guarantee (re franchise agreements and master technology agreements)
Local Transfer Documents for:
•	Spanish Business Transfer

•	Valencia Real Estate Transfer

•	Alicante Real Estate Transfer

•	Austrian Business transfer
Local Transfer Document (Framework Deed) to include:
•	German Share Transfers German Limited Partners’ Interest Transfers

•	German Business Transfer

•	Hamburg Real Estate Transfer
Dutch Share Transfer
Pre-Sale Reorganisation Paper

Tax Deed of Covenant
Form of written resignations of the directors and officers of the Group Companies notified to the Principal Seller in accordance with paragraph 3.2 of Schedule 5
Letter to employees re: HI Hamburg Kielerstrasse (for purposes of Clause 7.2)
Deed of Termination (for services (cost allocation) agreements)
Deed of Termination (for licence, Holidex and master technology agreements)
Debt Assignment Agreement
Transitional Services Agreement
Deed of Substitution
Letters of reliance in relation to the Material Issues Reports on Title

Schedule 5
Completion Obligations
(Clause 6.2)
1 General Obligations
1.1	Sellers’ Obligations

On Completion, the Sellers shall deliver or make available to the Purchasers the following:
1.1.1	evidence that each of the Sellers or the relevant member of the Sellers’ Group (as applicable) is authorised to execute this Agreement and the documents listed in paragraphs 1.1.2 to 1.1.15 below;

1.1.2	the Portfolio Franchise Agreement, duly executed by Six Continents Hotels, Inc.;

1.1.3	individual Hotel Franchise Agreements in respect of each of the 24 Hotels listed in Schedule 1 of the Portfolio Franchise Agreement duly executed by Six Continents Hotels, Inc;

1.1.4	individual Hotel Master Technology Agreements in respect of each of the 24 Hotels listed in Schedule 1 of the Portfolio Franchise Agreement duly executed by Six Continents Hotels, Inc;

1.1.5	the Local Transfer Document (Framework Deed) for the German Business Transfer, the Hamburg Real Estate Transfer, the German Share Transfers, and the German Limited Partners’ Interest Transfers, duly executed by the relevant Sellers;

1.1.6	the Local Transfer Document for the Spanish Business Transfer, duly executed by the relevant Seller;

1.1.7	the Local Transfer Document for the Valencia Real Estate Transfer, duly executed by the relevant Seller;

1.1.8	the Local Transfer Document for the Alicante Real Estate Transfer, duly executed by the relevant Seller;

1.1.9	the Local Transfer Document for the Austrian Business Transfer duly executed by the relevant Seller;

1.1.10	the Dutch Share Transfer duly executed by the relevant Group Company and the relevant Seller;

1.1.11	the Tax Deed of Covenant, duly executed by the Sellers;

1.1.12	the Deed of Termination (for services (cost allocation) agreements) duly executed by Six Continents Limited and the relevant Group Companies;

1.1.13	the Deed of Termination (for licence, Holidex and master technology agreements) duly executed by Six Continents Hotels, Inc. and the relevant Group Companies;

1.1.14	the Debt Assignment Agreement, duly executed by Holiday Inns (Germany) LLC; and

1.1.15	a letter from each of the Sellers’ Property Lawyers addressed to the relevant Purchasers and the providers of debt finance to the Purchasers’ Group in the

Agreed Terms confirming that each of them may rely on the relevant Material Issues Reports on Title as if they were an original addressee (provided that, for the avoidance of doubt, there shall be no obligation to update the Material Issues Reports on Title);
1.2	The Purchasers’ Obligations

On Completion, the Purchasers shall deliver or make available to the Sellers:
1.2.1	evidence of the due fulfilment of the condition set out in Clause 4;

1.2.2	evidence that the Purchasers and the Purchasers’ Guarantor are authorised to execute this Agreement and the documents listed in paragraphs 1.2.3 to 1.2.15 below;

1.2.3	the Portfolio Franchise Agreement, duly executed by the Purchasers;

1.2.4	the Purchasers’ Group Guarantee, duly executed by the Purchasers’ Guarantor;

1.2.5	individual Hotel Franchise Agreements in respect of each of the 24 Hotels listed in Schedule 1 of the Portfolio Franchise Agreement duly executed by the Purchasers;

1.2.6	individual Hotel Master Technology Agreements in respect of each of the 24 Hotels listed in Schedule 1 of the Portfolio Franchise Agreement duly executed by the Purchasers;

1.2.7	the Local Transfer Document (Framework Deed) for the German Business Transfer, the Hamburg Real Estate Transfer, the German Share Transfers, and the German Limited Partners’ Interest Transfers, duly executed by the relevant Purchaser;

1.2.8	the Local Transfer Document for the Spanish Business Transfer, duly executed by the relevant Purchaser;

1.2.9	the Local Transfer Document for the Valencia Real Estate Transfer, duly executed by the relevant Purchaser;

1.2.10	the Local Transfer Document for the Alicante Real Estate Transfer, duly executed by the relevant Purchaser;

1.2.11	the Local Transfer Document for the Austrian Business Transfer duly executed by the relevant Purchaser;

1.2.12	the Dutch Share Transfer duly executed by the relevant Purchaser,

1.2.13	the Tax Deed of Covenant, duly executed by the Purchasers;

1.2.14	the Debt Assignment Agreement, duly executed by the Principal Purchaser; and

1.2.15	evidence of the payment of €35,000,000 plus accrued interest in consideration of the assignment of the German Debt in accordance with the terms of the Debt Assignment Agreement.
2	Transfer of the Shares and the European Business

2.1	General Transfer Obligations

On Completion the Sellers and the Purchasers shall execute and/or deliver and/or make available the Local Transfer Documents set out in Schedule 4 of this Agreement and take such steps as are required to transfer the Shares, the European Business and the German Debt to the Purchasers.

2.2	Specific Transfer Obligations

On Completion:

2.3	Austria

In respect of the Austrian Business, BHR Overseas (Finance) BV and the relevant Purchaser shall sign a transfer agreement in the Agreed Terms through which BHR Overseas (Finance) BV transfers the Austrian Business to the relevant Purchaser.

2.4	Belgium
2.4.1	Each Seller shall procure that each relevant Group Company shall record the transfer of Shares owned by such Sellers to the Purchasers in the share register of the relevant Group Company, and shall sign the share register to that effect.

2.4.2	The Purchasers shall sign the share register of the relevant Group Company to accept the transfer of the Shares from the relevant Seller.
2.5	The Netherlands

The relevant Seller shall transfer the relevant Shares in the relevant Group Company to the relevant Purchaser, the Purchaser shall accept the transfer and the Seller shall procure that the relevant Group Company acknowledges the transfer before the civil law notary. The relevant Seller will nominate the Dutch civil law notary who will effect the transfer.

2.6	Germany
2.6.1	The Sellers and the Purchasers shall enter into a Framework Deed pursuant to which the transfer agreements in the Agreed Terms set out at paragraphs 2.6.2 to 2.6.4, 2.6.6 and 2.6.7 below shall be notarised.

2.6.2	In respect of the transfer of Shares in GmbH Group Companies, the Sellers and the Purchasers shall notarise a transfer agreement in the Agreed Terms through which the Sellers transfer title to the Shares to the Purchasers, and the Purchasers accept such transfer.

2.6.3	In respect of the transfer of Shares in KG Group Companies, the Sellers and the Purchasers shall sign a transfer agreement in the Agreed Terms through which the Sellers transfer title to the Shares to the Purchasers, and the Purchasers accept such transfer.

2.6.4	In respect of GmbH Group Companies, the Purchasers shall immediately after Completion inform the management of the relevant Group Company with respect to the transfer of the Shares.

2.6.5	In respect of KG Group Companies, the Sellers and the Purchasers shall immediately after Completion file for the de-registration of the Sellers and the registration of the Purchasers as partner in the commercial register (Handelsregister) competent for the relevant Group Company.

2.6.6	In respect of the Hamburg Real Estate, Holiday Inns (Germany) LLC and the relevant Purchaser shall notarise a transfer agreement in the Agreed Terms through which Holiday Inns (Germany) LLC conveys (erklärt die Auflassung) the Hamburg Real Estate to the relevant Purchaser.

2.6.7	In respect of the German Business, Holiday Inns (Germany) LLC and the relevant Purchaser shall sign a transfer agreement in the Agreed Terms through which Holiday Inns (Germany) LLC transfers the German Business to the relevant Purchaser.
2.7	Italy

The relevant Seller shall transfer in favour of the relevant Purchaser by notarised endorsement all the share certificates owned by the Seller and shall deliver such share certificates to the Purchaser and procure that the name of the Purchaser is registered in the shareholders’ ledger as the owner of such Shares. The Notary who will notarise the signatures on the endorsements will be selected by the relevant Seller.
2.8	France
2.8.1	In relation to any Shares having the form of actions in any Group Company incorporated in France, the Sellers shall deliver to the relevant Purchaser: (i) duly completed, executed and dated share transfer forms (ordres de mouvements) in favour of the Purchaser; (ii) the share transfer registers (registres des mouvements de titres); and (iii) the shareholders’ account (comptes d’actionnaires).

2.8.2	The Sellers and the relevant Purchaser shall execute a Form 2759 (Cerfa) in respect of the Shares to be transferred to the relevant Purchaser.
2.9	Spain
2.9.1	The Business Seller and the relevant Purchaser shall ensure that a sale agreement of the Spanish Business in the Agreed Terms, is executed before the Notary selected by the relevant Seller.

2.9.2	The Business Seller and the relevant Purchaser shall execute sale property agreements in relation to the Properties located in Spain in the Agreed Terms, before the Notary. The Purchaser shall procure that this public deed is registered at the relevant Land Registries where the Properties are located.
3	Further obligations in addition to transfer

3.1	General Obligations

The Sellers shall deliver or make available to the Purchasers the following:
3.1.1	evidence that all persons referred to in 3.2 below holding share(s) in any Group Company under a nominee-type arrangement or any arrangement having a similar effect have transferred such share(s) to such other persons as the Purchasers may specify, to take effect on Completion;

3.1.2	if the Principal Purchasers reasonably requires (and gives at least 10 Business Days’ notice to the Principal Seller prior to Completion), irrevocable powers of attorney or such other appropriate document (in such form and terms as the

Purchasers may reasonably require) executed by each of the holders of the Shares in favour of the Purchasers or as it may direct to enable the Purchasers (pending registration of the relevant transfers) to exercise post Completion all voting and other rights attaching to the Shares and to appoint proxies for this purpose;

3.1.3	any releases which the parties have obtained under Clause 15.2;

3.1.4	in each case where the said information is not in the possession of the relevant Group Company, the corporate books and records, duly written up to, but not including the Completion Date), including the shareholders’ register and share certificates in respect of the Subsidiaries, and all other books and records, all to the extent required to be kept by each Group Company under the law of its jurisdiction of incorporation;

3.1.5	in each case where the said information is not in the possession of the relevant Group Company or provided with the relevant Local Transfer Document, the title deeds which relate to the Properties;

3.1.6	evidence as to:
(i)	the acceptance by shareholders or the directors of each of the relevant Group Companies of the resignations referred to in paragraph 3.2 and of the appointment of such persons to take effect on Completion (within the maximum number permitted by the constitutional documents of the Group Company concerned) as the Purchasers may nominate;

(ii)	the approval by the shareholders or the directors of the transfer of the Shares to the Purchasers, where such acceptance or approval is required by law or under the constitutional documents of the Group Company concerned; and
3.1.7	evidence reasonably satisfactory to the Purchasers of the revocation of existing authorities given by the Group Company to banks (in respect of the operation of its bank accounts) and giving authority in favour of such persons as the Purchasers may nominate to operate such accounts.
3.2	Resignation of Directors

The Sellers’ shall use reasonable endeavours to obtain the written resignations in the Agreed Terms (and legalised by a notary where required) of Michel Checoury (Airport Garden Hotel NV), Paul Berge (Holiday Inns BV) Christian Beek (Holiday Inns BV), Joseph Peeters (Holiday Inn Hotelgesellschaft mbH, LIMNA Hotelbetriebs GmbH, BVH Hotelbesitzgesllschaft mbH, HOB Hotelbesitz-und Verwaltungs GmbH, Holiday Inns von Deutschland and Hochstrasse 3 Hotelgesellschaft mbH and such directors, or officers of the Group Companies as are notified to the Principal Seller by the Principal Purchaser not less than 15 Business Days prior to Completion.

3.3	Transitional Services Agreement
3.3.1	The Sellers’ shall use reasonable endeavours to procure the consent of Oracle for the use of the Peoplesoft software licence and the JD Edwards software licence by the Purchasers’ Group prior to Completion.

3.3.2	Subject to such consent being obtained, the Sellers’ and the Purchasers’ shall procure that the Transitional Services Agreement in the Agreed Terms is duly executed by the Principal Purchaser on Completion.
3.4	Paris Republique Lease

The Sellers shall procure that on or before Completion, HI France et CIE SAS and Société des Hôtels Intercontinental France shall agree in writing (on terms acceptable to the Purchaser acting reasonably) upon the bilateral termination without any indemnity payment to the tenant, as at 30 September 2006, of the lease agreement entered into amongst them on 22 March 2004 in respect of the satellite offices in the HI Paris République Hotel. Such termination shall be carried out by way of an amendment to the lease pursuant to which Société des Hôtels Intercontinental France would hand-over the demised premises to HI France et CIE SAS in their current state and condition as of the date of such termination. After Completion, the Purchaser shall procure that HI France et CIE SAS complies with its obligations in such termination documentation and, in addition, that it will not terminate the lease agreement before 30 September 2006.

Schedule 6
Share Sale Adjustments
Net Current Asset Statement
(Clause 9.1)
Part 1
Definitions
For the purposes of this Schedule 6:
“Accruals” means the monetary value of all goods and services received by any Group Company before the Completion Date which have not been paid for by that Company as at 2400 hours (CET) at the end of the Completion Date including interest owed by the Group Companies in respect of any Inter-Group Debt Balance, any wages, salaries, severance pay arising on terminations notified by the Group Companies prior to the Completion Date, deductions from employees salaries on account of tax, VAT, accrued Tax and rates and employer’s and employees social security payment and pension contribution accruals for the calendar month in which the Completion Date falls, and any amounts in respect of bonuses for 2005 and prior years and for the period up to Completion together with social security and any deductions on account of Tax in respect thereof in respect of Relevant Employees (other than Business Employees) which will be apportioned on a pro-rata basis;
“Accrued Income” means the monetary value of all goods and services provided by any Group Company before the Completion Date for which revenue has not been received by that Company as at 2400 hours (GET) at the end of the Completion Date including interest due to the Group Companies in respect of the Inter-Group Debt Balance;
“Agreed Reduction” means €280,000;
“Appointment Notice” means a notice given by the Principal Seller or the Principal Purchaser, as the case may be, to the other pursuant to paragraph 4.2 of Part 2 of this Schedule 6, requiring that the draft Net Current Asset Statement be referred to the Reporting Accountants;
“Cash” means the aggregate amount of cash at the Hotels and the balances in the Group Companies’ cash books (to the extent not included as cash at the Hotels);
“Corporate Income Tax” means liabilities for Taxation arising on income and profits generated during the current tax year up to the Completion Date;
“Current Guest Accounts” means uninvoiced accounts of guests staying at any Property as at Completion who are booked to remain at that Property after Completion and uninvoiced or invoiced but unpaid accounts of corporate clients in respect of guests who have stayed at any Property prior to Completion;
“Current Guest Deposits” means advance deposits and receipts of guests who will be staying at or using the services provided at any Property following the Completion Date and any sums credited to corporate client accounts in respect of guests who will be staying at or using the services provided at any Property following the Completion Date;
“Debtors” means all the book and other debts arising out of or attributable to the operations of any Group Company as at 2400 hours (CET) at the end of the Completion Date including Accrued Income, Employee Loans, Prepayments and the right to receive payment for services rendered before Completion but not invoiced before such date which shall include that portion of Current

Guest Accounts relating to the period prior to Completion but, for the avoidance of doubt, not including deferred tax, any amount included in the Inter-Group Debt Balance or any Inter-Group Receivables or the German Debt or any such book or other debts owed by a Group Company to another Group Company;
“Deferred Income” means all payments received by the Group Companies before the Completion Date relating to a service to be provided by that Company on or after the Completion Date including any Current Guest Deposits and Health Club Membership Fees;
“Deferred Tax” means the amount of any liabilities for income taxes payable in future periods in respect of taxable temporary differences together with the amount of any assets for income taxes recoverable in future periods in respect of deductible temporary differences, the carryforward of unused tax losses and the carryforward of unused tax credits as defined in International Accounting Standard 12, or the equivalent amount of any liability or asset as calculated in accordance with the applicable GAAP;
“Employee Loans” means any loan made to an employee, consultant or officer of any Group Company or any other person who provides services to any Group Company by any Group Company, full details of which are contained in the Disclosure Letter;
“Health Club Membership Fees” means all membership fees paid to the Group Companies by members of the health club located at any Property and run by any such company which relate to the period of membership following the Completion Date;
“Inter-Group Payables” means all indebtedness due at Completion from the Group Companies to the Sellers’ Group (excluding any amount included in calculating Inter-Group Debt or the German Debt) and including any trading debt or liabilities arising in the ordinary course owed by the Group Companies to a member of the Sellers’ Group as at close of business on the Completion Date;
“Inter-Group Receivables” means all indebtedness due at Completion from the Sellers’ Group to the Group Companies (excluding any amount included in calculating Inter-Group Debt or the German Debt) and including any trading debt or liabilities arising in the ordinary course owed by a member of the Sellers’ Group to the Group Companies as at the close of business on the Completion Date;
“Long-Term Third Party Debt” means all indebtedness due at Completion from the Group Companies to third parties (other than the Sellers’ Group) which is classified as long-term liabilities including any amounts owed pursuant to long term obligations to banks (including mortgages) but excluding any Deferred Tax, contingent liabilities or provisions;
“Prepayments” means all prepayments made by the Group Companies before or on the Completion Date which relate to a supply to any such company of goods and/or services the benefit of which is to be received after the Completion Date;
“Purchasers’ Disagreement Notice” means a notice given by the Principal Purchaser pursuant to paragraph 4.1 of Part 2 of this Schedule 6 stating that the draft Net Current Asset Statement does not comply with the provisions of this Schedule 6;
“Reporting Accountants” means PricewaterhouseCoopers or, if that firm is unable or unwilling to act in any matter referred to them under this Agreement, a firm of Chartered Accountants to be agreed by the Principal Seller and the Principal Purchaser within five Business Days of a notice by one to the other requiring such agreement or failing such agreement to be nominated on the application of either of them by or on behalf of the President for the time being of the Institute of Chartered Accountants in England and Wales;

“Seller Retained Costs” means any outstanding costs to be paid by the Group Companies as at 2400 hours (CET) at the end of the Completion Date in respect of: (i) the schedule of remedial action identified at the date of this Agreement in respect of drinking water contamination at the Hotels at Munich City Centre, Cologne-Mulheim and Heidelberg; and (ii) the cost of re-testing of the drinking water following completion of such works; (iii) the schedule of works listed in Part 1 of Schedule 16 in respect of regulatory fire and life safety at the Hotels in Milan and Bologna; and (iv) the schedule of works listed in Part 2 of Schedule 16 in respect of brand standard fire and life safety at each of the hotels;
“Sellers’ Disagreement Notice” means a notice given by the Principal Seller pursuant to paragraph 4.2 of Part 2 of this Schedule 6 stating its reasons for disagreement with the Purchasers’ Disagreement Notice;
“Stock” means all items which have prior to the date hereof, in accordance with the provisions of paragraph 1.2 of Part 3 of this Schedule 6, been regarded as stock which are unused, owned beneficially by any Group Company and held at any Property at Completion;
“Stock Statement” means the statements of stock to be prepared by the Principal Seller in accordance with Clause 9.1 and this Schedule; and
“Trade Creditors” means all indebtedness of the Group Companies as at 2400 hours (CET) at the end of the Completion Date including, without limitation, creditors, overdrafts, monies held on account, bills of exchange, specific provisions booked in accordance with paragraph 1.2 of Part 3 of this Schedule 6, irrevocable capital commitments (excluding Seller Retained Costs and the items referred to in paragraphs 2.4.2 and 2.4.3 of Part 3 of this Schedule 6 and the items referred to in Clause 5.3 of this Agreement), Tax (other than Tax taken into account in the Accruals), Accruals and Deferred Income but excluding, for the avoidance of doubt, Deferred Tax, any amounts included in Corporate Income Tax, Inter-Group Payables, the Inter-Group Debt Balance and any indebtedness owed by a Group Company to another Group Company, Long-Term Third Party Debt and German Debt.

Part 2
Determination and Confirmation of Net Current Assets
1	Stock Statement

The Principal Seller shall on the Completion Date produce the Stock Statement as at 2400 (CET) at the end of the Completion Date as agreed with the Principal Purchaser.

2	Submission of the Net Current Asset Statement

2.1	Net Current Asset Statement

The Principal Seller shall use its reasonable endeavours to procure that, as soon as practicable following the Completion Date (and in any event on or before the day that is 90 days following the Completion Date), it prepares and delivers to the Principal Purchaser the Net Current Asset Statement for each Company and in aggregate as at the Completion Date:
2.1.1	including the Stock value determined in accordance with paragraph 1 of this Part 2 of this Schedule 6;

2.1.2	in accordance with the principles and methodology set out in Part 3 of this Schedule 6; and

2.1.3	in the format of the pro forma Net Current Asset Statement set out in Part 4 of this Schedule 6.
3	Access to Information

In order to allow the Principal Seller to prepare, and the Principal Purchaser to review, the Net Current Asset Statement:

3.1	the Principal Purchaser shall:
3.1.1	keep up-to-date and make available to the Principal Seller and its representatives its books and records relating to the Group Companies (with the right to take copies at the Principal Seller’s cost) during normal office hours and co-operate with it with regard to the calculation and review of the draft Net Current Asset Statement;

3.1.2	insofar as it is reasonable to do so, make available the services of the employees of the relevant Group Companies to assist the Principal Seller and its representatives to undertake the matters contemplated by this paragraph 3; and

3.1.3	provide or ensure the provision of all other information and assistance which may reasonably be requested by the Principal Seller.
3.2	The Principal Seller shall procure that after the preparation of the draft Net Current Asset Statement, it shall give the Principal Purchaser and its representatives access to the working papers and files (with the right to take copies at the Principal Purchaser’s expense) and personnel which or who are relevant to the review of the draft Net Current Asset Statement by the Principal Purchaser or its representatives subject to the

Purchasers providing or procuring the provision of any hold harmless undertaking that the Principal Seller’s accountants may require.

4	Preparation

4.1	Within 30 Business Days of receipt by the Principal Purchaser of the draft Net Current Asset Statement, the Principal Purchaser may serve a Purchasers’ Disagreement Notice and attach a schedule of those items in respect of which it disagrees with the draft Net Current Asset Statement together with reasons for the disagreement in reasonable detail. In the absence of such notice, the draft Net Current Asset Statement shall become the Net Current Asset Statement and shall be final and binding on the parties for all purposes.

4.2	If the Principal Purchaser gives a valid Purchasers’ Disagreement Notice, the Principal Seller may serve a Sellers’ Disagreement Notice stating its reasons for disagreement (in reasonable detail) with the Purchasers’ Disagreement Notice within 10 Business Days of receipt by the Principal Seller of the Purchasers’ Disagreement Notice. If the Principal Seller does not serve such a valid Sellers’ Disagreement Notice, the draft Net Current Asset Statement as amended to reflect the matters specified in the Purchasers’ Disagreement Notice shall be the Net Current Asset Statement and shall be final and binding on the parties for all purposes. Within a further 10 Business Days from the date of the Purchasers’ Disagreement Notice, the Principal Seller and the Principal Purchaser shall attempt in good faith to reach agreement in respect thereof and if they are unable to do so then either the Principal Seller or the Principal Purchaser may, by notice to the other, give an Appointment Notice. The Principal Purchaser shall procure that after the service of a Purchasers’ Disagreement Notice, it shall give the Principal Seller and its accountants access to the Purchasers’ accountants’ working papers and files (with the right to take copies at the Principal Seller’s expense) and personnel which or who are relevant to the review of the Purchasers’ Disagreement Notice by the Principal Seller or its accountants.

4.3	Except to the extent that the parties agree otherwise, the Reporting Accountants shall determine their own procedure but:
4.3.1	apart from procedural matters and as otherwise set out in this Agreement shall determine only:
(i)	whether any of the arguments for an alteration to the draft Net Current Asset Statement put forward in the Sellers’ Disagreement Notice or the Purchasers’ Disagreement Notice is correct in whole or in part; and

(ii)	if so, what alterations should be made to the draft Net Current Asset Statement in order to correct the relevant inaccuracy in it;
4.3.2	shall apply the accounting policies, principles, practices, terms and conditions, methods and bases referred to in this Schedule 6;

4.3.3	shall make their determination pursuant to paragraph 4.3.1 above as soon as is reasonably practicable;

4.3.4	the procedure of the Reporting Accountants shall:
(i)	give the parties a reasonable opportunity to make written and oral representations to them;

(ii)	require that the parties supply each other with a copy of any written representations at the same time as they are made to the Reporting Accountants; and

(iii)	permit each party to be present while oral submissions are being made by any other party;
4.3.5	for the avoidance of doubt, the Reporting Accountants shall only address and resolve differences of the parties and shall not otherwise be entitled to determine the scope of their own jurisdiction; and

4.3.6	there is no presumption that the treatment of any matter in dispute should or should not be changed from that in draft Net Current Asset Statement and no objection should be made to any matter raised by the Purchasers’ Disagreement Notice on the grounds that the matter in respect of which such notice is raised is below any materiality level which might otherwise apply.
4.4	The determination of the Reporting Accountants pursuant to paragraph 4.3.1 shall: (i) be made in writing and sent to the parties at such time as they shall determine; and (ii) unless otherwise agreed by the parties, include reasons for each relevant determination.

4.5	The Reporting Accountants shall act as experts and not as arbitrators and their determination of any matter falling within their jurisdiction shall be final and binding on the parties save in the event of manifest error (when the relevant part of their determination shall be void and the matter shall be remitted to the Reporting Accountants for correction). In particular, without limitation their determination shall be deemed to be incorporated into the draft Net Current Asset Statement, which, as adjusted, shall then be final and binding on the Sellers and the Purchasers save as aforesaid.

4.6	The parties shall co-operate with the Reporting Accountants and comply with their reasonable requests made in connection with the carrying out of their duties under this Agreement. In particular, without limitation: (i) the Purchasers shall keep up to date and, subject to reasonable notice, make available to the Principal Seller, the Principal Seller’s representatives and the Reporting Accountants its books and records relating to the relevant Group Companies during normal office hours during the period from the appointment of the Reporting Accountants down to the making of the relevant determination; and (ii) during such period the Principal Seller shall and shall procure that its representatives shall subject to the Purchasers providing or procuring the provision of any hold harmless undertaking that the Principal Seller’s accountants may reasonably require and subject to reasonable notice make available to the Principal Purchaser, the Purchasers’ representatives and the Reporting Accountants the working papers and files relating to the preparation of the draft Net Current Asset Statement.

4.7	Subject to paragraph 4.9, nothing in this paragraph 4 shall entitle a party or the Reporting Accountants access to any information or document which is protected by legal professional privilege, or which has been prepared by the other party or its accountants and other professional advisers with a view to assessing the merits of any claim or argument.

4.8	A party shall not be entitled by reason of paragraph 4.9 to refuse to supply such part or parts of documents as contain only the facts on which the relevant claim or argument is based.

4.9	Each party shall, and shall procure that its accountants and other advisers shall, and shall instruct the Reporting Accountants to keep all information and documents provided to them pursuant to this paragraph 4 confidential and shall not use the same for any purpose, except for disclosure or use in connection with the preparation of the Net Current Asset Statement, the proceedings of the Reporting Accountants or another matter arising out of this Agreement or in defending any claim or argument or alleged claim or argument relating to this Agreement or its subject matter.

5	Interest

If the Principal Purchaser serves a Purchasers’ Disagreement Notice on the Principal Seller, in accordance with paragraph 4.1 of this Part 2 of this Schedule 6, any payments to be made in accordance with Clause 9.2 (Adjustment to Consideration) to the extent not paid on or before the Purchasers’ Disagreement Notice shall include interest thereon calculated from the date of receipt by the Principal Seller of the Purchasers’ Disagreement Notice to the date of payment at a rate per annum of 2 per cent above the base rate from time to time of EONIA (calculated on basis of the rate published on the date such payment was due (or if not published on such date, the next date on which it is published)). Such interest shall accrue from day to day.

Part 3
Accounting policies to be adopted in the Net Current Asset Statement
1	Preparation of Valuation

The Net Current Asset Statement and any element of it shall be prepared in accordance with the policies that are referred to, and in the order of priority shown, in this paragraph 1:

1.1	in accordance with the provisions of this Part 3 of Schedule 6;

1.2	save to the extent inconsistent with or contradictory to paragraph 1.1, on a basis consistent with the Audited Accounts, using the same accounting principles, policies and practices, and in accordance with the law and applicable standards, principles and practices generally accepted in the jurisdiction of incorporation of the relevant Group Company; and

1.3	save to the extent inconsistent with or contradictory to paragraphs 1.1 and 1.2, in accordance with GAAP as at the Completion Date.

2	Specific Accounting Policies

2.1	The Net Current Asset Statement shall be drawn up on a going concern basis as at 2400 hours (CET) at the end of the Completion Date on a basis consistent with the Management Accounts (save to the extent inconsistent with the policies set out below) or, if completed in time, in respect of the relevant Group Companies, the audited accounts prepared in accordance with Part 5 of this Schedule 6. No account shall be taken of events taking place or information becoming available after the date the Seller delivers the Draft Net Current Asset Statement to the Purchasers pursuant to paragraph 2.1 of Part 2 of this Schedule 6. Events taking place and information available before that date will only be reflected in the Draft Net Current Asset Statement if they provide additional evidence of conditions existing at the date of the Net Current Asset Statement.

2.2	The Net Current Asset Statement will exclude any effects of the change of control or ownership of the Group contemplated by this Agreement. Where judgement is required in determining the value of assets and liabilities, the Net Current Asset Statement will reflect the decisions of the management of the Group up to and including the Completion Date and not those of the management of the Group or the Purchasers after that date.

2.3	The Net Current Asset Statement will be prepared on the basis of an aggregation of net current asset statements drawn up for each Group Company in each case as at 2400 hour (CET) at the end of the Completion Date and in accordance with the policies set out in this Part 3 of Schedule 6. For the avoidance of doubt, the Seller Retained Costs and the Agreed Reduction shall only be included once in such aggregation.

2.4	The Net Current Asset Statement will exclude any amount estimated to be due (or any provision) in respect of:
2.4.1	any losses referred to in Clause 10.4;

2.4.2	the re-commissioning of the health club and fitness centre (including swimming pool) at the Hotel at Munich City Centre; and

2.4.3	the installation of fire resistant doors for an elevator in the Hotel at Florence.
2.5	No amounts shall be included as Current Assets in respect of:

2.5.1	the refurbishment works listed in:
(i)	the definition of Seller Retained Costs;

(ii)	Clause 5.3 of this Agreement; and

(iii)	paragraphs 2.4.2 and 2.4.3 above;
2.5.2	the proceeds of sale of any fixed assets sold since 1 January 2006 and the process (other than in respect of the Pre-Sale Reorganisation and transaction set out in paragraph 2.5.3 below but including the sum of €327,751 in respect of payment by the purchaser to the vendor in respect of working capital to the sale of HI Gent); and

2.5.3	the €500,000 receivable from a building contractor as compensation for the business interruption and loss of 18 parking spaces at the Hotel at HI Amsterdam pursuant to an agreement dated 22 December 2003, provided that if such €500,000 receivable is received prior to Completion, then €500,000 shall be included in the Current Assets.
2.6	The values attributable to each element of the Net Current Asset Statement in respect of: (i) Holiday Inn Hotelgesellschaft mbH; and (ii) Hochstrasse 3 Hotelgesellschaft MbH shall be calculated as if the Sellers’ direct and indirect shareholdings in such companies were 100% (and not 90%).

2.7	The values attributable to each element of the Net Current Asset Statement in respect of: (i) LIMNA Hotelbetriebsgesellschaft mbH & Co. Verwaltungs KG; (ii) LIMNA Hotelbetriebs GmbH; (iii) BVH Hotelbesitzgesellschaft mbH; and (iv) BVH Hotelbesitzgesellschaft mbH & Co. Verwaltungs KG shall be in proportion to the direct or indirect shareholdings and interests of the Sellers in such entities.

2.8	The Net Current Asset Statement will take into account any amount estimated to be due to or by a Group Company to or by a member of the Sellers’ Group pursuant to the Profit and Loss Transfer Agreements for the period ending on the Accounting Reference Period End Date (as defined in Part 5 of this Schedule 6).

3	Cash, Stock and Debtors, Deferred Income and Prepayments

3.1	Doubtful debts

Doubtful debt provisions will be included applying consistent principles to those used in the Management Accounts.

3.2	Debtors

All Debtors of the Group Companies as at the Completion Date shall be included.

3.3	Stock not included

Any items of Stock which are unsaleable, unusable, spoilt or out of date shall be excluded from the Stock.

3.4	Deferred Income and Prepayments

Deferred Income and Prepayments will be apportioned on a time basis in relation to the period to which the Deferred Income or the Prepayment relates, as at 2400 hours CET at the end of the Completion Date.

3.5	Cash

Cash shall be determined by reference to the cash book balance used by the Group Companies as opposed to the Group Companies’ bank statement balance and shall include any Cash held at the relevant Property to the extent not included in the cash book balances.

4	Current Liabilities

4.1	Corporate Income Tax

The recognition of the liability for Taxation (if any) will include all unpaid Tax liabilities for prior Tax years adjusted to reflect liability for Taxation (if any) arising on profits generated during the current tax year up to the Completion Date (but in all cases excluding any Tax taken into account in Accruals or Trade Creditors). Such liability and adjustment will be calculated on the basis of GAAP and tax rules and practices applied to each Group Company, in the case of GAAP and save for those Group Companies which were members of a fiscal unity immediately prior to Completion as if each Group Company were not a member of a group of companies. Where a Group Company does not terminate its accounting period on Completion, liabilities to Tax and Reliefs shall be computed as if the period commencing on the date after the end of the last accounting period before Completion in relation to which Tax has been computed for the relevant Group Company and ending on Completion, was a period by reference to which a Tax return fell to be made to the relevant Tax Authority.

4.2	Inter-Company Trading Amounts

Inter-Company trading amounts so far as they are solely between Group Companies shall be deemed to be reconciled to zero at the Completion Date.

4.3	Trade Creditors

All Trade Creditors of the Group Companies as at the Completion Date shall be included.

4.4	Deferred Tax

Deferred Tax shall not be treated as a current liability.

Part 4
Pro forma Net Current Asset Statement
Pro forma Net Current Asset Statement in respect of the Net Current Assets Amount

Asset/Liability	Amount (€)		Amount (€)
Current Assets
Debtors	•
Stock	•
Inter-Group Receivables	•
Cash	•
•
Less
Current Liabilities
Trade Creditors	(•	)
Inter-Group Payables	(•	)
Corporate Income Tax	(•	)
			(•	)
Less
Seller Retained Costs	(•	)
Agreed Reduction	(280,000)
Net Current Assets/(Liabilities) Amount			•/(•	)

Part 5
Profit and Loss Transfer Agreements Adjustment
1	The actual amounts due to or by any Group Company to or by a member of the Sellers’ Group pursuant to the Profit and Loss Transfer Agreements for the period ending on the Accounting Reference Period End Date shall be determined by the Principal Seller on the basis of the audited accounts of the relevant Group Companies (“Short Accounting Year Audited Accounts”) for the period ending on the Accounting Reference Period End Date.

2	The Principal Seller shall produce or procure the production of the Short Accounting Year Audited Accounts consistent with the Audited Accounts, using the same accounting principles, policies and practices, and in accordance with the law and applicable standards, principles and practices generally accepted in Germany.

3	In order to allow the Principal Seller to prepare the Short Accounting Year Audited Accounts the Principal Purchaser shall:

3.1	keep up-to-date and make available to the Principal Seller and its representatives its books and records relating to the Group Companies (with the right to take copies at the Principal Seller’s cost) during normal office hours and co-operate with it with regard to the calculation and review of the draft of the Short Accounting Year Audited Accounts;

3.2	insofar as it is reasonable to do so, make available the services of the employees of the relevant Group Companies to assist the Principal Seller and its representatives to undertake the matters contemplated by paragraph 2; and

3.3	provide or ensure the provision of all other information and assistance which may reasonably be requested by the Principal Seller.

4	The parties agree that the Group Companies’ auditors (being Ernst & Young LLP (“EY”)) shall be instructed by the Group Companies to carry out a statutory audit of such accounts of the relevant Group Companies for the short accounting period and both parties agree to provide EY with (or procure the provision to EY of) all such papers, records and other documentation and assistance that EY requires in order that it may complete the audit of the Group Companies. The parties agree that the cost of production of the Short Accounting Year Audited Accounts and of the audit thereof is to be shared equally between the Principal Seller and the Principal Purchaser.

5	To the extent that the amounts due to or by any Group Company to or by any member of the Sellers’ Group pursuant to the Profit and Loss Transfer Agreements, as determined in accordance with this Part 5 of Schedule 6, differ from the aggregate of: (i) any amounts already paid; and (ii) any amounts taken into account in the preparation of the Net Current Asset Statement, in each case pursuant to the Profit and Loss Transfer Agreements in respect of the period ending at Completion, an appropriate adjustment shall be made to the consideration payable for the Shares under this Agreement and a payment shall be made by the Principal Purchaser to the Principal Seller or by the Principal Seller to the Principal Purchaser accordingly.

6	“Accounting Reference Period End Date” means the date between the date hereof and the Completion Date on which an accounting period for the Group Companies who are party to the Profit and Loss Transfer Agreements, ends.

Schedule 7
European Business Sale Adjustments
(Clause 9.1)
Part 1
Definitions
For the purposes of this Schedule 7:
“Appointment Notice” means a notice given by the Principal Seller or the Principal Purchaser, as the case may be, to the other pursuant to paragraph 4.2 of Part 2 of this Schedule 7, requiring that the draft European Business Net Asset Statement be referred to the Reporting Accountants;
“European Business Accruals” means the monetary value of all goods and services received by the European Business before the Completion Date which have not been paid for by the relevant Business Seller as at 2400 hours (CET) at the end of the Completion Date;
“European Business Accrued Income” means the monetary value of all goods and services provided by the European Business before the Completion Date for which revenue has not been received by the relevant Business Seller as at 2400 hours (CET) at the end of the Completion Date;
“European Business Cash” means the aggregate amount of cash at the Hotels of the relevant European Business;
“European Business Deferred Income” means all payments received by the relevant Business Seller before the Completion Date relating to a service to be provided by the relevant Business Seller on or after the Completion Date including any Health Club Membership Fees, but excluding any Business Guest Deposits;
“European Business Employees Accruals” means any wages, salaries, deductions from employees salaries on account of tax, VAT, accrued income tax and rates and employer’s and employees social security payment and pension contribution accruals for the calendar month in which the Completion Date falls, and any amounts in respect of bonuses for 2005 and prior years and for the period up to Completion in respect of Business Employees which will be apportioned on a pro-rata basis;
“European Business Guest Accounts” means uninvoiced accounts of guests staying at any Property of the relevant Business as at Completion who are booked to remain at that Property after Completion and uninvoiced or invoiced but unpaid accounts of corporate clients in respect of guests who have stayed at any Property of the Business prior to Completion;
“European Business Guest Deposits” means advance deposits and receipts of guests who will be staying at or using the services provided at any Property of the Business following the Completion Date and any sums credited to corporate client accounts in respect of guests who will be staying at or using the services provided at any Property of the Business following the Completion Date;
“European Business Prepayments” means all prepayments made by the relevant Business Seller on or before the Completion Date which relate to a supply to the relevant Business Seller of goods and/or services to be provided after the Completion Date including, in relation to the Spanish Business, any Spanish Business Advanced Taxes;

“European Business Stock” means all items which have prior to the date hereof, in accordance with the provisions of paragraph 1.2 of Part 3 of this Schedule 7, been regarded as stock which are unused, owned beneficially by the relevant Business Seller and held at any Property at Completion;
“Health Club Membership Fees” means all membership fees paid to the relevant Business Seller by members of the health club located at any Property and run by the relevant Business Seller which relate to the period of membership following the Completion Date;
“Purchasers’ Disagreement Notice” means a notice given by the Purchasers pursuant to paragraph 4.1 of Part 2 of this Schedule 7 stating that the draft European Business Net Asset Statement does not comply with the provisions of this Schedule 7;
“Reporting Accountants” means PricewaterhouseCoopers or, if that firm is unable or unwilling to act in any matter referred to them under this Agreement, a firm of Chartered Accountants to be agreed by the Principal Seller and the Purchasers within five Business Days of a notice by one to the other requiring such agreement or failing such agreement to be nominated on the application of either of them by or on behalf of the President for the time being of the Institute of Chartered Accountants in England and Wales;
“Seller’s Disagreement Notice” means a notice given by the Principal Seller pursuant to paragraph 4.2 of Part 2 of this Schedule 7 stating its reasons for disagreement with the Purchasers’ Disagreement Notice; and
“Spanish Business Advanced Taxes” means real estate tax for the year 2006 in relation to the Properties located in Spain, as well as any other Taxes related to the Properties located in Spain paid by the Business Seller for the whole year 2006, accrued for the period between Completion up to 31 December 2006.

Part 2
Determination and Confirmation of European Business Net Assets
1	Stock Statement

The Principal Seller shall on the Completion Date produce the Stock Statement as at 2400 (CET) at the end of the Completion Date as agreed with the Principal Purchaser.

2	Submission of the European Business Net Asset Statement

2.1	European Business Net Asset Statement

The Principal Seller shall use its reasonable endeavours to procure that, as soon as practicable following the Completion Date (and in any event on or before the day that is 30 Business Days following the Completion Date), it prepares and delivers to the Principal Purchaser the European Business Net Asset Statement for the each of Spanish Business, Austrian Business and German Business, and in aggregate as at the Completion Date provided that if pursuant to Clause 4.4, the Austrian Business is not to be transferred, the European Business Net Asset Statement shall exclude the Austrian Business:
2.1.1	including the aggregate of the Spanish Business Stock, Austrian Business Stock and German Business Stock values determined in accordance with paragraph 1 of this Part 2 of this Schedule 7;

2.1.2	in accordance with the principles and methodology set out in Part 3 of this Schedule 7; and

2.1.3	in the format of the pro forma European Business Net Asset Statement set out in Part 4 of this Schedule 7.
3	Access to Information

In order to allow the Principal Seller to prepare, and the Principal Purchaser to review, the European Business Net Asset Statement:

3.1	the Principal Purchaser shall:
3.1.1	keep up-to-date and make available to the Principal Seller and its representatives its books and records relating to the European Business (with the right to take copies) during normal office hours and co-operate with it with regard to the calculation and review of the draft European Business Net Asset Statement;

3.1.2	insofar as it is reasonable to do so, make available the services of the employees of the European Business to assist the Principal Seller and its representatives to undertake the matters contemplated by this paragraph 3; and

3.1.3	provide or ensure the provision of all other information and assistance which may reasonably be requested by the Principal Seller.
3.2	The Principal Seller shall procure that after the preparation of the draft European Business Net Asset Statement, it shall give the Principal Purchaser and its representatives access to the working papers and files (with the right to take copies at the Principal Purchaser’s expense) and personnel which or who are relevant to the review of the draft European Business Net Asset Statement by the Principal Purchaser or its representatives subject to the Purchasers providing or procuring the provision of any hold harmless undertaking that the Principal Seller’s accountants may require.

4	Preparation

4.1	Within 30 Business Days of receipt by the Principal Purchaser of the draft European Business Net Asset Statement, the Principal Purchaser may serve a Purchasers’ Disagreement Notice and attach a schedule of those items in respect of which it disagrees with the draft European Business Net Asset Statement together with reasons for the disagreement in reasonable detail. In the absence of such notice, the draft European Business Net Asset Statement shall become the European Business Net Asset Statement and shall be final and binding on the parties for all purposes.

4.2	If the Principal Purchaser gives a valid Purchasers’ Disagreement Notice, the Principal Seller may serve a Sellers’ Disagreement Notice stating its reasons for disagreement (in reasonable detail) with the Purchasers’ Disagreement Notice within 10 Business Days of receipt by the Principal Seller of the Purchasers’ Disagreement Notice. If the Principal Seller does not serve such a valid Sellers’ Disagreement Notice, the draft European Business Net Asset Statement as amended to reflect the matters specified in the Purchasers’ Disagreement Notice shall be the European Business Net Asset Statement and shall be final and binding on the parties for all purposes. Within a further 10 Business Days from the date of the Purchasers’ Disagreement Notice, the Principal Seller and the Principal Purchaser shall attempt in good faith to reach agreement in respect thereof and if they are unable to do so then either the Principal Seller or the Purchasers may, by notice to the other, give an Appointment Notice. The Principal Purchaser shall procure that after the service of a Purchasers’ Disagreement Notice, it shall give the Principal Seller and its accountants access to the Purchasers’ accountants’ working papers and files (with the right to take copies at the Principal Seller’s expense) and personnel which or who are relevant to the review of the Purchasers’ Disagreement Notice by the Principal Seller or its accountants.

4.3	Except to the extent that the parties agree otherwise, the Reporting Accountants shall determine their own procedure but:
4.3.1	apart from procedural matters and as otherwise set out in this Agreement shall determine only:
(i)	whether any of the arguments for an alteration to the draft European Business Net Asset Statement put forward in the Principal Sellers’ Disagreement Notice or the Purchasers’ Disagreement Notice is correct in whole or in part; and

(ii)	if so, what alterations should be made to the draft European Business Net Asset Statement in order to correct the relevant inaccuracy in it;
4.3.2	shall apply the accounting policies, principles, practices, terms and conditions, methods and bases referred to in this Schedule 7;

4.3.3	shall make their determination pursuant to paragraph 4.3.1 above as soon as is reasonably practicable;

4.3.4	the procedure of the Reporting Accountants shall:
(i)	give the parties a reasonable opportunity to make written and oral representations to them;

(ii)	require that the parties supply each other with a copy of any written representations at the same time as they are made to the Reporting Accountants; and

(iii)	permit each party to be present while oral submissions are being made by any other party;
4.3.5	for the avoidance of doubt, the Reporting Accountants shall only address and resolve differences of the parties and shall not otherwise be entitled to determine the scope of their own jurisdiction; and

4.3.6	there is no presumption that the treatment of any matter in dispute should or should not be changed from that in draft European Business Net Asset Statement and no objection should be made to any matter raised by the Purchasers’ Disagreement Notice on the grounds that the matter in respect of which such notice is raised is below any materiality level which might otherwise apply.
4.4	The determination of the Reporting Accountants pursuant to paragraph 4.3.1 shall: (i) be made in writing and sent to the parties at such time as they shall determine; and (ii) unless otherwise agreed by the parties, include reasons for each relevant determination.

4.5	The Reporting Accountants shall act as experts and not as arbitrators and their determination of any matter falling within their jurisdiction shall be final and binding on the parties save in the event of manifest error (when the relevant part of their determination shall be void and the matter shall be remitted to the Reporting Accountants for correction). In particular, without limitation their determination shall be deemed to be incorporated into the draft European Business Net Asset Statement, which, as adjusted, shall then be final and binding on the Sellers and the Purchasers save as aforesaid.

4.6	The parties shall co-operate with the Reporting Accountants and comply with their reasonable requests made in connection with the carrying out of their duties under this Agreement. In particular, without limitation: (i) the Purchasers shall keep up to date and, subject to reasonable notice, make available to the Principal Seller, the Principal Seller’s representatives and the Reporting Accountants its books and records relating to the European Business during normal office hours during the period from the appointment of the Reporting Accountants down to the making of the relevant determination; and (ii) during such period the Principal Seller shall and shall procure that its representatives shall subject to the Purchasers providing or procuring the provision of any hold harmless undertaking that the Principal Seller’s accountants may reasonably require and subject to reasonable notice make available to the Principal Purchaser, the Purchasers’ representatives and the Reporting Accountants the working papers and files relating to the preparation of the draft European Business Net Asset Statement.

4.7	Subject to paragraph 4.9, nothing in this paragraph 4 shall entitle a party or the Reporting Accountants access to any information or document which is protected by legal professional privilege, or which has been prepared by the other party or its accountants and other professional advisers with a view to assessing the merits of any claim or argument.

4.8	A party shall not be entitled by reason of paragraph 4.9 to refuse to supply such part or parts of documents as contain only the facts on which the relevant claim or argument is based.

4.9	Each party shall, and shall procure that its accountants and other advisers shall, and shall instruct the Reporting Accountants to keep all information and documents provided to them pursuant to this paragraph 4 confidential and shall not use the same for any purpose, except for disclosure or use in connection with the preparation of the European Business Net Asset Statement, the proceedings of the Reporting Accountants or another matter arising out of this Agreement or in defending any claim or argument or alleged claim or argument relating to this Agreement or its subject matter.

5	Interest

If the Principal Purchaser serves a Purchasers’ Disagreement Notice on the Principal Seller, in accordance with paragraph 4.1 of this Part 2 of this Schedule 7, any payments to be made in accordance with Clause 9.2 (Adjustment to Consideration) to the extent not paid on or before the Purchasers’ Disagreement Notice shall include interest thereon calculated from the date of receipt by the Principal Seller of the Purchasers’ Disagreement Notice to the date of payment at a rate per annum of 2 per cent above the base rate from time to time of EONIA (calculated on basis of the rate published on the date such payment was due (or if not published on such date, the next date on which it is published)). Such interest shall accrue from day to day.

Part 3
Accounting policies to be adopted in the European Business Net Asset
Statement
1	Preparation of Valuation

The European Business Net Asset Statement and any element of it shall be prepared in accordance with the policies that are referred to, and in the order of priority shown, in this paragraph 1:

1.1	in accordance with the provisions of this Part 3 of Schedule 7;

1.2	save to the extent inconsistent with or contradictory to paragraph 1.1, on a basis consistent with the Audited Accounts, using the same accounting principles, policies and practices, and in accordance with the law and applicable standards, principles and practices generally accepted in Spain, Germany and Austria (as applicable); and

1.3	save to the extent inconsistent with or contradictory to paragraphs 1.1 and 1.2, in accordance with Spanish, German or Austrian GAAP (as applicable) as at the Completion Date.

2	Specific Accounting Policies

2.1	The European Business Net Asset Statement shall be drawn up on a going concern basis as at 2400 hours (CET) at the end of business on the Completion Date on a basis consistent with the Management Accounts (save to the extent inconsistent with the policies set out below). No account shall be taken of events taking place or information becoming available after the date the Principal Seller delivers the draft European Business Statement to the Purchasers pursuant to paragraph 2.1 of Part 2 of this Schedule 7. Events taking place and information available before that date will only be reflected in the draft European Business Net Asset Statement if they provide additional evidence of conditions existing at the European Business Net Asset Statement Date.

2.2	The European Business Net Asset Statement will exclude any effects of the change of control or ownership of the European Business contemplated by this Agreement. Where judgement is required in determining the value of assets and liabilities, the European Business Net Asset Statement will reflect the decisions of the Business Seller and the management of the European Business up to and including the Completion Date and not those of the management of the European Business or the Purchasers after that date.

2.3	The European Business Net Asset Statement will be prepared on the basis of aggregated net current asset statements for each of the Spanish Business, the Austrian Business and the German Business in each case drawn up as at 2400 (CET) at the end of the Completion Date and in accordance with the policies set out in this Part 3 of Schedule 7.

3	European Business Cash, Stock, Deferred Income and Prepayments

3.1	Stock not included

Any items of European Business Stock which are unsaleable, unusable, spoilt or out of date shall be excluded from the European Business Stock.

3.2	Deferred Income and Prepayments

European Business Deferred Income and European Business Prepayments will be apportioned on a time basis in relation to the period to which the European Business Deferred Income or the European Business Prepayment relates, as at 2400 hours CET at the end of the Completion Date.

Part 4
Pro forma European Business Net Asset Statement
Pro forma European Business Net Asset Statement in respect of the European Business Net Assets Amount

Asset/Liability	Amount (€)		Amount (€)
Current Assets
European Business Cash	•
European Business Stock	•
European Business Guest Accounts	•
European Business Prepayments	•
European Business Accrued Income	•
•
Less
Current Liabilities
European Business Guest Deposits	(•	)
European Business Employees Accruals	(•)/•
European Business Accruals	(•	)
European Business Deferred Income	(•	)
			(•	)
European Business Net Assets/(Liabilities) Amount			•/(•	)

Schedule 8
Warranties given by the Sellers
(Clause 10)
1	Corporate Information

1.1	The Shares and the Group Companies
1.1.1	Each Share Seller is entitled to sell and transfer to the Purchasers the full legal and beneficial ownership of the Shares set opposite its name in column 2 to Schedule 1 free from all Encumbrances on the terms of this Agreement without the consent of any other party.

1.1.2	The Shares set opposite the Share Sellers’ names in column 2 to Schedule 1 have been properly and validly issued and allotted and are each fully paid.

1.1.3	Each Group Company is the sole legal and beneficial owner of all the issued and allotted shares in the Group Companies set out against their names in Part 1 of Schedule 2 and in the Subsidiaries in Part 2 of Schedule 2 free from all Encumbrances.

1.1.4	The shares in the Subsidiaries comprise the whole of the issued and allotted share capital of the Subsidiaries, have been properly and validly issued and allotted and each are fully paid.

1.1.5	No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issue, registration, sale or transfer, amortisation or repayment of any share capital or any other security giving rise to a right over, or an interest in, the capital of any Group Company under any option, agreement or other arrangement (including conversion rights and rights of pre-emption).

1.1.6	The Shares and the shares in the Subsidiaries have not been and are not listed on any stock exchange or regulated market.

1.1.7	No Group Company has any interest in, or has agreed to acquire, any share capital or other security referred to in paragraph 1.1.5 of any other company (wherever incorporated), association or partnership, other than: (a) the Group Companies and Subsidiaries set out in Schedule 2; or (b) an interest of less than 0.1 per cent in companies listed on any stock exchange or in regulated investment funds which, in either case, the Group Company holds for cash management purposes.

1.1.8	The particulars contained in Schedule 2 are true and accurate.

1.1.9	No Group Company has, outside its country of incorporation, any branch or permanent establishment.
1.2	Insolvency etc.
1.2.1	No Group Company is insolvent under the laws of its jurisdiction of incorporation or otherwise unable to pay its debts as they fall due, nor is it the subject of a provisional stay of actions nor of voluntary settlement proceedings; and, so far as the Sellers are aware, there is no reason why any Group Company should become the subject of such measures or proceedings.

1.2.2	There are no proceedings in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or other insolvency proceedings concerning any Group Company or the European Business and so far as the Sellers are aware, no events have occurred which, under applicable laws, would justify such proceedings.

1.2.3	So far as the Sellers are aware, no steps have been taken to enforce any security over any assets of any Group Company or the European Business and no event has occurred to give the right to enforce such security.
1.3	Constitutional Documents, Corporate registers and minute books
1.3.1	The constitutional documents in the Data Room are true and accurate copies of the constitutional documents of the Group Companies and, so far as the Sellers are aware, there have not been and are not any breaches by any Group Company of its constitutional documents which would have a material adverse effect on the business of the Group.

1.3.2	The registers and minute books required to be maintained by each Group Company under the law of the jurisdiction of its incorporation:
(i)	are up-to-date;

(ii)	are maintained in accordance with applicable law; and

(iii)	contain records of all matters required to be dealt with in such books and records.
1.3.3	All registers and books referred to in paragraph 1.3.2 are in the possession (or under the control) of the relevant Group Company.

1.3.4	All filings, publications, registrations and other formalities required by applicable law to be delivered or made by the Group Companies to company registries in each relevant jurisdiction have been duly delivered or made on a timely basis.

1.3.5	Each Group Company has full capacity and corporate powers to hold or rent its property and carry on its activity as it is carried on at the date of this Agreement.

1.3.6	There are no powers of attorney nor other authority to bind or commit any Group Company to any obligation not in the ordinary course of the relevant Group Company’s business in force given by any of the Group Companies to any person who is not a director or employee of a Group Company.
2	Audited Accounts

2.1	Latest Audited Accounts

The audited accounts of the Group Companies for the financial period ended on the Accounts Date have been prepared:
2.1.1	in accordance with applicable law and with the accounting principles, standards and practices generally accepted at the Accounts Date; and

2.1.2	subject to paragraph 2.1.1, on a basis consistent, in all material respects, with that adopted in preparing the audited accounts of such Group Companies for the previous two financial years, so as to give a true and fair view of the state of affairs of the Group Companies at the Accounts Date and of the profits or losses for the period concerned.

2.2	Management Accounts and Aggregated Financial Summary

The Management Accounts and the Aggregated Financial Summary have been prepared with due care in accordance with USALI applied on a consistent basis, it being acknowledged: (i) that the Management Accounts have been prepared for internal purposes only and have not been audited; (ii) that the Management Accounts are interim accounts where cut-off and closing procedures are usually not performed to the same standard as for year-end accounts and where income and expenses may not be fully reflected in the Management Accounts relating to the period in which they were incurred; and (iii) that the Aggregated Financial Summary is extracted from the management accounts of the Hotels for the relevant period (which have been prepared on the same basis as the Management Accounts) and has not been audited.

2.3	Off-balance Sheet Commitments

Except as disclosed in the Accounts, no Group Company has outstanding any loan capital, nor has it factored, discounted or securitised any of its debts, nor has it engaged in any financing of a type which would not be required to be shown or reflected in its audited accounts.

2.4	Since the Accounts Date

Since the Accounts Date and up to the date hereof:
2.4.1	the business of the Group has been carried on as a going concern in the ordinary course, without any material interruption or material alteration in its nature, scope or manner;

2.4.2	no material capital commitments (other than in relation to the ongoing construction work at Holiday Inns Munich City Centre) have been entered into by any Group Company or any Business Seller (in relation to the European Business) other than is contemplated by such Group Company’s or Business Seller’s (in relation to the European Business) capital budget. For these purposes a material capital commitment is one involving capital expenditure of over €500,000 exclusive of VAT for any Hotel or €5,000,000 exclusive of VAT for all the Hotels;

2.4.3	no Group Company has declared, made or paid any dividend or other distribution of profits or assets to the Sellers;

2.4.4	no Group Company has issued or agreed to issue any share capital or any other security giving rise to a right over its capital; and

2.4.5	no Group Company has redeemed or purchased or agreed to redeem or purchase any of its share capital;

2.4.6	no Group Company has incurred any outstanding any loan capital, nor has it factored, discounted or securitised any of its debts, nor has it engaged in any financing of a type which would not be required to be shown or reflected in its audited accounts;

2.4.7	no Group Company has modified or agreed to modify, in any manner whatsoever, the remuneration or benefits granted to its employees (other than in the ordinary course of business);

2.4.8	no Group Company has settled any dispute for an amount greater than €100,000; and

2.4.9	no Group Company has transferred, pledged, leased or granted a permit over its assets to third parties in each case for an individual amount greater than €50,000 or for an aggregate amount greater than €1,000,000.
3	Guarantees

3.1	Summary details of all outstanding guarantees, indemnities, suretyship, mortgages, pledges, assignments, liens or security given other than in the ordinary course of business:
3.1.1	by any Group Company or any Business Seller (in relation to the European Business); or

3.1.2	for the benefit of any Group Company or the European Business, in excess of €100,000 are disclosed in the Data Room.
3.2	No Group Company has any outstanding or available financial facilities (which for the avoidance of doubt shall exclude any occupational leases and operating leases in the ordinary course) owed to or made available by any person which is not a Group Company or a member of the Sellers’ Group.

4	Properties

4.1	General
4.1.1	The Properties comprise all the land and buildings owned, leased or occupied by a member of the Group.

4.1.2	The Group Company and the relevant Business Seller named in Schedule 3 as owner of a Property is the legal owner of and beneficially entitled to the whole of the proceeds of sale of that Property.

4.1.3	The information contained in Schedule 3 as to the tenure of the Properties and the details set out therein are true and accurate.

4.1.4	No Group Company has any actual or contingent liability in respect of any estate or interest in real property whether arising as original tenant, assignee, guarantor or otherwise, other than in respect of the Properties or any properties forming part of the Pre-Sale Reorganisation.
4.2	Material Issues Reports on Title

So far as the Sellers are aware, the deeds, documents and information supplied to the Sellers’ Property Lawyers for the purpose of preparation of the Material Issues Reports on Title were when supplied and remain now complete and correct in all material respects and so far as the Sellers are aware the information contained in the Material Issues Reports on Title is complete and accurate in all material respects.

4.3	Properties

Possession and occupation
4.3.1	A member of the Group or a Business Seller is in actual occupation and possession of the whole of each of the Properties, none of which is vacant, and (except by virtue of the Letting Documents) no other person is in or actually or conditionally entitled to possession, occupation, use or control of any of the Properties.
Title
4.3.2	There is no financial charge, mortgage or other security interest in or over or affecting any of the Properties.

4.3.3	No Properties are affected by a subsisting contract for sale.

4.3.4	Each Group Company or Business Seller has in its possession or unconditionally held to its order all the original documents of title and other documents and papers relating to the Property owned or leased by it.
Notice of breach of encumbrances
4.3.5	No member of the Group and no Business Seller has received written notice of any breach of any covenants, obligations, title conditions, restrictions, stipulations or other matters set out or referred to in the deeds and documents relating to the Properties which notice remains outstanding.
Notices
4.3.6	No notices materially affecting any property matter in respect of the Properties have been given by any Seller or any Group Company and no such notices have been received by any Seller or any Group Company the subject matter of which would have a material adverse effect on the continued use of the Property as a hotel.
Leasehold Properties
4.3.7	In relation to such of the Properties as are leasehold:
(i)	no written notice alleging any breach of the covenants or obligations contained in the Lease, whether on the part of the landlord or the tenant, remains outstanding;

(ii)	the Sellers have not received any notice with respect to any revision of rent, and so far as the Sellers are aware, no revision of rent is to take place except as provided for in the Leases;

(iii)	no collateral assurances, undertakings or concessions have been made in writing, so as to be legally enforceable, by any party to the Leases;

(iv)	so far as the Sellers are aware, no undocumented collateral assurances, undertakings or concessions have been made by any party to the Leases;

(v)	the last instalments of rent, additional rent, service charge (if any) and of all other payments due under such Leases respectively have been paid and were accepted by the landlord or its agents without qualification and no such payments are in dispute;

(vi)	all steps in rent reviews have been duly taken and no rent reviews are or should be currently under negotiation or the subject of a reference to an expert or arbitrator or the Courts; and

(vii)	no notice of forfeiture under applicable law has been served on any Group Company.
Material Letting Documents
4.3.8	In relation to any Material Letting Documents:
(i)	no collateral assurances, undertakings or concessions have been made in writing, so as to be legally enforceable, by any party to the Material Letting Documents and no surety or tenant or licensee has been expressly released from any obligation;

(ii)	so far as the Sellers are aware, no undocumented collateral assurances, undertakings or concessions have been made by any party to the Material Letting Documents;

(iii)	all rent, additional rent, service charge or other payments under the Material Letting Documents have been paid to date and no rent has been commuted, waived or paid in advance of the due date for payment and no such payment is in dispute;

(iv)	all steps in rent reviews have been duly taken and no rent reviews are or should be currently under negotiation or the subject of a reference to an expert or arbitrator or the Courts;

(v)	no written notice alleging any breach of any covenant (or obligation) or condition contained in the Material Letting Documents, whether on the part of the landlord or the tenant, remains outstanding; and

(vi)	so far as the Sellers are aware, there has been no sub-letting, parting with possession or sharing of occupation by any tenant who occupies any part of the Properties under the Material Letting Documents.
Disputes
4.3.9	There are no current material disputes relating to or in respect of any of the Properties and so far as the Sellers are aware, none are anticipated.

4.3.10	No Group Company and Seller has, in relation to any Property, made any claim or complaint in relation to any neighbouring property or its use or occupation which claim or complaint continues to subsist, and so far as the Sellers are aware, none are anticipated.
Planning and zoning matters
4.3.11	So far as the Sellers are aware, during the period of three years immediately prior to the date of this Agreement no development at the Properties has been undertaken in breach of the relevant planning and zoning legislation or regulations and no notice has been received by the Sellers of any such breach.
Title documents
4.3.12	The Sellers have provided in the Data Room true and complete copies of all deeds and documents relevant to the title of any member of the Sellers’ Group or any Business Seller to any of the Properties.
4.4	Construction
4.4.1	As at the date of this Agreement, in respect of the Properties (other than Holiday Inns Munich City Centre) there are no building, construction, refurbishment, repair or engineering works in progress nor are there any individual contracts in respect of which a Group Company or a member of the Sellers’ Group continue to have obligations in each case with an individual contract value in excess of €1,000,000 other than those set out in the Disclosure Letter.

4.4.2	The Sellers have provided in the Data Room true and complete copies of all building contracts and appointments affecting the Properties which have an individual contract value in excess of €1,000,000 and which have been entered into in the last three years immediately prior to the date of this Agreement.

4.4.3	In this paragraph 4.4.3, the expression “Construction Documentation” shall mean building contracts relating to the Properties: (i) in respect of which a certificate of practical completion was issued in the last three years immediately prior to the date of this Agreement; and/or (ii) relating to works in progress and “Relevant Claim” shall mean a written claim the value of which is in excess of €250,000.

In respect of the Construction Documentation there are no outstanding:
(i)	Relevant Claims for financial compensation, extension of time or variation;

(ii)	Relevant Claims against any member of the Sellers’ Group or any Group Company by any counterparty to the Construction Documentation alleging failure by the relevant member of the Sellers’ Group or Group Company to perform its obligations under the relevant Construction Documentation; or

(iii)	Relevant Claims against any counterparty to the Construction Documentation for failure by such counterparty to perform any obligation of that counterparty under the Construction Documentation.
4.5	Interpretation

If any term used in this paragraph 4 is specific to laws within a particular jurisdiction, it shall be taken to refer to the equivalent (or nearest equivalent) provision or legislation in the jurisdictions for each of the remaining Properties.

5	Ownership of Assets

5.1	Ownership

All assets included in the Audited Accounts or acquired by any of the Group Companies or any Business Seller since the Accounts Date, other than the Properties, and any assets disposed of or realised in the ordinary course of business, and excepting rights and retention of title arrangements arising by operation of law in the ordinary course of business:
5.1.1	are owned by the Group Companies and the Business Sellers;

5.1.2	are, where capable of possession, in the possession or under the control of the relevant Group Company or Business Seller; and

5.1.3	none of such assets is the subject of an Encumbrance or the subject of any factoring arrangement, conditional sale or credit agreement.
5.2	Leased Assets

The Disclosure Letter contains the list of Group Company and European Business leased assets (excluding Properties) with a lease cost of at least €50,000 per annum.

6	Information Technology, Data Protection and Intellectual Property

6.1	Definitions

For the purposes of this paragraph 6:

“Group IT” means all Information Technology which is owned by any Group Company or any Business Seller or which has in the last two years been used in connection with the business of any Group Company or the European Business other than Retained IT;

“Information Technology” means computer systems, communication systems, software and hardware;

“Material Intellectual Property” means all rights and interests held by any of the Group Companies or any Business Seller in Intellectual Property (whether as owner, licensee or otherwise) which at or immediately before Completion is used exclusively in relation to the Group and which is material to the business of the Group; and

“Retained IT” means Information Technology owned by, or licensed to, the Sellers’ Group.

Information Technology

6.2	Ownership

Each of the Group IT is owned by or licensed to the relevant Group Company or Business Seller.

6.3	Status

All arrangements relating to, and licences of, Group IT which is material to the business of the Group are summarised in the Data Room and:
6.3.1	are in full force and effect, no notice having been given by either side to terminate them;

6.3.2	no circumstances exist or have existed which would entitle a party to terminate them, vary them and/or make a claim for money or a money equivalent in respect of them; and

6.3.3	so far as the Sellers are aware the obligations of the parties thereto have been fully complied with,

and no disputes have arisen or are foreseeable in respect of those arrangements and licences.
6.4	Failure etc.

There are, and in the past two years there have been, no performance reductions or breakdowns of, or logical or physical intrusions to, any Information Technology or loss of data which have had (or are having) a material adverse effect on the business of the Group or the European Business and the Sellers are not aware of any fact or matter which may give rise to such a material adverse effect.

6.5	Protection

The Group have in place procedures which are in accordance with current good industry practice:
6.5.1	to prevent unauthorised access to and the introduction of viruses and other contaminants into the Group IT;

6.5.2	to take and store back-up copies of the software and data in the Group IT; and

6.5.3	to ensure that the business of the Group Companies and the European Business can continue without material disruption in the event of breakdown or performance reduction of the Group IT or loss of data, whether due to natural disaster, power failure or otherwise.
Data Protection

6.6	Compliance

In the last two years each Group Company and each Business Seller (in respect of the European Business) has complied in all material respects with all applicable requirements of any data protection legislation in the jurisdiction of its incorporation.

6.7	Regulators

In the last two years no notice alleging non-compliance with any applicable data protection legislation (including any enforcement notice, deregistration notice or transfer prohibition notice) has been received by any of the Group Companies or any Business Seller (in respect of the European Business) from any relevant regulator.

6.8	Undertakings

In the last two years no undertaking has been made in relation to data protection legislation by any Group Company or any Business Seller (in respect of the European Business) to any relevant regulator.

6.9	Notices etc.

In the last two years so far as the Sellers are aware, no correspondence, dispute, enquiry or information notice has been made or audit undertaken or proposed by any relevant regulator under data protection legislation in relation to any Group Company or the European Business.

Intellectual Property

6.10	Ownership

6.10.1	All the Material Intellectual Property (whether registered or not) and all pending applications therefor are (or where appropriate in the case of pending applications, will upon registration be) legally owned by, licensed to or used under the authority of the owner by the Group Companies or the Business Sellers.

6.10.2	No Material Intellectual Property infringes on any third party’s right and the Sellers have not received any claim with respect to such infringement.
7	Contracts

7.1	Contracts

Other than as disclosed in the Data Room, no Group Company or Business Seller is a party to or subject to any contract, transaction, arrangement, understanding or obligation (other than in relation to any property, lease or contract of employment) which is material to the business of the Group and which:
7.1.1	is not in the ordinary course of business;

7.1.2	is not on an arm’s length basis;

7.1.3	is of a long-term nature, that is unlikely to have been fully performed, in accordance with its terms, more than 12 months after the date on which it was entered into or undertaken;

7.1.4	restricts its freedom to carry on its business in any part of the world in such manner as it thinks fit so as to have a material adverse effect on the Group; or

7.1.5	involves the supply of goods and services, the aggregate sales value of which (exclusive of VAT) will be more than €75,000 for each Hotel.
7.2	Compliance with Contracts
7.2.1	So far as the Sellers are aware, the terms of all contracts referred to in paragraph 7.1 above have been complied with in all material respects by the relevant Group Companies and the relevant Business Seller;

7.2.2	so far as the Sellers are aware, as at the date hereof, no notice of termination or of intention to terminate has been received in respect of any contract referred to in paragraph 7.1 above and, so far as the Sellers are aware, there are no grounds for rescission, avoidance or repudiation of any such contract; and

7.2.3	summary details of all acquisitions or disposals of businesses or undertakings or shares (being in each case a transaction with a value of €1,500,000 or more) by any Group Company or any Business Seller (in respect of the European Business) in the last three years, together with details of any material actual or contingent liabilities that the Sellers are aware of in connection with any such disposal or acquisition, are contained in the Data Room.
7.3	Joint Ventures etc.

No Group Company or Business Seller is (in connection with the European Business), or has agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association (other than a recognised trade association in relation to which the Group Company or the Business Seller has no liability or obligation except for the payment of annual subscription or membership fees).

7.4	Agreements with Connected Parties
7.4.1	There are no existing contracts or arrangements material to the business of the Group between, on the one hand, any Group Company or Business Seller and, on the other hand, any Seller or any other member of the Sellers’ Group other than on normal commercial terms in the ordinary course of business.

7.4.2	No Group Company or Business Seller (in connection with the European Business) is party to any contract material to the business of the Group with any current or former employee or current or former director or officer of any such Group Company or Business Seller or any person connected with any of such persons, or in which any such person as aforesaid is interested (whether directly or indirectly), other than on normal commercial terms in the ordinary course of business.
8	Employees and Employee Benefits

8.1	Employees and Terms of Employment
8.1.1	The Disclosure Letter contains details, in relation to each Hotel at the date of this Agreement, of:
(i)	the total number and grades of Relevant Employees;

(ii)	the salary and other material contractual benefits, period of continuous employment, location, grade and age of each Senior Employee; and

(iii)	specimen terms and conditions of each grade or category of Relevant Employee.
8.1.2	Other than the Business Employees, each Relevant Employee is employed by a Group Company.

8.1.3	No Group Company has made an offer which is outstanding to, or is bound by an agreement to, make any changes to any contractual terms or conditions of employment (as referred to in paragraphs 8.1.1 (iii) of this Schedule 8) of any of the Relevant Employees.

8.1.4	No Relevant Employee is on sick leave which has lasted for eight weeks or more.

8.1.5	No Senior Employee is absent on ordinary or additional maternity leave.

8.1.6	No offers of employment which are outstanding have been made by any Group Company to, or accepted by, any individual who is, or would be (if the offer was accepted) a Senior Employee, save in the ordinary course of business to replace staff.

8.1.7	No Group Company is a party to, bound by or proposing to introduce in respect of any of its directors or Relevant Employees any redundancy payment scheme in addition to statutory redundancy pay, nor is there any formal policy in place for redundancy selection.

8.1.8	No Group Company has incurred any liability which remains undischarged at the date of this Agreement in connection with the termination of employment of any Senior Employee (including redundancy payments) or for failure to comply with any order for the reinstatement or re-engagement of any Relevant Employee. At the date of this Agreement there is no outstanding order for the re-instatement or re-engagement of any of the Relevant Employees or a former employee of a Group Company.

8.1.9	No Group Company is involved in any material industrial or trade dispute or negotiation with any trade union or other group or organisation representing Relevant Employees and there is no outstanding liability on the part of the Group Companies or any of them in respect of any such dispute and so far as the Sellers are aware, at the date of this Agreement there is nothing likely to give rise to such a dispute or claim.
8.2	Termination of Employment
8.2.1	Between 1 January 2006 and the date two Business Days prior to the date of this Agreement, no Senior Employee has given or received notice terminating his or her employment.

8.2.2	Between 1 January 2006 and the date two Business Days prior to the date of this Agreement, there have been no proposals to terminate the employment of any Senior Employee.
8.3	Works Councils and Employee Representative Bodies

The Disclosure Letter lists all employee representative bodies which by law or any collective bargaining agreement have the right to be informed and consulted on matters which affect the Relevant Employees.

8.4	Consultancy Arrangements

No Group Company is a party to any Consultancy Agreement and there are no proposals for any Group Company to enter into any Consultancy Agreement.

8.5	Collective Bargaining Agreements etc.

Other than national collective bargaining agreements or industry-wide collective agreements, the union recognition agreements, collective agreements and European Works Council agreements listed in the Disclosure Letter are all the agreements between the Group Companies and trade unions or representative bodies.

8.6	Bonus or other Profit-related Schemes

There are attached to the Disclosure Letter the rules and other documentation relating to all share incentive, share option, profit sharing, bonus or other incentive arrangements for or affecting any Relevant Employees or other workers or former employees or other former workers of the Group Companies in the last 12 months.

8.7	Group Retirement Benefit Arrangements
8.7.1	The Retirement Benefit Arrangements are the only arrangements under which the Group Companies or the European Business make payments for providing retirement, death, disability or life assurance benefits except for state or mandatory social security arrangements or mandatory collective bargaining arrangements to which any of the Group Companies or the European Business contribute in compliance with any law or regulation.

8.7.2	The Retirement Benefit Arrangements comply and have been managed at all times in all material respects with all legal and regulatory requirements.
9	Legal Compliance

9.1	Licences and Consents
9.1.1	All licences, consents, authorisations, orders, warrants, confirmations, permissions, certificates, approvals, registrations and authorities necessary for and material to the carrying on of the business of the Group Companies and the European Business as now carried on have been obtained, are in force and are being complied with in all material respects as at the date hereof.

9.1.2	None of the Sellers have received any claim notice with respect to those and so far as the Sellers are aware there is no reason why any of them should be suspended, modified or revoked (including as a result of the change of control of the Group Companies or the European Business).
9.2	Compliance with Laws
9.2.1	So far as the Sellers are aware, there is no investigation disciplinary proceeding or enquiry by, or order, decree, decision or judgment of, any court, tribunal, arbitrator, governmental agency or regulatory body outstanding against any Group Company or any Business Seller or any person for whose acts or defaults it may be vicariously liable which will have a material adverse effect upon the business of the Group.

9.2.2	No Group Company or Business Seller has received any written notice during the past 12 months from any court, tribunal, arbitrator, governmental agency or regulatory body with respect to a violation and/or failure to comply with any such applicable law or regulation, or requiring it to take or omit any action which in any case would have a material adverse effect on the business of the Group.

9.2.3	In the last three years, no Group Company has given any financial assistance in connection with the acquisition of shares which assistance is prohibited under applicable laws.

9.2.4	In the last three years, all dividends or distributions declared, made or paid by any Group Company have been declared, made or paid in accordance with its memorandum and articles of association and the applicable provisions of the laws of its jurisdiction of incorporation.

10	Environment

10.1	Definitions

For the purposes of this paragraph 10:

“Environment” means all or any of the following media (alone or in combination): air (including the air within buildings and the air within other natural or man-made structures whether above or below ground); water (including water under or within land but excluding water in drains or sewers); soil and land; and any ecological systems and living organisms supported by these media, including man and his property;

“Environmental Law” means all applicable laws (including, for the avoidance of doubt, common law), statutes, regulations, statutory guidance notes and final and binding court and other tribunal decisions of any relevant jurisdiction (including without limitation the laws of the European Union) in force in the relevant jurisdiction at the date hereof whose purpose is to protect, or prevent pollution of, the Environment or to regulate emissions, discharges, or releases of Hazardous Substances into the Environment or to regulate the use, treatment, storage, burial, disposal, transport or handling of Hazardous Substances, or health and safety laws and all bye-laws, codes, regulations, decrees or orders issued or promulgated or approved thereunder or in connection therewith to the extent that the same have force of law at the date hereof but excluding zoning and planning laws;

“Environmental Permit” means any licence, approval, authorisation, permission, notification, waiver, order or exemption which is issued, granted or required under Environmental Law which is material to the operation of the business of the Group on or before the date hereof;

“Hazardous Substances” means any natural or artificial substance of any nature (whether in the form of a solid, liquid, gas or vapour alone or in combination with any other substance) which is capable of causing harm or damage to the Environment or a nuisance to any person; and

“Relevant Period” means the period commencing two years prior to the date hereof and ending on the date hereof.

10.2	Compliance

So far as the Sellers are aware, each Group Company and each Business Seller is conducting, and during the Relevant Period has conducted, the business of the Group in material compliance with Environmental Law.

10.3	Permits

So far as the Sellers are aware, all Environmental Permits required under Environmental Law:
10.3.1	have been obtained;

10.3.2	are in force; and

10.3.3	have been complied with in all material respects during the Relevant Period.

10.4	Claims

No Group Company or Business Seller has received any written notice during the Relevant Period of any civil, criminal or regulatory claim or suit relating to Environmental Law or Environmental Permits which is likely to give rise to a material liability.

11	Litigation

11.1	Current Proceedings

No Group Company or Business Seller is involved whether as claimant or defendant or other party in any claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration (other than as claimant in the collection of debts arising in the ordinary course of its business none of which exceeds €500,000) which is material to the business of the Group.

11.2	Pending or Threatened Proceedings

So far as the Sellers are aware, no such claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration of material importance is pending or threatened by or against any Group Company or any Business Seller.

11.3	No court orders etc

No Business Seller nor any Group Company is bound by any existing judgments or rulings, and in the last three years have not given any continuing undertakings arising from legal proceedings to any court, governmental agency, regulator or third party, which in any case has had a material adverse effect on the business of Group.

12	Insurance

12.1	Particulars of Insurances
12.1.1	Summary particulars of the insurances of the Group Companies and the Business Sellers material to the business of the Group are contained in the Disclosure Letter to which summaries of the policies are attached. These summary particulars are accurate and complete.

12.1.2	The Sellers warrant that except for the following coverage sections within its public liability insurances: Financial Loss, Advertising Liability, Libel and Slander and Professional Indemnity, which coverage sections provide cover on a claims made and notified basis, the Sellers’ public liability insurances are arranged on a claims occurring basis.
12.2	Details on Policies

In respect of the insurances referred to in paragraph 12.1:
12.2.1	all premiums have been duly paid to date;

12.2.2	none of the Sellers has received any notification that such insurances are not valid or enforceable; and

12.2.3	all statutory requirements to purchase insurance have been complied with by the Group Companies and the Business Sellers including any statutory requirements to keep evidence of such insurance.
12.3	Claims
12.3.1	Details of all claims made under the insurances referred to in paragraph 12.1 are set out in the Disclosure Letter.

12.3.2	So far as the Sellers are aware, no Group Company has suffered any damages during the three last financial years that has given or is reasonably likely to give rise to a material increase in any insurance premium or deductible for such Group Company.
13	Tax

13.1	Tax Returns and Compliance
13.1.1	All material registrations, returns, computations, notices and information which are or have been required to be made or given by each Group Company for any Taxation purpose have been made or given within the requisite periods and on a proper basis and are up-to-date and correct and all records required by law to be maintained for Tax purposes have been so maintained.

13.1.2	Each Group Company has properly made all material deductions, withholdings and retentions required to be made in respect of any actual or deemed payment made or benefit provided on or before the date of this Agreement and has to the extent required by law accounted for all such deductions, withholdings and retentions.

13.1.3	Each Group Company has paid all material Tax which it has become liable to pay and is not, and has not in the four years ending on the date of this Agreement been, liable to pay a penalty, surcharge, fine or interest in connection with Tax and, so far as the Sellers are aware, there are no circumstances by reason of which any Group Company may become liable to pay any penalty, fine or interest (other than interest under section 233a German General Tax Act) in connection with Tax.

13.1.4	In the last four years ending on the date of this Agreement no Group Company has been subject to any investigation or non-routine audit or visit by any Tax Authority.
13.2	Consents, clearances

Within the last four years ending on the date of this Agreement, no transaction in respect of which any consent or clearance was required or obtained from any Tax Authority has been entered into or carried out by any Group Company without such consent or clearance having been properly obtained and all information supplied to any Tax Authority in connection with any such consent or clearance fully and accurately disclosed all facts and circumstances material to the giving of such consent or clearance. Any transaction for which such consent or clearance was obtained has been carried out only in accordance with the terms of such consent or clearance and the application on which the consent or clearance was based including any variations or amendments thereto. No facts or circumstances have arisen since any such consent or clearance was obtained which would cause the consent or clearance to become invalid or ineffective.

13.3	Special arrangements

No Tax Authority has operated or agreed to operate any special arrangement (being an arrangement which is not based on relevant legislation or any published practice) in relation to any Group Company’s affairs and which subsists at the date of this Agreement.

13.4	Value Added Tax

In relation to the each Group Company:
13.4.1	it is registered for the purposes of VAT, has been so registered at all times that it has been required to be registered by VAT legislation in the last four years ending on the date of this Agreement, and such registration is not subject to any non-statutory conditions imposed by or agreed with the relevant Tax Authority;

13.4.2	it has maintained and obtained at all times complete, correct and up-to-date records, invoices and other documents (as the case may be) required by the relevant VAT legislation and has preserved such records, invoices and other documents in such form and for such periods as are required by VAT legislation; and

13.4.3	it is not and has not been treated as a member of a group for the purposes of VAT legislation, and has not applied for such treatment.
13.5	Stamp Duty/ Capital Duty
13.5.1	All documents in the possession or under the control of each Group Company or to the production of which any Group Company is entitled which establish or are necessary to establish the title of any Group Company to any asset, or by virtue of which any Group Company has any right, have been duly stamped and any applicable stamp duties or similar duties or charges in respect of such documents have been duly accounted for and paid.

13.5.2	All duties, fees and penalties payable in respect of the capital of each Group Company (including any premium over nominal value at which any share was issued) have been duly accounted for and paid, and there are no circumstances under which any relief obtained against payment of any such amount could be withdrawn.
14	Authority and Capacity
14.1.1	Each of the Sellers and each Group Company is validly existing and is a company duly incorporated under the law of its jurisdiction of incorporation.

14.1.2	Each of the Sellers has the legal right and full power and authority to enter into and perform this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement and to fulfil its obligations pursuant hereto.

14.1.3	The documents referred to in paragraph 14.1.2 will, when executed, constitute valid and binding obligations on each of the Sellers, in accordance with their respective terms.

14.1.4	The Sellers have not been and are not insolvent nor are they the subject of any provisional stay of actions (or similar proceedings), no winding up petition has been issued against any of the Sellers and so far as the Sellers are aware there is no reason why the Sellers should be the subject of any such proceedings or decision.

14.1.5	Each of the Sellers has taken or will have taken by Completion ail corporate action required by it to authorise it to enter into and to perform this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement.

Schedule 9
Warranties given by the Purchasers and the Purchasers’ Guarantor
(Clause 10.4)
1	Authority and Capacity

1.1	Incorporation

Each of the Purchasers and the Purchasers’ Guarantor is validly existing and a company duly incorporated under the laws of the jurisdiction of its registered office referred to in Schedule 1.

1.2	Authority to Enter into Agreement
1.2.1	Each of the Purchasers and the Purchasers’ Guarantor has the legal right and full power and authority to enter into and perform this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement.

1.2.2	The documents referred to in paragraph 1.2.1 will, when executed, constitute valid and binding obligations on the Purchasers and the Purchasers’ Guarantor respectively in accordance with their respective terms.
1.3	Authorisation

Each of the Purchasers and the Purchasers’ Guarantor has taken or will have taken by Completion all corporate action required by it to authorise it to enter into and perform this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement.

2	Financing

The Purchasers have adequate financial resources and irrevocably committed facilities in place to satisfy its obligations on Completion to the Sellers under this Agreement.

Schedule 10
Sellers’ Knowledge
(Clause 10.1. 5)

(1)	(2)	(3)
Person	Area of Business	Sellers’ Warranties
Marten Foxon	Senior Vice President Transactions EMEA	All other than Tax

Mike Goodson	Senior Vice President Capital and Asset Management	All other than Tax

David Coles	Vice President — UK Pensions	Pensions (Sellers’ Warranty 8.7)

Colin Garwood	Vice President — Tax	Tax (Sellers’ Warranty 13)

Samantha Ward	Director, Transactions and Asset Management	All other than Tax

Catherine Springett	Head of Company Secretariat	Insolvency (Sellers’ Warranty 1 .2) Constitutional Documents (Sellers’ Warranty 1.3)

Nigel Stocks	Senior Vice President and General Counsel EMEA	All other than Tax

Marleen Van Nijverseel	Director, HR Policy and Legal Compliance Director	Employment (Sellers’ Warranties 8.1 to 8.6)

Robin Wicks	Chief Operating Officer (Europe Holiday Inn brands)	Contracts (Sellers’ Warranty 7) Employment (Sellers’ Warranties 8.1 to 8.6) Legal Compliance (Seller’s Warranty 9)

Andrew Gill	Vice President — Finance & Business Support Europe	Audited Accounts (Sellers’ Warranties 2.1 , 2.2, 2.3 and 2.4)
Guarantees (Sellers’ Warranty 3)
Ownership of Assets (Sellers’ Warranties 5.1 and 5.2)

Simon Ford	Vice President — Technical Services	Property (Sellers’ Warranty 4.4)

Jackie Harding	Vice President Business Service Centre (EMEA)	Audited Accounts (Sellers’ Warranty 2)

Jürg Schmittem	Director BSC Satellite Office	Audited Accounts (Sellers’ Warranty 2)

Annie Brown	Vice President Commercial Development	Leased Assets (Sellers’ Warranty 5.2)
Contracts and Compliance with Agreements (Sellers’ Warranties 7.1 and 7.2)

Larry Callaghan	Senior Vice President IT (EMEA)	Leased Assets (Sellers’ Warranty 5.2)
Information Technology (Sellers’ Warranties 6.2, 6.3, 6.4 and 6.5)

(1)	(2)	(3)
Person	Area of Business	Sellers’ Warranties
Hans Hoehener	Director of Operations CP, HI, EXHI Hotels France and Switzerland and GM HI Paris République	In respect of France only: Insolvency (Sellers’ Warranty 1 .2) Changes since the Accounts Date (Sellers’ Warranty 2.4) Data Protection (Sellers’ Warranties 6.6, 6.7, 6.8 and 6.9)
Contracts (Sellers’ Warranty 7)
Employment (Sellers’ Warranties 8.1 to 8.6)
Legal Compliance (Sellers’ Warranty 9)
Environment (Sellers’ Warranty 10)
Litigation (Sellers’ Warranty 11)

Luciano Lusardi	Director of Operations CP, HI, EXHI Hotels South and GM HI Madrid	In respect of Italy and Spain only: Insolvency (Sellers’ Warranty 1.2) Changes since the Accounts Date (Sellers’ Warranty 2.4)
Data Protection (Sellers’ Warranties 6.6, 6.7, 6.8 and 6.9)
Contracts (Sellers’ Warranty 7)
Employment (Sellers’ Warranties 8.1 to 8.6)
Legal Compliance (Sellers’ Warranty 9)
Environment (Sellers’ Warranty 10)
Litigation (Sellers’ Warranty 11)

Rob Spiekerman	Director of Operations CP, HI, EXHI Hotels Austria, Eastern Europe and Benelux and GM HI Vienna South	In respect of Benelux only:
Insolvency (Sellers’ Warranty 1.2)
Changes since the Accounts Date (Sellers’ Warranty 2.4)
Data Protection (Sellers’ Warranties 6.6, 6.7, 6.8 and 6.9)
Contracts (Sellers’ Warranty 7)

Employment (Sellers’ Warranties 8.1 to 8.6)
Legal Compliance (Sellers’ Warranty 9)
Environment (Sellers’ Warranty 10)
Litigation (Sellers’ Warranty 11)

Joep Peeters	Director of Operations CP, HI, EXHI Hotels Germany and GM HI Munich City Centre	In respect of Germany only: Insolvency (Sellers’ Warranty 1.2)

(1)	(2)	(3)
Person	Area of Business	Sellers’ Warranties
Changes since the Accounts Date (Sellers’ Warranty 2.4)
Data Protection (Sellers’ Warranties 6,6, 6.7, 6. 8 and 6.9)
Contracts (Sellers’ Warranty 7)
Employment (Sellers’ Warranties 8.1 to 8.6)
Legal Compliance (Seller’s Warranty 9)
Environment (Sellers’ Warranty 10)
Litigation (Sellers’ Warranty 11)

Jean Charles Denis	Area Director, Finance and Business Support	In respect of France, Italy and Spain only: Insolvency (Sellers’ Warranty 1 .2) Audited Accounts (Sellers’ Warranties 2.3, 2.4)
Guarantees (Sellers’ Warranty 3)
Leased Assets (Sellers’ Warranty 5.2)
Data Protection (Sellers’ Warranties 6.6, 6.7, 6.8 and 6.9)
Contracts (Sellers’ Warranty 7)
Environment (Sellers’ Warranty 10)
Litigation (Sellers’ Warranty 11)

Matthias Putz	Area Manager, Finance and Business Support	In respect of Austria only: Insolvency (Sellers’ Warranty 1 .2) Audited Accounts (Sellers’ Warranties 2.3, 2.4)
Guarantees (Sellers’ Warranty 3)
Leased Assets (Sellers’ Warranty 5.2)
Data Protection (Sellers’ Warranties 6.6, 6.7, 6.8 and 6.9)
Contracts (Sellers’ Warranty 7)
Environment (Sellers’ Warranty 10)
Litigation (Sellers’ Warranty 11)

Arno Oppolzer	Area Director, Finance and Business Support	In respect of Germany only: Insolvency (Sellers’ Warranty 1 .2) Audited Accounts (Sellers’ Warranties 2.3, 2.4)
Guarantees (Sellers’ Warranty 3)
Leased Assets (Sellers’ Warranty 5.2)

(1)	(2)	(3)
Person	Area of Business	Sellers’ Warranties
Data Protection (Sellers’ Warranties 6.6, 6.7, 6.8 and 6.9)
Contracts (Sellers’ Warranty 7)
Environment (Sellers’ Warranty 10)
Litigation (Sellers’ Warranty 11)

Gisele Ford	Area Director Satellite Office France	In respect of France only:
Insolvency (Sellers’ Warranty 1 .2)
Audited Accounts (Sellers’ Warranty 2)
Changes since the Accounts Date (Sellers’ Warranty 2.4)
Guarantees (Sellers’ Warranty 3)

Data Protection (Sellers’ Warranties 6.6, 6.7, 6.8 and 6.9)
Environment (Sellers’ Warranty 10)
Litigation (Sellers’ Warranty 11)

Paul Berge	Finance	In respect of Benelux only:
Insolvency (Sellers’ Warranty 1 .2)
Changes since the Accounts Date (Sellers’ Warranty 2.4)
Data Protection (Sellers’ Warranties 6.6, 6.7, 6.8 and 6.9)
Contracts (Sellers’ Warranty 7)
Legal Compliance (Sellers’ Warranty 9)
Environment (Sellers’ Warranty 10)
Litigation (Sellers’ Warranty 11)

Enrique Sanchez	Hotel Financial Controller	In respect of Spain only:
Insolvency (Sellers’ Warranty 1 .2)
Changes since the Accounts Date (Sellers’ Warranty 2.4)
Data Protection (Sellers’ Warranties 6.6, 6.7, 6.8 and 6.9)
Contracts (Sellers’ Warranty 7)
Legal Compliance (Sellers Warranty 9)
Environment (Sellers’ Warranty 10)
Litigation (Sellers’ Warranty 11)

(1)	(2)	(3)
Person	Area of Business	Sellers’ Warranties
Laura Bianchi	Financial Controller and HI SPA Coordinator	In respect of Italy only: Insolvency (Sellers’ Warranty 1,2)
Changes since the Accounts Date (Sellers’ Warranty 2.4)
Data Protection (Sellers’ Warranties 6.6, 6.7, 6.8 and 6.9)
Contracts (Sellers’ Warranty 7)
Legal Compliance (Sellers’ Warranty 9)
Environment (Sellers’ Warranty 10)
Litigation (Sellers’ Warranty 11)

Arnd Stahl	Area Director Satellite Office Germany	In respect of Germany only: Audited Accounts (Sellers’ Warranty 2)

Patricica Van Eekhout	Area Director Benelux Satellite Office	In respect of Benelux only:
Audited Accounts (Sellers’ Warranty 2)

Schedule 11
Split Contracts
(Clause 15.3.3)
1	Service Agreement between Intercontinental Hotels Management mbH, Intercontinental Hotels Betriebsgesellschaft mbH, Holiday Inn Hotelgesellschaft mbH and progros, pro GroBverbraucher Einkaufsgesellschaft mbH.

2	Arrangements relating to the supply of electricity between Holiday Inns BV, International Hotels BV, Holiday Inns (Eindhoven) BV, Amstel Hotel Maatschappij BV and Rendo energielevering BV.

3	Arrangements relating to the supply of gas between Holiday Inns BV, International Hotels BV, Holiday Inns (Eindhoven) BV and RWE.

Schedule 12
Inter-Group Debt
(Clause 6.4)
Part 1
Inter-Group Debt owed from the Group Companies to the Sellers’ Group

Lender	Borrower	Amount €
BHR Luxembourg S.à r.l.	Airport Garden Hotel NV	39,000,000
Six Continents Limited	Holiday Inn SpA	7,775,000
	TOTAL	46,775,000
Part 2
Inter-Group Debt owed from the Sellers’ Group to the Group Companies
N/A

Schedule 13
Retirement Benefit Arrangements
Belgium
Winterthur defined benefit pension plan
Fortis AG defined contribution pension plan
Winterthur Life Insurance Plan
Germany
Winterthur direct commitment pension scheme
Generali reinsured support fund
HOGA Rente
Italy
FON.TE supplementary pension fund
Q.u.A.S supplementary health insurance fund (only for managers)
The Netherlands
Winterthur defined benefit plan
IHG Delta Lloyd Nederland defined contribution Personal Pension Scheme
Hotel Industry Pension Fund (HORECAFOND)
Delta Lloyd Defined Benefit Pension Plan
General:
IHG International Savings and Retirement Plan

Schedule 14
Permitted Pre-Completion Actions
(Clause 5.1)
Between the date of this Agreement and Completion, the Sellers shall be entitled to take (or procure that the relevant European Business or Group Company takes) any and all necessary actions in connection with:
(i)	the declaration and payment of a dividend of up to €6m by Holiday Inns France et CIE SAS;

(ii)	the buy back of shares by Holiday Inns von Deutschland GmbH for a purchase price of up to €100m at a market value price based on the purchase price set out in Schedule 1 for an amount approximately equal to the surplus monetary assets of HIVD at the date of the repurchase;

(iii)	the amendment to the accounting reference periods for:
(a)	Holiday Inn Hotelgesellschaft mbH;

(b)	Holiday Inns von Deutschland GmbH;

(c)	Hochstrasse 3 Hotelgesellschaft mbH;

(d)	Limnä Hotelbetriebsgesellschaft mbH & Co. Verwaltungs-KG;

(e)	Limnä Hotelbetriebs GmbH;

(f)	HOB Hotelbesitz- und Verwaltungs GmbH & Co. Objekt Graumannsweg KG;

(g)	HOB Hotelbesitz- und Verwaltungs GmbH;

(h)	BVH Hotelbesitzgesellschaft mbH & Co. Verwaltungs-KG; and

(i)	BVH Hotelbesitzgesellschaft mbH;
(iv)	the termination of the Profit and Loss Transfer Agreements (such termination to take effect on or before Completion);

(v)	the entering into of arrangements to allow for the payment of the guaranteed dividends for 2005 and 2006 to SC Hotels UK Pensions S.à r.l. prior to Completion;

(vi)	the possible sale by Holiday Inns BV of CP Hilton Head Corp to BHR Holdings BV or another member of the Sellers’ Group;

(vii)	any other steps in connection with the Pre-Sale Reorganisation Documents which have not been completed prior to the date of this Agreement;

(viii)	the charging and invoicing of inter-company costs by the Sellers’ Group to the Group Companies;

(ix)	the issue and cancellation prior to Completion of discount notes by Six Continents Limited to Holiday Inns France et CIE SAS and/or Holiday Inns BV and/or Holiday Inns von Deutschland gmbH;

(x)	the removal of Gelin KG from register of members of HOB Hotelbesitz und Verwaltungs GmbH & Co. Objekt Graumannsweg KG;

(xi)	the entry into formal lease arrangements in respect of certain offices at HI Amsterdam hotel currently occupied by Sellers’ Group sales and Holidex training staff;

(xii)	the loan of €35million from Holiday Inns (Germany) LLC to Holiday Inns Hotelgesellschaft mbH — i.e. the German Debt to be assigned pursuant to the Debt Assignment Agreement on Completion;

(xiii)	any outstanding settlement and refinancing transactions resulting from the actions as described in this Schedule 14, or as set out in the Disclosure Letter;

(xiv)	termination of the Sellers’ Group cash pooling arrangements in respect of Holiday Inns Vienna South;

(xv)	completion of the assignment of the trademarks registered by Holiday Inns France et Cie SAS (Registration Number 330655 “HOLIDAY INN AND GREAT SIGN”) and Holiday Inns von Deutschland GmbH (Registration Number 1041259 “HOLIDAY INNS VON DEUTSCHLAND”) to Six Continents Hotels, Inc;

(xvi)	the transfer of the employees listed in Schedule 15 (Arno Oppolzer and Matthias Putz) from Group Companies to Sellers’ Group;

(xvii)	the variation of the Sellers’ Group Contracts to provide that the Hotels no longer benefit from the Sellers’ Group Contracts; and

(xviii)	the removal from the board of directors of Holiday Inns BV of Jozias Jumelet.

Schedule 15
Transferring Employees
(Clause 10.4.3)
Employees transferred from Group Companies to Sellers’ Group prior to the date of this Agreement

Employee	Job Title
Michael Kooitje	Area Director of Sales (Benelux)

Michael Hoffman	Training Manager

Benedict Schwerm	Financial Controller

Pascal Sanglier	IT Manager

Rob Spiekerman	Director of Operations/General Manager of HI Vienna South

Francesco Schiavoni	Area General Manager ExHI Spain/General Manager ExHI Valencia
Employees to be transferred between the date of this Agreement and
Completion

Employee	Job Title
Arno Oppolzer	Area Director of Finance and Business Support Germany

Matthias Putz	Area Manager Finance and Business Support

Schedule 16
Seller Retained Costs
(Part 1 of Schedule 6)
Part 1
Regulatory standard Fire and Life Safety Works at Milan and Bologna
Milan

Item
No.	Property/Detail

HI Milan

1st Basement Cloakroom

1	Demolition works

2	Fire damper aeration grills

1st Basement Water Treatment Facilities

3	Fire damper aeration grills

1st Basement Storage Areas

4	Demolition works

5	Fire walls

6	Fire doors and related accessories

Other

7	Electrical works

8	Air filters

9	Fire extinguishers
Bologna

Item
No.	Property/Detail

HI Bologna City

Storage Areas (Basement / All Floors)

Item
No.	Property/Detail

10	Replacement of doors

11	Improvements to walls

12	Improvements to ventilation

Guest Rooms (All Floors)

13	Replacement of all doors

Lifts

14	Replacement of guest doors at ground floor level, and replacement of service lift

Fire Stairs

15	Replacement of existing fire staircase for the west wing of the bedroom block and installation of a new fire staircase for the first floor east wing meeting rooms

Power Generators

16	Installation of new power generator outside building

Boilers (Kitchen and General)

17	Improvements to existing boiler and installation of new boiler

Fire Safety Equipment

18	Upgrading of fire extinguishers

19	New fire detection equipment

20	Upgrading of smoke filters

Other

21	Improvements to passageways lighting

22	Replacement of all non-regulation compliant materials in building

23	Improvements to safety instructions and procedures, particularly regarding disabled guest evacuation

24	Improvements to signs relating to fire escapes, fire extinguishers etc
Part 2
Brand standard Fire and Life Safety Works

Item				Cost
No.	Property/Detail			€

	CP Antwerp

	Dead End

25	Extra fire doors (24 sets @ 2500)?	24	2500	60,000

26	Control Systems	1	13000	13,000

27	Extra Smoke Detectors	24	250	6,000

	Other

28	Basement fire doors	26	750	19,500

29	Interconnecting doors			10,000

30	Disabled items	2	1500	3,000	Cord pulls

31	Roof rails (URS)			—

	CP Brussels Airport

32	Life buoys	2	400	800

33	Disabled items			2,000

34	Emergency Phone in Leisure			400

	S/T

	CP Hamburg

35	Repairs to basement sprinklers				Maintenance

36	Roof protection system (anchor points)			10,000	Based on Quotations at Bologna

	S/T

	CP Heidelberg

37	4 No maids rooms doors	4	1500	6,000

38	Car Park lighting			5,000

39	Fire damper	10	1000	10,000

40	Disabled items			—	Room sold — not inspected

41	Sprinklers/Lifts/lighting/smoke extract			—

	(URS)

	S/T

	HI Amsterdam

42	Escape door to meeting room			25,000

43	Db increase in fire alarm under review (local regs)	120	150	18,000	8 sounders per floor

Item				Cost
No.	Property/Detail			€

44	Fire separation works				Maintenance

	S/T

	HI Florence

45	Emergency Lighting to stairs			6,000	As quotes by hotel

46	Fire Stopping			—	Maintenance

	S/T

	HI Munich City Centre

47	Banquet Kitchen floor	150	150	22,500

	S/T

	ExHI Cologne Mulheim

48	Push pads to GF escape doors	4	600	2,400

49	Additional self closers	3	500	1,500

50	Db increase in fire alarm	1	15000	15,000

51	Kitchen cut out switch	1	1000	1,000

52	Lift lights	1	1000	1,000

53	Disabled items	1	1500	1,500	Shaver skt, scald guard, robe hook

	S/T

	ExHI Dortmund

54	Push pads to GF escape doors	5	600	3,000

55	Increase in fire alarm Db	1	1500	15,000

	S/T

	ExHI Frankfurt Airport

56	Push pads to GF escape doors	5	600	3,000

57	Fire damper to linen chute	1	1000	1,000

58	Window restrictions	18	200	3,600

59	Disabled Items	2	2200	4,400	Pull cord, emergency Itg, scald guard, 2 rooms

	Fire Dampers (URS)

	S/T

	ExHI Munich Messe

60	Additional emergency light fittings	10	300	3,000

Item				Cost
No.	Property/Detail			€
	S/T

	ExHI Cologne Troisdorf

61	Push pads to GF escape doors	5	600	3,000

62	Smoke detectors	8	250	2,000

63	Window restrictors	110	200	22,000

	Disabled items	1	2000	2,000	Emerg Ltg, scald guard, door closer

	S/T

	ExHI Berlin Anhalter Bahnhof

64	Self closing linen chute doors	6	500	3,000

	S/T

	ExHI Dusseldorf North

65	Push pads to GF escape doors	5	600	3,000

66	Doors swing to be changed on meeting room	1		500

67	Additional emergency light fittings	10	300	3,000

68	Self closing linen chute doors	5	500	2,500

	S/T

	ExHI Frankfurt Messe

69	Push pads to GF escape doors	5	600	3,000

70	Fire escape path to GL	1	2000	2,000

71	Fire damper to linen chute	1	1000	1,000

72	Disabled items	2	1000	2,000	Pull cord, emergency Itg, 2 rooms

	S/T

	ExHI Alicante

73	Additional fire doors	2	750	1,500

74	Extra fuel take for generator	1	1500	1,500

75	Lift control systems	1	1000	1,000

	S/T

	ExHI Valencia

	Dead End

76	Extra fire doors (10 sets @ 2500)	10	2500	25,000

Item				Cost
No.	Property/Detail			€

77	Control systems	1	8000	8,000

78	Extra Smoke Detectors	10	250	2,500

	Other			—

79	Window Restrictors	123	200	24,600

80	Lift control systems	1	1000	1,000

81	CCTV	1	5000	5,000

	S/T

	CP Schipol Airport

82	Disabled items	2	8000	16,000	Rooms exist therefore minor adjustments

	S/T

	HI Vienna South

83	Push pads to GF escape doors	9	600	5,400

84	Additional Smoke detectors	10	250	2,500

85	Exit signs	4	400	1,600	Staff lockers

		1	400	400	WC

86	Disabled items			5,600	Alarm — 3600, closer 2 x 500, alarm kit 1000

87	Safety rails (URS)

	S/T

	HI Milan Lorenteggio

88	Kitchen fire suppression			10,000

89	Disabled items			4,200	CCA raised and work in progress

90	Other works (tenant share overall work to get fire certificate)			130,000	CCA raised and work in progress

	Fire detection (URS)

	S/T

	HI Paris Republique

91	Fire alarm system changes			230,000	Whole new system

92	Smoke extract & fire compartmentation	20	5000	100,000	Doors

				100,000	Burro Happold

				100,000	Builders Work — allowance

Item				Cost
No.	Property/Detail			€

93	CCTV			2,000

94	Disabled items	5	1000	5,000	Alarm kits

95	Back-up power (URS)	5	1000	5,000	Alarms

	S/T
				1,109,400

Schedule 17
Litigation
1.	The claim against Holiday Inns BV by the administrator of Enerco Global for an amount of €162,631 as described in more detail at paragraph 11.1 of the Disclosure Letter;

2.	Belgium, Mayfair Hotel litigation with a claim of approximately €830,000 as described in more detail at paragraph 11.1 and 10.4 of the Disclosure Letter;

3.	The claim by the owner of the hotel for mismanagement for an amount of €5,000,000 in respect of HI Avignon as described in more detail at paragraph 11.1 of the Disclosure Letter; and

4.	The claim by IZD for wrongful termination of an Operating Management Agreement in respect of CP Vienna as described in more detail at paragraphs 3.1.2. and 11.1 of the Disclosure Letter.